   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1995.

                                                              FILE NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                INTERFACE, INC.
               (Exact name of issuer as specified in its charter)

             GEORGIA                            2822                           58-1451243
 (State or other jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)      Classification Code Number)         Identification Number)

           2859 PACES FERRY ROAD, SUITE 2000, ATLANTA, GEORGIA 30339
                                 (770) 437-6800
  (Address, including zip code, and telephone number, including area code, of issuer's principal executive offices)
                            DAVID W. PORTER, ESQUIRE
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                INTERFACE, INC.
           2859 PACES FERRY ROAD, SUITE 2000, ATLANTA, GEORGIA 30339
                                 (770) 437-6800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                            W. RANDY EADDY, ESQUIRE
                               KILPATRICK & CODY
               1100 PEACHTREE STREET, ATLANTA, GEORGIA 30309-4530
                           TELEPHONE: (404) 815-6500
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
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                                                            PROPOSED MAXIMUM PROPOSED MAXIMUM
                                                 AMOUNT      OFFERING PRICE    AGGREGATE       AMOUNT OF
           TITLE OF EACH CLASS OF                TO BE            PER           OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED            REGISTERED       UNIT(1)          PRICE            FEE
------------------------------------------------------------------------------------------------------------
9 1/2% Senior Subordinated Notes Due 2005,
  Series B..................................   $125,000,000       100%        $125,000,000      $25,000
------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees(2)....................       (3)            (3)             (3)             (3)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2) The Company's principal wholly-owned domestic subsidiaries, Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Rockland React-Rite, Inc., Bentley Mills, Inc., and Prince Street Technologies, Ltd. (collectively, the "Guarantors"), have guaranteed on an unsecured, senior subordinated basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 9 1/2% Senior Subordinated Notes, Series B, being registered hereby (the "Subsidiary Guarantees"). The Guarantors are registering the Subsidiary Guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to the Subsidiary Guarantees.
(3) Not applicable.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                INTERFACE, INC.

                             CROSS REFERENCE SHEET
     PURSUANT TO ITEM 501(B) OF REGULATION S-K, SHOWING THE LOCATION IN THE
                                   PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4.

           ITEM NUMBER AND CAPTION IN FORM S-4                    LOCATION OR CAPTION IN PROSPECTUS
----------------------------------------------------------  ---------------------------------------------
A.    INFORMATION ABOUT THE TRANSACTION.
       1.    Forepart of the Registration Statement and
               Outside Front Cover Page of Prospectus.....  Cover Page of Registration Statement; Cross
                                                              Reference Sheet; Outside Front Cover Page
       2.    Inside Front and Outside Back Cover Pages of
               Prospectus.................................  Inside Front Cover Page; Outside Back Cover
                                                              Page
       3.    Risk Factors, Ratio of Earnings to Fixed
               Charges and Other Information..............  Prospectus Summary; Risk Factors; Business;
                                                              Selected Consolidated Financial Data
       4.    Terms of the Transaction.....................  Prospectus Summary; The Exchange Offer;
                                                              Description of the Exchange Notes; Certain
                                                              U.S. Federal Income Tax Consequences
       5.    Pro Forma Financial Information..............  Prospectus Summary; Selected Consolidated
                                                              Financial Data
       6.    Material Contacts with the Company being
               Acquired...................................  Not Applicable
       7.    Additional Information Required for
               Reoffering by Persons and Parties Deemed to
               be Underwriters............................  Not Applicable
       8.    Interests of Named Experts and Counsel.......  Legal Matters
       9.    Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities................................  Not Applicable
B.    INFORMATION ABOUT THE REGISTRANT.
      10.    Information With Respect to S-3
               Registrants................................  Prospectus Summary; Risk Factors;
                                                              Capitalization; Management's Discussion and
                                                              Analysis of Financial Condition and Results
                                                              of Operations; Selected Consolidated
                                                              Financial Data; Business; Management;
                                                              Security Ownership of Management and
                                                              Principal Holders; Description of the
                                                              Exchange Notes; Financial Statements
      11.    Incorporation of Certain Information
               by Reference...............................  Incorporation of Certain Information by
                                                              Reference
      12.    Information With Respect to S-2 or
               S-3 Registrants............................  Not Applicable
      13.    Incorporation of Certain Information
               by Reference...............................  Not Applicable
      14.    Information With Respect to Registrants Other
               Than S-2 or S-3 Registrants................  Not Applicable
C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED.
      15.    Information With Respect to S-3 Companies....  Not Applicable
      16.    Information With Respect to S-2 or
               S-3 Companies..............................  Not Applicable
      17.    Information With Respect to Companies Other
               Than S-2 or S-3 Companies..................  Not Applicable
D.    VOTING AND MANAGEMENT INFORMATION.
      18.    Information if Proxies, Consents or Other
               Authorizations are to be Solicited.........  Not Applicable
      19.    Information if Proxies, Consents or Other
               Authorizations are not to be Solicited or
               in an Exchange Offer.......................  Management

PROSPECTUS

                               [INTERFACE LOGO]

                               OFFER TO EXCHANGE
              9 1/2% SENIOR SUBORDINATED NOTES DUE 2005, SERIES B
                                      FOR
      ALL OUTSTANDING 9 1/2% SENIOR SUBORDINATED NOTES DUE 2005, SERIES A

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., ATLANTA, GEORGIA, TIME
                  ON                  , 1996, UNLESS EXTENDED.

     Interface, Inc., a Georgia corporation (the "Company"), hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $125,000,000 of its 9 1/2% Senior Subordinated Notes Due 2005, Series B (the "Exchange Notes") for up to an aggregate principal amount of $125,000,000 of its outstanding 9 1/2% Senior Subordinated Notes Due 2005, Series A (the "Outstanding Notes"). The terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions related to such registration rights. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Outstanding Notes. The Exchange Notes and the Outstanding Notes are sometimes referred to collectively as the "Notes".

     The Exchange Notes will be unsecured obligations of the Company and subordinated to all existing and future Senior Indebtedness (as defined herein) of the Company. The Exchange Notes will be guaranteed (the "Guarantees"), jointly and severally, on an unsecured, senior subordinated basis, by the Company's principal domestic subsidiaries (the "Guarantors"). The Guarantees will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined herein). As of October 1, 1995, on an adjusted basis after giving effect to the sale of the Outstanding Notes and the application of the net proceeds therefrom and to the redemption (the "Redemption") of the Company's outstanding 8% Convertible Subordinated Debentures due 2013 (the "Convertible Debentures"), the aggregate outstanding principal amount of Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Guarantors was approximately $192.7 million. In addition, the Notes will be effectively subordinated in right of payment to all existing and future liabilities, including trade payables, of the Company's subsidiaries which are not Guarantors, which, as of October 1, 1995, totaled approximately $52.4 million (excluding intercompany liabilities and Senior Indebtedness).

     The Company will accept for exchange any and all Outstanding Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., Atlanta, Georgia
time, on             , 1996, unless extended by the Company in its sole
discretion (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date. If the Company terminates the Exchange Offer and does not accept for exchange any Outstanding Notes with respect to the Exchange Offer, the Company will promptly return the Outstanding Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Outstanding Notes may be tendered only in integral multiples of $1,000.

     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

              THE DATE OF THIS PROSPECTUS IS             , 1996.

(cover page continued)

     Interest on the Exchange Notes will accrue from the date of issuance thereof and will be payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 1996. Holders of the Exchange Notes will receive interest on May 15, 1996 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Outstanding Notes from the later of (i) the most recent date to which interest has been paid thereon and (ii) the date of issuance of the Outstanding Notes, to the date of exchange thereof. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. The Exchange Notes will mature on November 15, 2005 and may be redeemed at the option of the Company on or after November 15, 2000, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. In the event of a Change of Control (as defined herein), the Company will be obligated to make an offer to purchase all of the Notes then outstanding at a redemption price equal to 101% of the principal amount thereof plus accrued interest to the repurchase date. In addition, the Company will be obligated to make an offer to repurchase Notes in the event of certain asset sales. See "Description of the Exchange Notes".

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated November 21, 1995 (the "Registration Rights Agreement") by and among the Company, the Guarantors and Smith Barney, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Robinson-Humphrey Company, Inc., Wheat, First Securities, Inc. and First Chicago Capital Markets, Inc., as the initial purchasers (the "Initial Purchasers"), with respect to the initial sale of the Outstanding Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided that the Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and is not engaged in and does not intend to engage in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for Outstanding Notes if such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

     Prior to the Exchange Offer, there has been no public market for the Exchange Notes. There can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders to sell the Exchange Notes, or the price at which holders would be able to sell the Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Exchange Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Exchange Notes, if such market develops, will not be subject to similar disruptions. Certain of the Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes offered hereby. However, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice.

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses incident to the Exchange Offer.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER, OR A SOLICITATION IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
Available Information......................................................................     3
Incorporation of Certain Information by Reference..........................................     3
Prospectus Summary.........................................................................     4
Risk Factors...............................................................................    12
Use of Proceeds............................................................................    15
Capitalization.............................................................................    16
The Exchange Offer.........................................................................    17
Selected Consolidated Financial Data.......................................................    25
Management's Discussion and Analysis of Financial Condition and Results of Operations......    26
Business...................................................................................    31
Management.................................................................................    42
Security Ownership of Management and Principal Holders.....................................    46
Description of Certain Indebtedness and Other Obligations..................................    48
Description of the Exchange Notes..........................................................    51
Certain U.S. Federal Income Tax Consequences...............................................    80
Plan of Distribution.......................................................................    82
Legal Matters..............................................................................    83
Experts....................................................................................    83
Index to Financial Statements..............................................................   F-1

                             AVAILABLE INFORMATION

    The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement", which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10007. Copies of such material can be obtained from the Company upon request.

    The Company has agreed to file with the Commission, to the extent permitted, and distribute to holders of the Exchange Notes reports, information and documents specified in Sections 13 and 15(d) of the Exchange Act, so long as the Exchange Notes are outstanding, whether or not the Company is subject to such informational requirements of the Exchange Act. While any Exchange Notes remain outstanding, the Company will make available, upon request, to any holder of the Exchange Notes, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Assistant Secretary of the Company at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339, telephone number (770) 437-6800.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents heretofore filed by the Company with the Commission are hereby incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1995; and (ii) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K for its fiscal year ended January 1, 1995. All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the date which is 180 days after the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. As used herein, all references to "adjusted for redemption" mean that the amount involved has been adjusted to give effect to the series of transactions that resulted in the conversion of an aggregate of approximately $2.5 million in principal amount of Convertible Debentures, the use by the Company of approximately $106.0 million of net proceeds from the sale of the Outstanding Notes to pay the redemption price for the remaining Convertible Debentures, and the use of approximately $15.0 million of such net proceeds to repay indebtedness under the Credit Agreement. The definitions of certain capitalized terms used herein are set forth in "Description of the Notes -- Certain Definitions".

                                  THE COMPANY

     Interface, Inc. ("Interface" or the "Company") pioneered the introduction of the carpet tile concept in the United States in 1973, and is now a global manufacturer and marketer of products for the commercial and institutional interiors market. The Company is the leader in the modular carpet segment (which includes six foot roll goods as well as carpet tile) with a 40% worldwide market share. Through its strategic acquisitions of Bentley Mills, Inc. ("Bentley Mills") in 1993 and Prince Street Technologies, Ltd. ("Prince Street") in 1994, the Company entered the broadloom carpet segment with leading product lines for the high quality, designer-oriented sector of that market. The Company, through its Guilford of Maine, Inc. ("Guilford") subsidiary, is also the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share of approximately 50%. In fiscal 1994, the Company had sales of $725 million, with carpet sales of $595 million (82% of the total), and fabric sales of $110 million (15% of the total). The balance of the Company's sales are from its chemicals and specialty products group.

     The Company markets products in over 100 countries around the world under such well-known brand names as Interface and Heuga in modular carpet; Bentley Mills and Prince Street in broadloom carpets; Guilford of Maine, Stevens Linen and Toltec in interior fabrics; and Intersept in chemicals. The Company's principal geographic markets are North America (57% of 1994 sales), the United Kingdom and Western Europe (31% of 1994 sales), and Japan and Australia (5% of 1994 sales). The Company is aggressively developing opportunities in Greater China and Southeast Asia, South America, and Central and Eastern Europe, which represent significant growth markets for the Company. The Company's worldwide marketing efforts are facilitated by having 22 manufacturing facilities at varied locations in North America, Europe, and Australia. Worldwide manufacturing locations enable the Company to compete effectively with local producers in its international markets, while also providing advantages (such as affording international customers more favorable delivery times and freight costs) over competitors who must import their products into such markets. These capabilities are an important competitive advantage to Interface in serving the needs of multinational corporate customers who require uniform products and services at their various locations around the world.

     The Company utilizes an internal marketing and sales force of over 700 experienced personnel (the largest in the commercial floorcovering industry), stationed at 83 locations in 42 countries, to market the Company's carpet products and services in person to its customers. Guilford has its own specialized marketing and sales force (approximately 44 persons) for marketing the Company's principal interior fabrics products. The Company also utilizes independent dealers to achieve additional marketing coverage for all its products. The Company focuses its sales efforts at the design phase of commercial projects. Interface personnel cultivate relationships both with the owners and users of the facilities involved in the projects and with specifiers such as architects, interior designers, engineers and contracting firms who are directly involved in specifying products and who often make or significantly influence purchase decisions. The Company emphasizes its product design and styling capabilities and its ability to provide creative, high value solutions to its customers' needs. Interface marketing and sales personnel also serve as a primary technical resource for the Company's customers, both with respect to product maintenance and service as well as design matters.

INDUSTRY TRENDS AND COMPANY STRENGTHS

     In recent years, the Company's revenue has been derived primarily from the renovation market. The Company believes that the commercial and institutional market for floorcovering products, which experienced a significant decline in demand during the early 1990's, has begun to rebound significantly in the United States primarily due to renovation projects and, to a lesser extent, new construction. In international markets, overall demand for commercial floorcovering products is also beginning to increase, especially in certain countries in the Asia-Pacific region where new construction projects are increasing, and also in more developed markets where products are being used for an increasing number of remodeling or refurbishing projects. The Company also believes that, within the floorcovering market, the demand for modular carpet is increasing worldwide as more customers recognize its advantages in terms of greater design options and flexibility, longer average life, and ease of access to sub-floor wiring.

     Management believes that the Company benefits from several significant competitive advantages, which will assist it in sustaining and enhancing its position as a market leader. The Company's principal strengths include: (i) an excellent reputation for quality, service and reliability; (ii) strong, well-known brand names; (iii) efficient and low-cost manufacturing operations in several locations around the world; (iv) strong customer and architectural and design community relationships; (v) award-winning and innovative product design and development capabilities; and (vi) state-of-the-art production equipment and technologically advanced systems. These strengths coupled with the Company's broad and diversified mix of product lines enable Interface to take a "total interior solution" approach to serving the needs of its customers around the world and position the Company to benefit from the recent industry developments.

BUSINESS STRATEGY AND PRINCIPAL INITIATIVES

     Interface's long-standing corporate strategy has been to diversify and integrate worldwide. The Company seeks to diversify by developing internally or acquiring related product lines and businesses in the commercial interiors field; and to integrate by identifying and developing synergies and operating efficiencies among the Company's diverse products and global businesses. In continuing that strategy, the Company is pursuing the following principal initiatives:

     Enhancement of Design Capabilities. In January 1994, the Company engaged the leading design firm Roman Oakey, Inc. (under an exclusive consulting contract) to augment the Company's internal research, development and design staff. The Company introduced 57 new carpet designs in the U.S. in 1994 (the largest number in one year in the Company's history), and received eight (out of a possible 12) U.S. carpet industry design awards bestowed by the International Interior Design Association, including all five awards in the carpet tile division. Roman Oakey's design services are being extended to the Company's international carpet operations and an affiliate of that firm has been engaged to provide similar design services to the Company's interior fabrics business (which already has significant capabilities in this area).

     Globalization of "Mass Customization" Production Strategy. The goal of "mass customization" is to be able to respond to customers' requirements for custom or highly styled products by quickly and efficiently producing both custom samples and the ultimate products, and to determine proven "winners" that can be manufactured for inventory for broader distribution. Mass customization was introduced to the Company's U.S. carpet tile business in 1994, and its principal components included (i) developing a simplified but versatile yarn utilization system, (ii) investing in highly efficient, state-of-the-art tufting and custom sampling equipment, and (iii) utilizing innovative design and styling to create products. The initiative has resulted in substantial operating improvements in the U.S. carpet tile business in 1995, including improved margins and reduced inventory levels of both raw materials and standard products. The Company is extending the mass customization production initiative to its floorcovering operations in Europe and Australia.

     Diversification, Expansion and Increased Efficiency in the Interior Fabrics Business. In response to a shift in demand towards lighter weight, less expensive fabrics by OEM panel fabric customers, the Company initiated a significant capital investment program at Guilford to consolidate and modernize its yarn manufacturing operations. This program should result in significant efficiencies and cost savings, which are expected to permit recovery of that capital investment in approximately two years, as well as new product capability. Interface's strategic acquisition of Toltec Fabrics in June 1995, and expected acquisition of the Intek division of Springs Industries, provide further diversification into upholstery and seating fabrics; penetrate certain niche markets where Guilford has not previously been active; and provide operating efficiencies as a number of manufacturing processes currently outsourced by these businesses are brought in-house. Interface will also continue to devote resources to Guilford's growing export business.

     War-on-Waste and EcoSense Programs. In January 1995, the Company initiated a worldwide "war-on-waste" program. Applying a zero-based definition of waste (broadly defined as any measurable cost that goes into manufacturing a product but does not result in identifiable value to the customer), the Company has identified $70 million of such waste. While a major part of such waste cannot be eliminated using currently available technologies and production systems, management believes the Company can eliminate approximately $35 million of such waste over time. The Company has realized approximately $6 million in savings (through eliminating such waste) during the first nine months of fiscal 1995. The war-on-waste program represents a first step in the Company's broader EcoSense(TM) initiative to achieve greater resource efficiency.

     Increased Integration of Marketing Efforts and Operational
Consolidations -- "Total Interior Solutions". The Company's objective is to use the complementary nature of its product lines to implement a "total interior solution" approach to serving the diverse needs of customers worldwide. Marketing and sales personnel are being trained in cross-marketing techniques, and the Company is implementing a marketing communications network to link its worldwide marketing and sales force. As a related initiative, the Company has consolidated management responsibility for certain key operational areas, which has increased global cooperation and coordination in product planning and production as well as marketing activities.

     Geographic Expansion of Manufacturing in Developing Markets. A key element of the Company's worldwide focus is having manufacturing (as well as marketing and service) capabilities in important locations around the world. The Company is presently constructing a carpet tile manufacturing facility in Thailand, which is expected to be operational in early 1996, and it is exploring establishment of manufacturing operations in Greater China. The Company will consider additional locations for manufacturing operations in other parts of the world as necessary to meet the needs of its existing and future customers.
                               ------------------

     Interface was incorporated in 1973 as a Georgia corporation. The Company's principal executive offices are located at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339, where its telephone number is (770) 437-6800.

                               THE EXCHANGE OFFER

The Exchange Notes.........  The form and terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions relating to such registration rights described below under "Description of the Exchange Notes".

The Exchange Offer.........  The Company is offering to exchange up to
                             $125,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2005, Series B (the "Exchange Notes") for up to $125,000,000 aggregate principal amount of its outstanding 9 1/2% Senior Subordinated Notes due 2005, Series A (the "Outstanding Notes"). Outstanding Notes may be exchanged only in integral multiples of $1,000.

Expiration Date; Withdrawal
  of Tender................  The Exchange Offer will expire at 5:00 p.m.,
                             Atlanta, Georgia time, on,                , 1996,
                             or such later date and time to which it is extended by the Company. The tender of Outstanding Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Certain Conditions to the Exchange Offer".

Procedures for Tendering
  Outstanding Notes........  Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Outstanding Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business,
                             (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate", as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Interest on the Exchange
  Notes....................  The Exchange Notes will bear interest at the rate of 9 1/2% per annum, payable semi-annually on May 15 and November 15, commencing May 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively. Holders of the Exchange Notes will receive interest on May 15, 1996 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Outstanding Notes from the later of
                             (i) the most recent date to which interest has been paid thereon and (ii) the date of initial issuance of the

                             Outstanding Notes, to the date of exchange thereof. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Outstanding Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery
  Procedures...............  Holders of Notes who wish to tender their
                             Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange
                             Offer -- Guaranteed Delivery Procedures".

Registration
  Requirements.............  The Company has agreed to use its best efforts to consummate the Exchange Offer to offer holders of the Outstanding Notes an opportunity to exchange their Outstanding Notes for the Exchange Notes which will be issued without legends restricting the transfer thereof. If applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or in certain other circumstances, the Company has agreed to file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Outstanding Notes and to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and, subject to certain exceptions, keep the Shelf Registration Statement effective until three years after the effective date thereof.

Certain Federal Income Tax
  Considerations...........  For a discussion of certain federal income tax considerations relating to the Exchange Notes, see "Certain Federal Income Tax Consequences".

Use of Proceeds............  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

Exchange Agent.............  First Union National Bank of Georgia is the
                             Exchange Agent. The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent".

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

Securities.................  $125,000,000 principal amount of 9 1/2% Senior
                             Subordinated Notes due 2005, Series B.

Maturity Date..............  November 15, 2005.

Interest Payment Dates.....  May 15 and November 15, commencing May 15, 1996.

Ranking....................  The Notes are unsecured senior subordinated obligations of the Company, and subordinate to all existing and future Senior Indebtedness of the Company, including Indebtedness pursuant to the Company's principal bank credit facility (the "Credit Agreement") or any replacement bank credit facility. As of October 1, 1995, the aggregate amount of Senior Indebtedness of the Company that would have ranked senior to the Notes was approximately $192.7 million, adjusted for redemption. The Notes are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries which are not Guarantors, which, as of October 1, 1995, totaled approximately $52.4 million (excluding intercompany indebtedness and Senior Indebtedness).

Subordinated Guarantees....  The Notes are guaranteed on a joint and several and senior subordinated basis by the Company's principal domestic subsidiaries. The Guarantees are subordinate to all existing and future Guarantor Senior Indebtedness, including indebtedness pursuant to the Credit Agreement, which is also guaranteed by the Guarantors. As of October 1, the aggregate amount of Guarantor Senior Indebtedness that would have ranked senior to the Guarantees (including the Credit Agreement) was approximately $192.7 million, adjusted for redemption.

Optional Redemption........  The Notes are redeemable for cash at any time on and after November 15, 2000 at the Company's option, in whole or in part, initially at a redemption price equal to 104.750% of the principal amount, declining to 100% of the principal amount on November 15, 2003, plus accrued interest thereon to the date fixed for redemption.

Change of Control..........  In the event of a Change of Control (as defined herein), the Company will make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the repurchase date. The Company's ability to repurchase the Notes following a Change of Control is dependent upon the Company having sufficient funds and may be limited by the terms of the Company's Senior Indebtedness or the subordination provisions of the indenture governing the Notes (the "Indenture"). There is no assurance that the Company will be able to repurchase the Notes upon the occurrence of a Change of Control. The term "Change of Control" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company or result in a downgrade of the credit rating of the Notes.

Certain Covenants..........  The Indenture will contain covenants, including, but not limited to, covenants with respect to limitations on the following matters: (i) the incurrence of additional indebtedness, (ii) restricted payments, (iii) the creation of liens,
                             (iv) sales of assets and subsidiary stock, (v) transactions with affiliates, (vi) payment restrictions affecting sub-sidiaries, (vii) the issuance of other senior subordinated indebtedness, (viii) guarantees by subsidiaries and (ix) mergers and consolidations. During any time that the ratings assigned to the Notes are no less than BBB- and Baa3, the covenants described under (i), (ii), (iv), (vi) and (vii) above will be suspended. See "Description of the Exchange Notes -- Certain Covenants".

                                  RISK FACTORS

     See "Risk Factors", below, for a discussion of certain factors that should be considered by holders of Outstanding Notes prior to tendering Outstanding Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following summary consolidated financial data of the Company for the fiscal years ended January 3, 1993, January 2, 1994 and January 1, 1995 are derived from the consolidated financial statements of the Company that have been audited by the Company's independent certified public accountants. The following summary consolidated financial data of the Company as of October 1, 1995 and for the nine months ended October 2, 1994 and October 1, 1995 are derived from the unaudited consolidated financial statements of the Company, which, in the opinion of the Company's management, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. The summary consolidated financial data should be read in conjunction with the consolidated financial statements and other financial information included in this Prospectus.

                                                                   YEAR ENDED                   NINE MONTHS ENDED
                                                      ------------------------------------   -----------------------
                                                      JANUARY 3,   JANUARY 2,   JANUARY 1,   OCTOBER 2,   OCTOBER 1,
                                                         1993         1994         1995         1994         1995
                                                      ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
Net sales...........................................   $594,078     $625,067     $725,283     $527,343     $597,414
Gross profit........................................    189,948      197,746      221,185      159,702      184,778
Selling, general and administrative expenses........    149,509      151,576      170,375      123,559      139,613
Operating income....................................     40,439       46,170       50,810       36,143       45,165
Interest expense....................................     21,894       22,840       24,094       17,888       21,194
Preferred dividends.................................          -          913        1,750        1,313        1,312
Net income to common shareholders...................     12,250       12,936       14,706        9,457       13,106
OTHER DATA:
EBITDA(1)...........................................   $ 62,712     $ 68,656     $ 77,987     $ 56,762     $ 65,735
Depreciation and amortization.......................     22,257       24,512       28,180       22,047       21,285
Capital expenditures................................     14,476       20,639       21,315       14,071       26,186
Ratio of EBITDA to interest expense.................       2.86x        3.01x        3.24x        3.17x        3.10x
Ratio of earnings to fixed charges(2)...............       1.73x        1.75x        1.80x        1.71x        1.86x
ADJUSTED FOR REDEMPTION(3):
Interest expense....................................          -            -     $ 26,307            -     $ 22,854
Ratio of EBITDA to interest expense.................          -            -         2.96x           -         2.88x
Ratio of earnings to fixed charges..................          -            -         1.75x           -         1.81x

                                                                         AS OF OCTOBER 1, 1995
                                                                      ---------------------------
                                                                                   ADJUSTED FOR
                                                                       ACTUAL     REDEMPTION(3)
                                                                      --------   ----------------
BALANCE SHEET DATA:
Working capital.....................................................  $167,818       $170,176
Total assets........................................................   705,752        706,652
Total long-term debt................................................   311,904        316,132
Redeemable preferred stock..........................................    25,000         25,000
Total common shareholders' equity...................................   237,098        236,128
Total capitalization................................................   574,002        577,260

---------------

(1) EBITDA means earnings before interest, income taxes, depreciation and amortization (excluding certain non-recurring charges and extraordinary items). EBITDA has been included solely to facilitate the consideration of the covenants in the Indenture that are based, in part, on EBITDA. In addition, the Company understands that it is used by certain investors as one measure of the Company's historical ability to service its debt. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles.
(2) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary items, interest expense, taxes on income, and a portion of rent expense representative of the interest component by the sum of interest expense and the portion of rent expense representative of the interest component.
(3) See the definition of adjusted for redemption on page 4.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, holders of Outstanding Notes should carefully consider the following factors prior to tendering Outstanding Notes in the Exchange Offer.

SUBSTANTIAL INDEBTEDNESS

     The Company's indebtedness is substantial in relation to its shareholders' equity. As of October 1, 1995, the Company's total long-term debt, net of current portion, totaled $311.9 million or 54.3% of its total capitalization. As of October 1, 1995, the Company's total long-term debt, net of current portion, would have accounted for 54.8% of its total capitalization, as adjusted for redemption. In addition, subject to certain covenants and financial tests set forth in the Credit Agreement and the Indenture, the Company may incur debt in the future which may rank senior to or pari passu with the Notes. See "Description of Certain Indebtedness and Other Obligations", "Description of the Exchange Notes" and "Capitalization".

     The Company's indebtedness will have several important consequences for the holders of the Notes, including but not limited to the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service requirements on its indebtedness and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, or to refinance the Notes or for general corporate purposes may be impaired; (iii) the Company's leverage may increase the effects of economic downturns on it and limit its ability to withstand competitive pressures; and (iv) the Company's ability to capitalize on significant business opportunities may be limited.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Credit Agreement and the Indenture restrict the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments or investments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. The Credit Agreement also requires the Company to meet certain financial tests and comply with certain other reporting, affirmative and negative covenants. In an event of default under the Indenture or the Credit Agreement, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable and the lenders under the Credit Agreement could terminate all commitments thereunder. If any such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company. The indebtedness under the Credit Agreement is Senior Indebtedness and upon any such acceleration would be entitled to repayment before any repayment of the Notes. See "Description of the Exchange Notes -- Certain Covenants" and "Description of Certain Indebtedness and Other Obligations".

SUBORDINATION OF THE NOTES; HOLDING COMPANY STRUCTURE

     The Notes are subordinated to all existing and future Senior Indebtedness of the Company. As of October 1, 1995, the Company's Senior Indebtedness, adjusted for redemption, was approximately $192.7 million. The Guarantees are subordinated to Senior Indebtedness of the Guarantors, which as of October 1, 1995, adjusted for redemption, was approximately $192.7 million. In addition, the operations of the Company are conducted through its subsidiaries and, therefore, the Notes are also effectively subordinated to all Indebtedness and other liabilities and commitments of the Company's subsidiaries, other than subsidiaries which are Guarantors. As of October 1, 1995, the aggregate amount of Indebtedness and obligations of the Company's non-Guarantor subsidiaries (excluding intercompany indebtedness and Senior Indebtedness) that would have effectively ranked senior to the Notes was approximately $52.4 million.

     Any right of the holders of the Notes to participate in the assets of a subsidiary of the Company upon any liquidation or reorganization of such subsidiary will be subject, in the case of a non-Guarantor Subsidiary, to the prior claims of all such subsidiary's creditors, and, in the case of a Guarantor, to the prior claim of such Subsidiary's senior creditors, including the lenders under the Credit Agreement. In addition, 100% of the capital stock of the Guarantors and up to 66% of the capital stock of the Company's principal foreign subsidiaries are pledged as collateral to the lenders under the Credit Agreement. See "Description of Certain Indebtedness and Other Obligations". Accordingly, upon any liquidation or reorganization of the Company, the holders of the Notes will have no claim against such capital stock until the lenders under the Credit Agreement are paid in full.

COMPETITION

     The commercial floorcoverings industry is highly competitive. The Company competes, on a global basis, in the sale of its modular and broadloom carpet with other carpet manufacturers and manufacturers of vinyl and other types of floorcovering. Although the industry recently has experienced significant consolidation, a large number of manufacturers remain. A number of domestic and foreign competitors manufacture modular carpet as one segment of their business, and certain of these competitors have financial resources in excess of the Company's. See "Business -- Modular and Broadloom Carpet -- Competition".

     The Company competes in the interior panel fabrics market on the basis of product design, quality, service, reliability and price. The Company's products for the contract fabric markets also include a variety of non-panel fabrics, including upholstery, cubicle curtains, wall coverings, seat coverings, ceiling fabrics and window treatments. The competition in these markets is highly fragmented and includes both large, diversified textile companies (several of which have greater financial resources than the Company), as well as smaller, non-integrated specialty manufacturers that may have competitive strengths in certain niche market areas. See "Business -- Interior Fabrics -- Competition".

CYCLICAL NATURE OF INDUSTRY

     Sales of the Company's principal products are related to the construction and renovation of commercial and institutional buildings. Such activity is cyclical and can be affected by the strength of a country's general economy, prevailing interest rates and other factors that lead to cost control measures by businesses and other users of commercial or institutional space. The effects of such cyclicality upon the new construction sector of the market tends to be more pronounced than its effects upon the renovation sector. Although the predominant portion of the Company's sales are generated from the renovation sector, any such adverse cycle, in either sector of the market, would lessen the overall demand for commercial interiors products, which could adversely affect the Company's growth.

RELIANCE ON KEY PERSONNEL

     The Company believes that its continued success will depend to a significant extent upon the efforts and abilities of its senior management executives, particularly Ray C. Anderson, Chairman of the Board, President and Chief Executive Officer; Charles R. Eitel, Executive Vice President of the Company and President and Chief Executive Officer of the Company's Floorcoverings Group; and Brian L. DeMoura, Senior Vice President of the Company and President and Chief Executive Officer of the Company's Interior Fabrics Group. In addition, the Company relies significantly on the leadership of its design staff by David Oakey of the design firm Roman Oakey, Inc., which provides product design/production engineering services to the Company under a consulting contract which expires at the end of 1998. The loss of all or some of such personnel could have an adverse impact on the Company.

RISKS OF FOREIGN OPERATIONS

     The Company has substantial international operations. In fiscal 1994, approximately 45% of the Company's revenues and 40% of the Company's production were outside the United States, primarily in Europe, and the Company's corporate strategy includes the expansion of its international business on a worldwide basis. As a result, the Company's operations are subject to various political, economic and other uncertainties, including risks of restrictive taxation policies, foreign exchange restrictions, changing political conditions and governmental regulations. The Company also receives a substantial portion of its revenues in currencies other than U.S. Dollars, which makes it subject to the risks inherent in currency translations. Although the Company's ability to manufacture and ship products from facilities in several foreign countries reduces the risks of foreign currency fluctuations it might otherwise experience, and the Company also engages from time to time in hedging programs intended to further reduce those risks, the Company's financial results remain subject to foreign currency translation risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources".

RELIANCE ON PETROLEUM-BASED RAW MATERIALS; RELIANCE ON PRINCIPAL SUPPLIER

     Petroleum-based products comprise the predominant portion of the cost of raw materials used by the Company in manufacturing. While the Company generally attempts to match cost increases with corresponding price increases, large increases in the cost of such petroleum-based raw materials could adversely affect the Company if the Company were unable to pass through to customers increases in raw material costs. E. I. DuPont de Nemours and Company ("DuPont") currently supplies a significant percentage of the Company's requirements for synthetic fiber, the principal raw material used in the Company's carpet products. While the Company believes that there are adequate alternative sources of supply from which it could fulfill its synthetic fiber requirements, the unanticipated termination of the supply arrangement with DuPont or a prolonged interruption in shipments from DuPont could have a material adverse effect on the Company because of the cost and delay associated with shifting more business to another supplier or with waiting for the end of the interruption.

CONTROL OF ELECTION OF MAJORITY OF BOARD

     The Company's Chairman and Chief Executive Officer, Ray C. Anderson, beneficially owns approximately 54% of the Company's outstanding Class B Common Stock, and has entered into a voting agreement with certain other holders of Class B Common Stock pursuant to which such other holders have irrevocably appointed Mr. Anderson their proxy and attorney-in-fact to vote their shares. The holders of the Class B Common Stock are entitled, as a class, to elect a majority of the Board of Directors of the Company, which means that Mr. Anderson has sufficient voting power to elect a majority of the Board of Directors. The holders of Class B Common Stock generally vote together as a single class with the holders of the Class A Common Stock on all other matters submitted to the shareholders for a vote, however, and Mr. Anderson's beneficial ownership of the outstanding Class A and Class B Common Stock combined is less than 10%. See "Security Ownership of Management and Principal Holders".

FRAUDULENT CONVEYANCE CONSIDERATIONS

     Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer laws, if any Guarantor, at the time it incurs a Guarantee, (a)(i) was or is insolvent or rendered insolvent by reason of such incurrence, (ii) was or is engaged in a business or transaction for which the assets remaining with such Guarantor constituted unreasonably small capital or (iii) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature and (b) received or receives less than reasonably equivalent value or fair consideration, the obligations of such Guarantor under its Guarantee could be avoided, or claims in respect of such Guarantee could be subordinated to all other debts of such Guarantor. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent that any Guarantee were a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim in respect of a Guarantor and would be solely creditors of the Company and any other Guarantors whose Guarantees were not avoided or held unenforceable.

     Each Guarantor will agree, jointly and severally with the other Guarantors, to contribute to the obligations of any Guarantor under a Guarantee of the Notes. Further, the Guarantee of each Guarantor will provide that it is limited to an amount that would not render the Guarantor thereunder insolvent. The Company believes that the Guarantors will receive equivalent value at the time the indebtedness is incurred under the Guarantees. In addition, the Company believes that none of the Guarantors will be, at the time of or as a result of the issuance of the Guarantees, insolvent, that none of the Guarantors is or will be engaged in a business or transaction for which its remaining assets constitute unreasonably small capital and that none of the Guarantors will have intended or will intend to incur debts beyond its ability to pay such debts as they mature. Since each of the components of the question of whether a Guarantee is a fraudulent conveyance is inherently fact based and fact specific, however, there can be no assurance that a court passing on such questions would agree with the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE; POSSIBLE ADVERSE EFFECT ON TRADING MARKET FOR OUTSTANDING NOTES

     Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Notes as set forth in the legend thereon as a consequence of the issuance of the Outstanding Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation by the Company to file a Shelf Registration Statement covering resales of Outstanding Notes in certain circumstances, the Company does not intend to register the Outstanding Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holders of Outstanding Notes who tender in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Outstanding Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Outstanding Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Outstanding Notes. See "The Exchange Offer" and "Description of the Exchange Notes -- Registration Rights Agreement; Penalty Interest".

ABSENCE OF PUBLIC MARKET

     There is no existing market for the Notes and there can be no assurance as to the liquidity of any market that may develop for the Notes, the ability of holders to sell the Notes, or the price at which holders would be able to sell the Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the Notes has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Notes, if such market develops, will not be subject to similar disruptions. Certain of the Initial Purchasers have advised the Company that they currently intend to make a market in the Notes offered hereby; however, the Initial Purchasers are not obligated to do so and any market making may be discontinued at any time without notice. The Outstanding Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, Outstanding Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer". The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of October 1, 1995 as reported in the unaudited consolidated financial statements of the Company, as adjusted for redemption (defined on page 4). This table should be read in conjunction with the Company's consolidated financial statements, related notes and other financial information included in this Prospectus.

                                                                         AS OF OCTOBER 1, 1995
                                                                      ---------------------------
                                                                                     ADJUSTED FOR
                                                                       ACTUAL         REDEMPTION
                                                                      --------       ------------
                                                                        (DOLLARS IN THOUSANDS)
Cash and cash equivalents...........................................  $  3,034         $  3,034
Escrowed and restricted funds.......................................     2,413            2,413
                                                                      --------       ------------
                                                                      $  5,447         $  5,447
                                                                      ========        =========
Short-term debt:
  Current maturities of long-term debt..............................  $  1,550         $  1,550
                                                                      ========        =========
Long-term debt:
  Senior revolving credit agreements................................  $156,379         $139,532
  Senior term loans.................................................    50,000           50,000
  Convertible subordinated debentures...............................   103,925                0
  Senior subordinated notes.........................................         0          125,000
  Other long-term debt..............................................     1,600            1,600
                                                                      --------       ------------
          Total long-term debt......................................   311,904          316,132
                                                                      --------       ------------
Redeemable preferred stock..........................................    25,000           25,000
Common shareholders' equity:
  Class A Common Stock: $.10 par value; 40,000,000 shares
     authorized; 18,874,659 shares issued(1) actual and 19,019,693
     shares issued as adjusted for redemption.......................     1,887(2)         1,902(2)
  Class B Common Stock: $.10 par value; 40,000,000 shares
     authorized; 2,994,694 shares outstanding.......................       300              300
  Additional paid-in capital........................................    94,186(2)        96,553(2)
  Retained earnings.................................................   146,160(3)       142,808(3)
  Foreign currency translation......................................    12,311           12,311
  Treasury stock, 3,600,000 Class A shares, at cost.................   (17,746)         (17,746)
                                                                      --------       ------------
          Total common shareholders' equity.........................   237,098          236,128
                                                                      --------       ------------
Total capitalization................................................  $574,002         $577,260
                                                                      ========        =========

---------------

(1) Includes 3,600,000 Class A shares, deemed to be treasury stock.
(2) The increase in Class A Common Stock reflects the conversion of a portion of the Convertible Debentures into 145,034 shares of Class A Common Stock. The increase in additional paid-in capital reflects the recording of the effects of such conversion net of approximately $70,000 of deferred financing costs related to the Convertible Debentures.
(3) Reflects the write-off of deferred financing costs of approximately $3.0 million and the redemption premium costs of approximately $2.4 million related to the redemption of the Convertible Debentures. These amounts will be reported as an extraordinary loss net of the effects of income taxes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were sold by the Company on November 21, 1995 to the Initial Purchasers, who sold the Outstanding Notes to certain institutional investors in reliance on Rule 144A and Regulation D promulgated by the Commission under the Securities Act. In connection with the sale of the Outstanding Notes, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement, pursuant to which the Company agreed (i) to file a registration statement with respect to an offer to exchange the Outstanding Notes for senior subordinated debt securities of the Company with terms substantially identical to the Outstanding Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) within 30 days after the date of original issuance of the Outstanding Notes and
(ii) to use best efforts to cause such registration statement to become effective under the Securities Act within 75 days after such issue date. If applicable law or interpretations of the staff of the Commission do not permit the Company to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Outstanding Notes notify the Company that they are not permitted to participate in, or would not receive freely tradable Exchange Notes pursuant to, the Exchange Offer, the Company will use its best efforts to cause to become effective the Shelf Registration Statement with respect to the resale of the Outstanding Notes and to keep the Shelf Registration Statement effective until three years after the effective date thereof. The interest rate on the Outstanding Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement. See "Description of the Exchange Notes -- Registration Rights Agreement; Penalty Interest". Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means the registered holder of the Outstanding Notes or any other person who has obtained a properly completed bond power from the registered holder.

     Each holder of the Outstanding Notes who wishes to exchange such Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate", as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "Description of the Exchange Notes -- Registration Rights Agreement; Penalty Interest".

RESALE OF EXCHANGE NOTES

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act.

     This Prospectus may be used for an offer to resell, resale or other retransfer of Exchange Notes only as specifically set forth herein. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Outstanding Notes properly tendered and not withdrawn prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes surrendered pursuant to the Exchange Offer. Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Outstanding Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Outstanding Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. Holders of Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of the Outstanding Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer.

     The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Outstanding Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     The Company shall be deemed to have accepted for exchange properly tendered Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the applicable provisions of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer".

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., Atlanta, Georgia time on
            , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Outstanding Notes an announcement thereof, each prior to 9:00 a.m., Atlanta, Georgia time, on the next business day after the then Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Certain Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Outstanding Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at a rate of 9 1/2% per annum, payable semi-annually, on each May 15 and November 15, commencing May 15, 1996. Holders of Exchange Notes will receive interest on May 15, 1996 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued and unpaid interest on the Outstanding Notes from the date of initial issuance to the date of exchange thereof for Exchange Notes. Interest on the Outstanding Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Outstanding Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's sole judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Outstanding Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., Atlanta, Georgia time, on the next business day after the previously scheduled Expiration Date.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     Only a holder of Outstanding Notes may tender such Outstanding Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date. In addition, either (i) Outstanding Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Outstanding Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Outstanding Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder of Outstanding Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Outstanding Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of

Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Outstanding Notes listed therein, such Outstanding Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Outstanding Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Outstanding Notes or a timely Book-Entry Confirmation of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder thereof (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Outstanding Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Outstanding Notes by causing the Book-Entry Transfer Facility to transfer such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under

"The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Outstanding Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Outstanding Notes to be withdrawn, identify the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes), and (where certificates for Outstanding Notes have been transmitted) specify the name in which such Outstanding Notes were registered, if different from that of the withdrawing holder. If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Outstanding Notes) as soon as practicable after withdrawal, rejection of tender or termination of the

Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     First Union National Bank of Georgia has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Overnight Courier or Hand Delivery:            By Registered or Certified Mail:
    First Union National Bank of Georgia           First Union National Bank of Georgia
        Suite 1100, First Union Plaza                  Suite 1100, First Union Plaza
         999 Peachtree Street, N.E.                     999 Peachtree Street, N.E.
           Atlanta, Georgia 30339                         Atlanta, Georgia 30339
      Attn: Corporate Trust Department               Attn: Corporate Trust Department

                                 By Facsimile:

                                 (404) 827-7305
                        (For Eligible Institutions Only)

                             Confirm by Telephone:
                                 (404) 827-7349

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately
$          . Such expenses include registration fees, fees and expenses of the
Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Outstanding Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Outstanding Notes, as set forth in the legend thereon, as a consequence of the issuance of the Outstanding Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Outstanding Notes under the Securities Act.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     The following selected consolidated financial data as of and for each of the five years in the period ended January 1, 1995 are derived from the consolidated financial statements of the Company that have been audited by the Company's independent certified public accountants. The selected consolidated financial data of the Company as of and for the nine months ended October 2, 1994 and October 1, 1995 are derived from the unaudited consolidated financial statements of the Company, which, in the opinion of the Company's management, reflect all adjustments necessary for a fair presentation of the results for the unaudited periods. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and other financial information included in this Prospectus.

                                                               YEAR ENDED                                  NINE MONTHS ENDED
                                   ------------------------------------------------------------------   -----------------------
                                   DECEMBER 30,   DECEMBER 29,   JANUARY 3,   JANUARY 2,   JANUARY 1,   OCTOBER 2,   OCTOBER 1,
                                       1990           1991          1993         1994         1995         1994         1995
                                   ------------   ------------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
  Net sales......................    $623,467       $581,786      $594,078     $625,067     $725,283     $527,343     $597,414
  Gross profit...................     212,815        188,053       189,948      197,746      221,185      159,702      184,778
  Selling, general and
    administrative expenses......     153,317        150,100       149,509      151,576      170,375      123,559      139,613
  Operating income...............      59,498         37,953        40,439       46,170       50,810       36,143       45,165
  Interest expense...............      25,192         23,253        21,894       22,840       24,094       17,888       21,194
  Preferred dividends............          --             --            --          913        1,750        1,313        1,312
  Net income to common
    shareholders.................      23,602          8,921        12,250       12,936       14,706        9,457       13,106
  Primary earnings per common
    share(1).....................        1.37           0.52          0.71         0.75         0.82         0.53         0.72
  Cash dividends per common
    share........................        0.24           0.24          0.24         0.24         0.24         0.18         0.18
OTHER DATA:
  EBITDA(2)......................    $ 84,442       $ 57,306      $ 62,712     $ 68,656     $ 77,987     $ 56,762     $ 65,735
  Depreciation and
    amortization.................      21,570         19,723        22,257       24,512       28,180       22,047       21,285
  Capital expenditures...........      23,705         15,375        14,476       20,639       21,315       14,071       26,186
  Ratio of EBITDA to interest
    expenses.....................        3.35x          2.46x         2.86x        3.01x        3.24x        3.17x        3.10x
  Ratio of earnings to fixed
    charges(3)...................        2.39x          1.54x         1.73x        1.75x        1.80x        1.71x        1.86x

                                                                              AS OF
                                   --------------------------------------------------------------------------------------------
                                   DECEMBER 30,   DECEMBER 29,   JANUARY 3,   JANUARY 2,   JANUARY 1,   OCTOBER 2,   OCTOBER 1,
                                       1990           1991          1993         1994         1995         1994         1995
                                   ------------   ------------   ----------   ----------   ----------   ----------   ----------
BALANCE SHEET DATA:
  Working capital................    $156,638       $150,541      $138,834     $140,575     $174,620     $176,870     $167,818
  Total assets...................     528,371        569,438       534,120      642,319      687,934      685,059      705,752
  Total long-term debt...........     254,578        240,137       235,488      291,637      314,441      307,950      311,904
  Redeemable preferred stock.....          --             --            --       25,000       25,000       25,000       25,000
  Total common shareholders'
    equity.......................     198,409        198,977       186,349      181,884      214,090      214,757      237,098
  Total capitalization...........     452,987        439,114       421,837      498,521      553,531      547,707      574,002

---------------

(1) For the fiscal year ended December 30, 1990 and the nine months ended October 1, 1995, fully diluted earnings per share was $1.24 and $.71, respectively. For all other periods presented, fully diluted earnings per share were anti-dilutive; therefore, primary earnings per common share is presented.
(2) EBITDA means earnings before interest, income taxes, depreciation and amortization (excluding certain non-recurring charges and extraordinary items). EBITDA has been included solely to facilitate the consideration of the covenants in the Indenture that are based, in part, on EBITDA. In addition, the Company understands that it is used by certain investors as one measure of the Company's historical ability to service its debt. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles.
(3) The ratio of earnings to fixed charges is determined by dividing the sum of earnings before extraordinary items, interest expense, taxes on income, and a portion of rent expense representative of the interest component by the sum of interest expense and the portion of rent expense representative of the interest component.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The Company's revenues are derived from sales of commercial carpet (modular and broadloom), interior fabrics, and chemicals and specialty products. Sales of commercial carpet and interior fabrics accounted for approximately 82% and 15%, respectively, of total net sales for 1994 and approximately the same for the nine months ended October 1, 1995. The Company's revenues and EBITDA were $725 million and $78 million, respectively, in fiscal 1994. For the nine months ended October 1, 1995, revenues increased 13.3% compared with the same period in 1994; EBITDA increased at an even higher rate, 15.8%, during this same period. These improvements are primarily the result of certain programs discussed below.

  Historical Operating Trends

     The Company pioneered the introduction of the carpet tile concept in the United States in 1973. Following its initial public offering in 1983, the Company's sales grew at an annual compound rate of 34.1% from 1983 to 1990, with sales increasing from $80 million to $623 million. The Company's growth during this period was fueled by diversification from the new construction market into the renovation market and other market segments, global expansion into the United Kingdom and Western Europe (including the 1988 strategic acquisition of Heuga Holding B.V.), and diversification into interior fabrics with the acquisition of Guilford in December 1986.

     The period from 1991 to 1994, however, was characterized by (i) weak demand for all floorcovering products in domestic and international commercial markets,
(ii) poor worldwide economic conditions highlighted by an economic recession in Europe, (iii) increased competition and (iv) a shift in demand away from the Company's fusion bonded products. During this period, the Company's operating results initially declined from peak levels that had been achieved in fiscal 1990.

     The adverse conditions of the 1991 to 1994 period tested the Company's resiliency, and the Company responded with initiatives that enabled it to achieve (after the 1991 decline in sales of 6.7%) sales and operating income increases totaling 24.7% and 33.9%, respectively, for the three-year period. The Company implemented strict cost control measures and diversified and expanded its product offerings to include (through internal production changes) tufted modular carpet products that had increased in popularity and (through the strategic acquisitions of Bentley Mills in June 1993 and Prince Street in March
1994) high style, designer-oriented broadloom carpet products. The Company also made strategic acquisitions to diversify and strengthen its position in other commercial interiors markets, including the acquisition of the Stevens Linens fabrics product line in 1993. With the addition of Charles Eitel to its management team in late 1993, the Company began implementation of the product design and development process and reengineering program for its U.S. modular floorcovering business that led to the Company's mass customization and war-on-waste initiatives. See "Business -- Business Strategy and Principal Initiatives". These initiatives have assisted the Company in achieving substantial growth in sales and even greater increases in operating income.

     During fiscal 1994, the Company derived approximately 45% of its sales from operations outside the United States. The Company believes that the geographic diversity of its sales reduces its dependence on any particular region and represents a significant competitive advantage. To better support its global marketing operations, the Company has manufacturing facilities in strategic locations around the world. An additional result of this strategy is that the Company's foreign currency risk is reduced because certain revenues are derived from products manufactured at facilities which incur their operating costs in the same foreign currency.

RESULTS OF OPERATIONS

  Nine Months Ended October 1, 1995 Compared With Nine Months Ended October 2, 1994

     For the nine months ended October 1, 1995, the Company's net sales increased $70 million or 13.3% compared with the same period in 1994. The increase was primarily attributable to (i) increased sales volume in the Company's floorcoverings operations in the United States, Southeast Asia and Greater China, (ii) continued improvement in unit volume in the Company's interior fabrics and chemical operations, (iii) sales generated by Toltec Fabrics, Inc., which was acquired in June 1995, and (iv) the strengthening of certain key currencies (particularly the British pound sterling, Dutch guilder and Japanese yen) against the U.S. dollar, the Company's reporting currency. These increases were offset somewhat by a decrease in floorcoverings sales volume in Australia and certain other markets within Continental Europe.

     Cost of sales decreased as a percentage of sales for the nine month period ended October 1, 1995 (69.1%) compared with the same period in 1994 (69.7%). The decrease was due primarily to (i) a reduction of manufacturing costs in the Company's carpet tile operations (particularly the U.S. manufacturing facility) as the Company implemented its mass customization program and war-on-waste initiative, (ii) the weakening of the U.S. dollar against certain key currencies, which lowered the cost of U.S. produced goods sold in export markets, and (iii) decreased manufacturing costs in the Company's interior fabrics business as a result of improved manufacturing efficiencies. These benefits were somewhat offset by raw material price increases in the interior fabrics and chemical operations, and the acquisitions of Prince Street and Toltec Fabrics, which, historically, had higher cost of sales than the Company.

     Selling, general and administrative expenses as a percentage of sales was consistent at 23.4% for the nine months ended October 1, 1995 and October 2, 1994. Selling, general and administrative expenses did not decrease with the increase in volume due primarily to the increase in design and sampling cost associated with the mass customization initiative for which the full impact of the increased sales has not been realized.

     For the nine months ended October 1, 1995, the Company's interest expense increased by $3.3 million compared to the same period in 1994, primarily due to an increase in bank debt and increased interest rates.

     The effective income tax rate was 38% for the nine months ended October 1, 1995 compared to 36% for the same period of fiscal 1994. The increase in the effective income tax rate is due to (i) the lack of benefits from foreign net operating losses and tax credits which existed in previous years and (ii) a higher percentage of the Company's earnings in the current period being derived from its U.S. operations, which are generally subject to higher income tax rates than its earnings from international operations.

     Net income increased 33.9% to $14.4 million for the nine months ended October 1, 1995, compared to $10.8 million for the same period in 1994 due to the factors discussed above.

  Fiscal 1994 Compared With Fiscal 1993

     In fiscal 1994, the Company's net sales increased $100 million (16.0%) compared with fiscal 1993. The increase was due in substantial part to the June 1993 acquisition of Bentley Mills, which had sales of $127 million for fiscal 1993, and the March 1994 acquisition of Prince Street Technologies, which had sales of $31 million for fiscal 1993. The Company achieved a price increase in floorcoverings of approximately 4%. The Company also achieved unit volume increases of approximately 4% and 6%, respectively, in its interior fabrics and chemical and specialty products operations. Despite adverse economic conditions in Japan and Europe, the Company generated an overall increase in net sales for the floorcoverings operations due to the strengthening of the major currencies of its foreign markets compared to the U.S. dollar, the Company's reporting currency, which caused net sales to be 1.0% higher than otherwise would have been the case.

     Cost of sales as a percentage of net sales increased slightly to 69.5% in 1994, compared with 68.4% in 1993, primarily because of margin decline in the interior fabrics area due to competitive pressures and a shift in product mix to lower weight, less expensive products which resulted in reduced efficiency. In addition, the acquisition of Bentley Mills also contributed to the increased cost of sales due to Bentley's historical cost of sales having been 7.0% higher than the Company's.

     Selling, general, and administrative expenses as a percentage of sales decreased to 23.5% in 1994 from 24.2% in 1993 primarily as a result of continued strict cost control efforts, particularly in Europe, in the area of discretionary marketing cost and fixed overhead expenditures. In addition, the acquisition of Bentley Mills also contributed to reduced selling, general, and administrative costs, due to Bentley's historical costs as a percentage of sales having been 10% less than the Company's. These factors combined to more than offset the increase in costs associated with the Company's reorganization of its U.S. modular carpet operations and development and introduction of new products.

     Other expense increased $231,000 in 1994, due to the impact of higher interest rates and a slight increase in bank debt, offset by other non-operating income items.

     During fiscal 1994, the Company's effective tax rate increased to 36.0% from 35.0% in 1993, primarily because in 1994 there was no utilization of excess foreign tax credit carryovers as compared with $1.5 million utilized in 1993. The lack of excess foreign tax credit usage was partially offset by the utilization of subsidiary net operating loss carryforwards.

     As a result of the aforementioned factors, the Company's net income increased 18.8% to $16.5 million in 1994 compared to $13.8 million in 1993.

  Fiscal 1993 Compared With Fiscal 1992

     In fiscal 1993, the Company's net sales increased $31 million (5.2%) compared with fiscal 1992. The increase was due in substantial part to the June 1993 acquisition of Bentley Mills, which had sales of $112 million for fiscal 1992. The Company also achieved a unit volume increase of approximately 6% in its interior fabrics and chemical operations. The increase in net sales was offset somewhat by a strengthening U.S. dollar, the Company's reporting currency, against the major currencies of its European operation, which caused net sales to be 5.1% lower than otherwise would have been the case.

     Cost of sales as a percentage of net sales increased slightly to 68.4%, compared with 68.0% in 1992, primarily because of reduced efficiencies in the carpet tile manufacturing operations as a result of a 1.2 million square yard decline in unit volume. In addition, the acquisition of Bentley Mills also contributed to the increased cost of sales due to Bentley's historical cost of sales having been 75.0% in 1992, compared with 68.0% in 1992 for the Company.

     Selling, general, and administrative expenses as a percentage of sales decreased to 24.2% in 1993 from 25.2% in 1992 primarily as a result of the acquisition of Bentley Mills in 1993. Bentley's selling, general, and administrative costs as a percentage of sales were 15.7%, compared with 25.2% for the Company in 1992. The decline was also the result of cost controls initiated in 1991 which reduced discretionary marketing cost and fixed overhead expenditures.

     Other expense increased $2.9 million in 1993, primarily because of increased bank debt of $60.0 million related to the acquisition of Bentley Mills in June 1993.

     During fiscal 1993, the Company's effective income tax rate increased to 35.0% from 33.9% in 1992, primarily because of an increase in the U.S. statutory rate to 35.0%. In 1993, there was no utilization of net operating loss carryforwards as compared with $2.6 million utilized in 1992. The rate increase was offset somewhat by the utilization of excess foreign tax credit carryovers of $1.5 million in 1993.

     As a result of the aforementioned factors, the Company's net income increased 13.1% to $13.8 million in 1993 from $12.3 million in 1992.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary sources of cash over the last three fiscal years have been funds provided by operating activities and proceeds from additional long-term debt. In 1994, operating activities generated $33.4 million of cash compared with $40.6 million and $41.7 million in 1993 and 1992, respectively. The reduction in 1994 operating cash flows compared with 1993 was caused primarily by inventory increases to improve service not offset by accounts payable increases. The inventory increases at the end of 1994 are a result of the increased orders (see "Backlog") and the first stages of the Company's mass customization and other initiatives. The primary uses of cash during the three years ended January 1, 1995 have been (i) additions to property and equipment at the Company's manufacturing facilities, (ii) acquisitions of businesses, and (iii) cash dividends. The additions to property and equipment required cash outlays of $56.4 million, while the acquisitions of businesses required $16.6 million and dividends required $15.3 million. Management believes these capital investments will result in an expanded market presence and improved efficiency in the Company's production and distribution. During the nine months ended October 1, 1995, the primary uses of cash have been (i) $26.2 million for additions to property and equipment in the Company's manufacturing facilities to implement the mass customization program, the yarn modernization project for the interior fabrics business, the Thailand joint venture and the new facility for Prince Street, (ii) $13.3 million associated with the acquisition of Toltec Fabrics, (iii) $9.1 million reduction of long-term debt and (iv) $4.6 million for dividends paid. These uses were funded by $55.8 million in operating activities which includes $37.9 million from the sale of domestic receivables.

     The Company estimates capital expenditure requirements of approximately $35.0 million for fiscal 1995, and has purchase commitments of $8.8 million. The Company estimates that the normal and recurring capital expenditures would be approximately $20.0 million; $15.0 million are non-recurring expenditures for the (i) Guilford yarn modernization, (ii) new facility for Prince Street and
(iii) Thailand joint venture. Except for funding the redemption of the Convertible Debentures (primarily for which purpose the Outstanding Notes were sold), management believes that the cash provided by operations and long-term borrowing arrangements will provide adequate funds for current commitments and other requirements in the foreseeable future.

     In January 1995, the Company amended and restated its existing revolving credit and term loan facilities. The amendment, among other things, (i) increased the revolving credit facilities by $75.0 million (including a letter of credit facility of $40.0 million), (ii) reduced the secured term loans by approximately $85.0 million, and (iii) provided for a new accounts receivable securitization facility of up to $100.0 million. Additionally, the term on the revolving credit agreement was extended to June 30, 1999 and the term loans to December 31, 2001. In July 1995, the Company again amended and restated its revolving credit and term loan facilities, this time to provide for a swing line and certain pricing elements which are advantageous to the Company. As of October 1, 1995, the Company had long-term debt of $311.9 million consisting of $156.4 million in senior revolving lines of credit, $50 million of term debt, $103.9 million of convertible subordinated debt and $1.6 million of other facilities.

     At October 1, 1995, interest rate and currency swap agreements related to certain foreign currency denominated promissory notes effectively converted approximately $29 million of variable rate debt to fixed rate debt. At October 1, 1995, the weighted average fixed rate on the Dutch guilder and Japanese yen borrowings was 7.43%. The interest rate and currency swap agreements have maturity dates ranging from nine to twelve months.

BACKLOG

     The Company's backlog of unshipped orders was approximately $87 million at October 1, 1995, compared to approximately $90 million at October 2, 1994. Historically, backlog is subject to significant fluctuations due to the timing of orders for individual large projects and currency fluctuations. The unshipped orders were down at October 1, 1995 compared to October 2, 1994 primarily due to the acceleration of shipments under the Company's mass customization program. Lead times for customer orders have been reduced from approximately eight weeks in October 1994 to approximately four weeks in October 1995 in the principal U.S. carpet tile operations. Additionally, orders were higher at October 2, 1994 due to the introduction of several successful product designs in June 1994. At that time, however, the Company did not have the capital equipment (manufacturing machinery) necessary to accomplish the "make-to-order" concept under the mass customization initiative. All of the backlog of orders at October 1, 1995 is expected to be shipped during the succeeding six to nine months.

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 112, "Employer's Accounting for Post-employment Benefits". This new statement establishes accounting standards for employers who provide benefits to former or inactive employees after employment but before retirement. The Company currently has no obligation to provide post-employment benefits, as contemplated under this standard.

     The FASB has issued SFAS Nos. 114 and 118 related to accounting by creditors for the impairment of a loan. These statements, adopted in January 1995, did not have a material impact on the Company.

     The FASB has issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This statement did not have a material impact on the Company when it was adopted in 1994.

     The FASB has issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments", which requires enhanced disclosures about the amounts, nature, and terms of derivative financial instruments. This statement was adopted by the Company in 1994, and the related disclosures are included in Note 12 to the accompanying consolidated financial statements.

     The FASB has issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets Being Disposed of " which provides guidance on how and when impairment losses are recognized on long-lived assets. This statement, when adopted, is not expected to have a material impact on the Company.

     The FASB has issued SFAS No. 123 "Accounting for Stock-Based Compensation" which establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement was issued by the FASB during October 1995 and is effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company has not yet determined the impact of this statement.

                                    BUSINESS

GENERAL

     Interface was founded in 1973 to pioneer the introduction of the carpet tile concept in the United States. The Company is now a global manufacturer and marketer of products for the commercial and institutional interiors market, and is the worldwide leader in the modular carpet segment (which includes both carpet tile and six-foot roll goods) with a 40% market share. Through its strategic acquisitions of Bentley Mills in 1993 and Prince Street in 1994, the Company entered the broadloom carpet segment with leading product lines for the high quality, designer-oriented sector of the broadloom segment. The Company, through its Guilford subsidiary, is the leading U.S. manufacturer of panel fabrics for use in open plan office furniture systems, with a market share of approximately 50%. The Company's chemicals and specialty products operations produce a variety of products, including chemical compounds and additives for use in various rubber and plastic products, and a proprietary antimicrobial additive that is used in the Company's carpet and fabrics products and licensed to others for use in interior finishing products that do not compete with the Company's products. In fiscal 1994, the Company had sales of $725 million, with carpet sales of $595 million, fabric sales of $110 million, and chemicals and specialty products sales of $20 million accounting for 82%, 15% and 3% of total sales, respectively.

     The Company markets products in over 100 countries around the world under such well-known brand names as Interface and Heuga in modular carpet; Bentley Mills and Prince Street in broadloom carpets; Guilford of Maine, Stevens Linen and Toltec in interior fabrics; and Intersept in chemicals. The Company's principal geographic markets are North America (57% of 1994 sales), the United Kingdom and Western Europe (31% of 1994 sales), and Japan and Australia (5% of 1994 sales). The Company is aggressively developing opportunities in Greater China and Southeast Asia, South America, and Central and Eastern Europe, which represent significant growth markets for the Company. The Company's worldwide marketing efforts are facilitated by having 22 manufacturing facilities at varied locations in North America, Europe, and Australia. Worldwide manufacturing locations enable the Company to compete effectively with local producers in its international markets, while also providing advantages (such as affording international customers more favorable delivery times and freight costs) over competitors who must import their products into such markets. These capabilities are an important competitive advantage to Interface in serving the needs of multinational corporate customers who require uniform products and services at their various locations around the world.

     The Company utilizes an internal marketing and sales force of over 700 experienced personnel (the largest in the commercial floorcovering industry), stationed at 83 locations in 42 countries, to market the Company's carpet products and services in person to its customers. Guilford has its own specialized marketing and sales force (approximately 44 persons) for marketing the Company's principal interior fabrics products. The Company also utilizes independent dealers to achieve additional marketing coverage for all its products. The Company focuses its sales efforts at the design phase of commercial projects. Interface personnel cultivate relationships both with the owners and users of the facilities involved in the projects and with specifiers such as architects, interior designers, engineers and contracting firms who are directly involved in specifying products and who often make or significantly influence purchase decisions. The Company emphasizes its product design and styling capabilities and its ability to provide creative, high value solutions to its customers' needs. Interface marketing and sales personnel also serve as a primary technical resource for the Company's customers, both with respect to product maintenance and service as well as design matters.

     The Company has recently enhanced its management, both by adding experienced industry executives in key management positions and by consolidating responsibilities for certain operational areas. Charles Eitel, who was hired in November 1993, was promoted to the newly created position of President and Chief Executive Officer of the Company's worldwide Floorcoverings Group in October 1994; Brian DeMoura was hired as President and Chief Executive Officer of the worldwide Interior Fabrics Group in March 1994; and Roman Oakey, Inc. and its affiliates have been engaged to consult on product design matters for all floorcovering and fabric operations.

INDUSTRY TRENDS

     In recent years, the Company's revenue has been derived primarily from the renovation market. The Company believes that the commercial and institutional market for floorcovering products, which experienced a significant decline in demand during the early 1990's, has begun to rebound significantly in the United States primarily due to renovation projects and, to a lesser extent, new construction. Excess office space from the 1980's is being absorbed, businesses are beginning to experience growth, and carpeting installed during the 1980's construction boom is beginning to be updated or replaced as part of remodeling projects. In international markets, overall demand for commercial floorcovering products is also beginning to increase, especially in certain countries in the Asia-Pacific region where new construction projects are increasing, and also in more developed markets where products are being used for an increasing number of remodeling or refurbishing projects. The Company also believes that, within the overall floorcovering market, the demand for modular carpet is increasing worldwide as more customers recognize its advantages in terms of greater design options and flexibility, longer average life, and ease of access to sub-floor wiring.

BUSINESS STRATEGY AND PRINCIPAL INITIATIVES

     Interface's long-standing corporate strategy has been to diversify and integrate worldwide. The Company seeks to diversify by developing internally or acquiring related product lines and businesses in the commercial interiors field; and to integrate by identifying and developing synergies and operating efficiencies among the Company's diverse products and global businesses. In continuing that strategy, the Company is pursuing the following principal strategic initiatives:

     Enhancement of Design Capabilities. In January 1994, the Company engaged the leading design firm Roman Oakey, Inc. (under an exclusive consulting contract) to augment the Company's internal research, development and design staff. The Company introduced 57 new carpet designs in the U.S. in 1994 (the largest number in one year in the Company's history), and received eight (out of a possible 12) U.S. carpet industry design awards bestowed by the International Interior Design Association, including all five awards in the carpet tile division. Roman Oakey's design services are being extended to the Company's international carpet operations and an affiliate of that firm has been engaged to provide similar design services to the Company's interior fabrics business (which already has significant capabilities in this area).

     Globalization of the "Mass Customization" Production Strategy. The goal of mass customization is to be able to respond to customers' requirements for custom or highly styled products by quickly and efficiently producing both custom samples and the ultimate products, and to determine proven "winners" that can be manufactured for inventory for broader distribution. Mass customization was introduced to the Company's U.S. carpet tile business in 1994, and its principal components included (i) developing a simplified but versatile yarn utilization system, (ii) investing in highly efficient, state-of-the-art tufting and custom sampling equipment, and (iii) utilizing innovative design and styling to create products. The initiative has resulted in substantial operating improvements in the U.S. carpet tile business in 1995, including increased margins and reduced inventory levels of both raw materials and standard products. The Company is extending the mass customization production initiative to its floorcovering operations in Europe and Australia.

     Diversification, Expansion and Increased Efficiency in the Interior Fabrics Business. In response to a shift in demand towards lighter weight, less expensive fabrics by OEM panel fabric customers, the Company initiated a significant capital investment program at Guilford to consolidate and modernize its yarn manufacturing operations. This program should result in significant efficiencies and cost savings, which are expected to permit recovery of that capital investment in approximately two years, as well as new product capability. Interface's strategic acquisition of Toltec Fabrics in June 1995, [and expected acquisition of the Intek division of Springs Industries], provide further diversification into upholstery and seating fabrics; penetrate certain niche markets where Guilford has not previously been active; and provide operating efficiencies as a number of manufacturing processes currently outsourced by these businesses are brought in-house. Interface will also continue to devote resources to Guilford's growing export business.

     War-on-Waste and EcoSense Programs. In January 1995, the Company initiated a worldwide war-on-waste program. Applying a zero-based definition of waste (broadly defined as any measurable cost that goes

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

into manufacturing a product but does not result in identifiable value to the customer), the Company has identified $70 million of such waste. While a major part of such waste cannot be eliminated using currently available technologies and production systems, management believes the Company can eliminate approximately $35 million of such waste over time. The Company has realized approximately $6 million in savings (through eliminating such waste) during the first nine months of fiscal 1995. The war-on-waste program represents a first step in the Company's broader EcoSense initiative, which is inspired in major part by the interest of important customers who are concerned about the environmental implications of how they and their suppliers do business. EcoSense is the Company's long-range program to achieve greater resource efficiency and, ultimately, ecological "sustainability" -- that is, the point at which Interface is no longer a net "taker" from the earth. Its key elements are closed loop recycling to obtain all principal raw materials; tapping benign sources of energy (other than fossil fuels) to drive production processes; and, most immediately, eliminating waste of raw materials and energy from all operations. The Company believes that its pursuit of these initiatives provides a competitive advantage in marketing its products to an increasing number of important customers.

     Increased Integration of Marketing Efforts and Operational
Consolidations -- "Total Interior Solutions". The Company's objective is to use the complementary nature of its product lines to implement a "total interior solution" approach to serving the diverse needs of customers worldwide. Marketing and sales personnel are being trained in cross-marketing techniques, and the Company is implementing a marketing communications network to link its worldwide marketing and sales force. As a related initiative, the Company has consolidated management responsibility for certain key operational areas, which has increased global cooperation and coordination in product planning and production as well as marketing activities.

     Geographic Expansion of Manufacturing in Developing Markets. A key element of the Company's worldwide focus is having manufacturing (as well as marketing and service) capabilities in important locations around the world. The Company is presently constructing a carpet tile manufacturing facility in Thailand, which is expected to be operational in early 1996, and it is exploring establishment of manufacturing operations in Greater China. The Company will consider additional locations for manufacturing operations in other parts of the world as necessary to meet the needs of its existing and future customers.

MODULAR AND BROADLOOM CARPET

  Products

     The Company's traditional business has centered on the development, manufacture, marketing and servicing of modular carpet, which includes carpet tile and six-foot roll goods. The Company is the world's largest manufacturer and marketer of modular carpet, with a 40% worldwide market share. Broadloom carpet generally consists of tufted carpet sold primarily in twelve-foot rolls. The Company's broadloom carpet operations are conducted through Bentley Mills and Prince Street, acquired in 1993 and 1994, respectively, both of which focus on the high quality, designer-oriented sector of the broadloom carpet market.

     Modular Carpet. The Company's free-lay modular carpet system utilizes carpet tiles cut in precise, dimensionally stable squares (usually 18 inches or 50 centimeters square) to produce a floorcovering which combines the appearance and texture of broadloom carpet with the advantages of a modular carpet system. The growing use of open plan interiors and modern office arrangements utilizing demountable, movable partitions and modular furniture systems has encouraged the use of carpet tile, as compared to other soft surface flooring products. The Company's patented GlasBac(R) technology employs a unique, fiberglass-reinforced polymeric composite backing that allows the tile to be installed and remain flat on the floor without the need for general application of adhesives or use of fasteners. Carpet tile thus may be easily removed and replaced, permitting rearrangement of office partitions and modular furniture systems without the inconvenience and expense associated with removing, replacing or repairing other soft surface flooring products, including broadloom carpeting. Carpet tile facilitates access to sub-floor telephone, electrical, computer and other wiring by lessening disruption of operations, and also eliminates the cumulative damage and unsightly appearance commonly associated with frequent cutting of conventional carpet as utility connections and disconnections are made. Because a relatively small portion of a carpet installation often receives the bulk of traffic and wear, the ability to rotate carpet tiles between high traffic and low traffic areas and to selectively replace worn tiles can significantly increase the average life and cost efficiency of the floorcovering.

     The Company uses a number of conventional and technologically advanced methods of carpet construction to produce carpet tiles in a wide variety of colors, patterns, textures, pile heights and densities designed to meet both the practical and aesthetic needs of a broad spectrum of commercial interiors -- particularly offices, health care facilities, airports, educational and other institutions, and retail facilities. The Company's carpet tile systems permit distinctive styling and patterning that can be used to complement interior designs, to set off areas for particular purposes and to convey graphic information. While the Company continues to manufacture and sell the major portion of its carpet tile in standard styles, an increasing volume of the Company's modular carpet sales are custom or made-to-order products designed to meet particular customer specifications.

     The Company produces and sells carpet tile specially adapted for the health care facilities market. The Company's carpet tile possesses characteristics (such as the use of the Intersept(R) antimicrobial, static-controlling nylon yarns, and thermally pigmented, colorfast yarns) making it suitable for use in such facilities in lieu of hard surface flooring.

     The Company also manufactures and sells fusion-bonded, tufted and needle-punched six-foot roll goods under the System Six(R) mark. Six-foot roll goods are structure-backed and offer many of the advantages of both carpet tiles and broadloom carpet. They are often used in conjunction with carpet tiles to create special design effects. The Company's current principal customers for System Six products are in the educational, health care and governmental institutions sectors. The Company believes, however, that the demand for six-foot roll goods is increasing generally within the commercial and institutional interiors market, and expects six-foot roll goods to account for a growing percentage of its U.S. modular carpet sales in the future.

     Broadloom Carpet. The Company has obtained a significant share of the high-end, designer-oriented broadloom carpet segment by combining innovative product design and styling capabilities and short production and delivery times with a marketing strategy geared toward serving and working closely with interior designers, architects and other specifiers. Prince Street's design-sensitive broadloom products center around unique, multidimensional textured carpets with a hand-tufted look, while Bentley Mills' designs emphasize the dramatic use of color. In fiscal 1994, Bentley Mills and Prince Street each had the best year -- in terms of both sales and profits -- in their respective histories. Collectively, they won three APEX (a product of excellence) awards in 1994 from the International Interior Design Association, and the Bentley Mills and Prince Street brands were recently rated the number one and two brands, respectively, for carpet design in the U.S. according to a 1995 survey of interior designers published in the Floor Focus industry publication. (The Company's Interface brand was rated number three.)

  Marketing and Sales

     The Company traditionally has focused its carpet marketing strategy on major accounts, seeking to build lasting relationships with national and multinational end-users, and on specifiers, such as architects, interior designers, engineers and contracting firms who often make or significantly influence the purchase decision. The acquisitions of Bentley Mills and Prince Street significantly strengthened the Company's relationships with interior designers and architects and has enhanced the Company's ability to target those and other specifiers at the critical design stage of commercial projects. The Company emphasizes sales to the commercial office sector, both new construction and renovation, as well as to health care facilities, governmental institutions and public facilities, including libraries, museums, convention and hospitality centers, airports, schools and hotels. The Company's marketing efforts are enhanced by the well-known brand names of its carpet products, including Interface and Heuga in modular carpet, and Bentley Mills and Prince Street in broadloom carpet.

     An important part of the Company's marketing and sales efforts involves the preparation of custom made samples of requested carpet designs, in conjunction with the development of innovative product designs and styles that meet the customer's particular needs. See "-- Business Strategy and Principal Initiatives", above, and "-- Product Design and Development", below. The Company's mass customization initiative, imple-mented for its U.S. modular carpet operations in 1994, included the simplification of the Company's carpet manufacturing operations and the purchase of five custom sample production machines, which significantly improved its ability to respond quickly and efficiently to requests for samples. The turnaround time for the Company to produce made-to-order carpet samples to customer specifications has been reduced from an average of 30 days in 1993 to four days in 1995, and the average number of carpet samples produced per month has increased from 90 per month in 1993 to over 1,000 per month in 1995. This ability has significantly enhanced the Company's marketing and sales efforts, and has increased the Company's volume of higher margin custom or made-to-order sales.

     The Company primarily uses its internal marketing and sales force of over 700 persons to market its carpet products, and it also uses independent dealers to broaden its sales efforts. The Company maintains a Creative Services staff that works directly with clients on major design projects. The efforts of these personnel in helping with product selection, customer specifications and unique approaches to design and styling issues are an important component of the marketing aspect of the Company's mass customization approach. In order to implement its global marketing efforts, the Company has product and design studios in the United States, England, France, Germany, Spain, Norway, the Netherlands, Australia, Japan and Singapore. The Company expects to continue to open such offices in other locations around the world as necessary to capitalize on emerging marketing opportunities.

     As part of its full service approach to marketing, the Company maintains a Field Services staff to provide on-site customer service for both in-progress and completed installations. (Actual installation services are generally performed by independent dealers.) In Europe, the Company has licensed selected independent service contractors to provide carpet maintenance services under the mark, IMAGESM (Interface Maintenance Advisory Group of Europe).

  Manufacturing

     The Company manufactures carpet in the United States, the Netherlands, the United Kingdom, Canada and Australia. In addition to enhancing the Company's ability to develop a strong local presence in foreign markets, having foreign manufacturing operations enables the Company to supply its customers with carpet from the location offering the most advantageous terms for delivery times, exchange rates, duties and tariffs and freight expense. The Company believes that the ability to offer consistent products and services on a worldwide basis at attractive prices is an important competitive advantage in servicing multinational customers seeking global supply relationships. Consistent with this strategy, the Company in 1994 entered into a joint venture (owned 70% by the Company) with Modernform Group Public Co., Ltd., a large Thailand-based diversified building products company, to build a carpet tile manufacturing facility in Thailand, which the Company expects to become operational in early 1996. The Company will consider additional locations for manufacturing operations in other parts of the world as necessary to meet the demands of customers in growing international markets. The Company is already exploring establishment of manufacturing operations in Greater China.

     The Company utilizes both conventional and technologically advanced methods of carpet construction. The use of multiple manufacturing processes enables the Company to manufacture carpet of a variety of designs and styles which can be sold over a broad range of prices to different sectors of its markets. Management believes that the Company is the only company with the current ability to manufacture carpet utilizing any of three different fusion-bonding processes, a tufting process and a needle-punching process. Tufted products currently account for the substantial majority of the Company's carpet sales. In 1994, the Company made a major capital investment in high speed tufting technology to improve its tufting operations.

     Operations commenced at the Company's new Prince Street facility in Cartersville, Georgia in November 1995. The design of the new facility is a manifestation of the Company's EcoSense initiative. The state-of-the-art facility will introduce new systems for energy efficiency, increased human productivity, waste reduction and water purification, and will incorporate the use of both recycled and non-toxic building materials. See "-- Environmental Initiatives".

     The Company has entered into arrangements with DuPont pursuant to which the Company currently obtains a significant percentage of its requirements for synthetic fiber (the principal raw material used in the Company's carpet products). The Company believes that these arrangements, which reflect the Company's effort to consolidate purchasing, permit the Company to obtain favorable terms. However, there are adequate alternative sources of supply from which the Company could fulfill its synthetic fiber requirements if its arrangements with DuPont should change. Other raw materials used by the Company are also readily available from a number of sources.

  Competition

     The commercial floorcovering industry is highly competitive. The Company competes, on a global basis, in the sale of its modular and broadloom carpet with other carpet manufacturers and manufacturers of vinyl and other types of floorcovering. Although the industry recently has experienced significant consolidation, a large number of manufacturers remain in the industry. Management believes that the Company is the largest manufacturer of modular carpet in the world, possessing a global market share that is more than two times that of its nearest competitor. However, a number of domestic and foreign competitors manufacture modular carpet as one segment of their business, and certain of these competitors have financial resources in excess of the Company's.

     The Company believes the principal competitive factors in its primary floorcovering markets are quality, design, service, broad product lines, product life, marketing strategy, and pricing. In the commercial office market, modular carpet competes with various floorcoverings, of which broadloom carpet is the most common. The quality, service, design, longer average life, flexibility (design options, selective rotation or replacement, use in combination with roll goods) and convenience of the Company's modular carpet are its principal competitive advantages, which are offset in part by its higher initial cost for comparable grades of broadloom carpet. The acquisitions of Bentley Mills and Prince Street, with their broadloom carpet product lines, have enhanced the Company's competitive position by enabling the Company to offer one-stop shopping to commercial carpet customers and thus to capture some sales that would have gone to competitors.

     In the health care facilities market, the Company's products compete primarily with resilient tile. The Company believes that treatment of its modular carpet with the Intersept antimicrobial chemical agent is a material factor in its ability to compete successfully in the health care market and, increasingly, in other commercial markets.

INTERIOR FABRICS

  Products

     The Company, through Guilford, designs, manufactures and markets specialty fabrics for open plan office furniture systems and commercial interiors. Sales of panel fabrics to original equipment manufacturers (OEMs) of movable office furniture systems constitute the principal portion of the Company's interior fabric operations (approximately 62% of total fabrics sales in fiscal 1994 and 55% in the first nine months of fiscal 1995). In addition, the Company produces woven and knitted seating fabrics, wall covering fabrics that are paper-backed for vertical wall surfaces or acrylic-backed for panel-wall application, ceiling fabrics used to cover tiles or for stretch ceiling construction, and fabrics used for vertical blinds in office interiors.

     Open plan office furniture systems are typically panel-enclosed work stations customized to particular work environments. The open plan concept offers a number of advantages over conventional office designs, including more efficient floor space utilization, reduced energy consumption and greater flexibility to redesign existing space. Since carpet and fabrics are used in the same types of commercial interiors, the Company's carpet and interior fabrics operations are able to coordinate the color, design and marketing of both product lines to their respective customers as part of the Company's "total interior solution" approach.

     The Company recently diversified and expanded significantly both its product offerings and markets for interior fabrics. The Company's 1993 acquisition of the Stevens LinenTM lines added decorative, upscale upholstery fabrics and specialty textile products to Guilford's traditional product offerings. The Company's June 1995 acquisition of Toltec Fabrics, a manufacturer and marketer of fabric for the contract and home furnishings upholstery markets, enhanced the Company's presence in the contract jobber market. In addition, the expected acquisition of the Intek division of Springs Industries, a manufacturer experienced in the production of lighter-weight panel fabrics, is expected to strengthen Guilford's capabilities in that market. All of these developments complement Guilford's dominant position with OEMs of movable office furniture systems.

     The Company manufactures fabrics made of 100% polyester, as well as wool-polyester blends and numerous other natural and man-made blends, which are either woven or knitted. Its products feature a high degree of color consistency, natural dimensional stability and fire retardancy, in addition to their overall aesthetic appeal. All of the Company's product lines are color and texture coordinated. The Company seeks continuously to enhance product performance and attractiveness through experimentation with different fibers, dyes, chemicals and manufacturing processes. Product innovation in the interior fabrics market (similar to the floorcoverings market) is important to achieving and maintaining market share. See "-- Business Strategy and Principal Initiatives", above, and "-- Product Design and Development", below. In 1994, the number of new products introduced by the Company nearly doubled the number introduced in 1993.

     The Company anticipates that future growth opportunities will arise from the growing market for retrofitting services, where fabrics are used to re-cover existing panels, and from the increased importance being placed on the aesthetic design of office space, with upholstery fabric being the segment of its non-panel fabric business with the greatest anticipated growth potential. Management also believes that significant growth opportunities exist in international sales, in domestic health care markets, in contract wall-coverings and in the provision of ancillary textile processing services such as the lamination of fabrics onto substrates for pre-formed panels.

  Marketing and Sales

     The Company's principal interior fabrics customers are OEMs of movable office furniture systems. Guilford sells to essentially all of the major office furniture manufacturers, with the majority of its sales being made to a small number of companies located in the Grand Rapids, Michigan area (where domestic office furniture manufacturing is concentrated). Guilford also sells to manufacturers and distributors of wallcoverings, vertical blinds, cubicle curtains, acoustical wallboards, ceiling tiles and residential furniture, and, since the acquisition of Toltec Fabrics, to contract jobbers. The Guilford of Maine, Stevens Linens and Toltec brand names are well-known in the industry and enhance the Company's fabric marketing efforts.

     The Company's sales to OEM customers are made through Guilford's own sales force. Guilford's sales force also markets open line products for the retrofitting and refurbishing segment of the industry directly to specifiers under the trade name Guilford of Maine Textile Resources. In addition, the Company uses independent dealers to assist with sales of its non-panel fabric products.

     Guilford's sales force also works closely with designers, architects, facility planners and other specifiers who influence the purchasing decisions of buyers in the interior fabrics segment. In addition to facilitating sales, the resulting relationships also provide the Company with market and design ideas that are incorporated into its development of product offerings. Guilford maintains a design studio in Dudley, Massachusetts which facilitates coordination between its in-house designers and the design staffs of major customers. Guilford's design capabilities are expected to benefit from the recent expansion of the scope of David Oakey's product design services to the Company's fabrics business. See "-- Business Strategy and Principal Initiatives", above, and "-- Product Design and Development", below.

     The Company's U.S. sales offices are located in Saddle Brook, New Jersey and Grand Rapids, Michigan. Guilford also has marketing and distribution facilities in Canada and the United Kingdom, and sales representatives in Japan, Hong Kong, Singapore, Korea and South Africa. The Company has sought increasingly, over the past several years, to expand its export business and international operations in the fabrics segment, both to accommodate the demand of principal OEM customers that are expanding their overseas businesses, and to facilitate additional coordinated marketing to multinational customers of the Company's carpet business as part of the Company's "total interior solution" approach.

  Manufacturing

     The Company's fabrics manufacturing facilities are located in Maine, Massachusetts, Michigan and North Carolina. The production of synthetic and wool blended fabrics is relatively intricate and requires many steps. Raw fiber is placed in pressurized vats, and dyes and flame retardants are then forced into the fiber. Particular attention is devoted to the dyeing process, which requires a high degree of expertise in order to achieve color consistency. Following dyeing, the fiber is blended and proceeds through multiple steps, including carding, spinning, cone winding, twisting, dressing, weaving and finishing. All raw materials used by the Company are readily available from a number of sources.

     In response to a shift in Guilford's traditional panel fabric market toward lighter weight, less expensive products, the Company implemented a major capital investment program in 1994 (which included the construction of a new facility and the acquisition of equipment) to enhance the efficiency and breadth of Guilford's yarn manufacturing processes. The program, which is nearing completion, is designed to improve Guilford's cost effectiveness in producing such lighter weight fabrics, reduce manufacturing cycle time, and enable Guilford to reinforce its product leadership position with its OEM customers. The Company anticipates that the program will allow Guilford to achieve significant cost savings in the production of its traditional fabric product line.

     The Company offers textile processing services through Guilford's Component Technologies division in Grand Rapids, Michigan. Such services include the lamination of fabrics onto substrates for pre-formed office furniture system panels, facilitating easier and more cost effective assembly of the system components by Guilford's OEM customers.

  Competition

     The Company competes in the interior fabrics market on the basis of product design, quality, reliability, price and service. By electing to concentrate on the open plan office furniture systems segment, Guilford has been able to specialize its manufacturing capabilities, product offerings and service functions, resulting in a leading market position. Through Guilford, the Company is the largest U.S. manufacturer of panel fabric for use in open plan office furniture systems.

     Drawing on Guilford's dominant position in the panel fabric segment and through its strategic acquisitions, the Company has been successfully diversifying its product offerings for the commercial interiors market to include a variety of non-panel fabrics, including upholstery, cubicle curtains, wallcoverings, ceiling fabrics and window treatments. The competition in these segments of the market is highly fragmented and includes both large, diversified textile companies, several of which have greater financial resources than the Company, as well as smaller, non-integrated specialty manufacturers. However, the Company's capabilities and strong brand names in these segments should enable it to continue to compete successfully.

CHEMICALS AND SPECIALTY PRODUCTS

     The Company's Chemicals and Specialty Products Group is composed of three subsidiaries: Interface Research Corporation and Rockland React-Rite, Inc., which are involved in the research, development, manufacture, marketing and licensing of specialty chemical products, and Pandel, Inc., which produces vinyl carpet tile backing and specialty mat and foam products. While the Chemicals and Specialty Products Group's revenues represent a relatively small portion of total Company revenues (approximately 3% in fiscal 1994), the group traditionally has had the highest profit margins of any division. These subsidiaries also serve as the research and development arm of the Company.

     The Company's leading chemical product, in terms of applicability for the commercial and institutional interiors market, is its proprietary antimicrobial chemical compound, sold under the registered trademark Intersept(R). The Company uses Intersept in many of its carpet and fabric products and has licensed Intersept to other companies for use in a number of products that are noncompetitive with the Company's products, such as paint, vinyl wallcoverings, ceiling tiles and air filters. The licensing arrangements are a component of the Company's Envirosense(R) program. See "Environmental Initiatives".

     The Company also produces and markets Protekt(2)(TM), a proprietary soil and stain retardant treatment; water-proofing sheathing for the fiber optic cable industry and other applications; acrylic monomers, for use in golf balls and other industrial products; accelerators, used to speed the curing process for rubber used in tires, hoses and other products; and Fatigue Fighter(R), an impact-absorbing modular flooring system typically used where people stand for extended periods.

     The Company also recently began to market cable management access flooring systems, a specialty product which it markets through its Interface Architectural Resources business unit. The initial product offering, marketed under the name Intercell(R), is a low-profile (total height of less than three inches) cable management flooring system, particularly well suited for use in the renovation of existing buildings. In early 1995, the Company acquired the rights to the Interstitial Systems(TM) access flooring product, a patented, multiple plenum system that serves to separate pressurized, climate-controlled air flow from the electrical and telecommunications cables included within the same access flooring system.

PRODUCT DESIGN AND DEVELOPMENT

     Innovation and increased customization in product design and styling are the principal focus of the Company's product development efforts. The Company maintains an active research, development and design staff of approximately 100 persons, and also draws on the research and development efforts of its suppliers, particularly in the areas of fibers, yarns and modular carpet backing materials.

     The Company's carpet design and development team is recognized as the industry leader in carpet design and product engineering. Under the leadership of David Oakey since January 1994 (pursuant to the Company's exclusive consulting contract with Mr. Oakey's design firm Roman Oakey, Inc.), the Company's U.S. modular carpet subsidiary created 26 new modular carpet designs in 1994, the largest number in one year in the Company's history. The new modular carpet designs, as well as broadloom designs introduced by Bentley Mills and Prince Street, were well-received by the targeted specifier market, and resulted in the Company receiving eight (out of a possible 12) U.S. carpet industry design awards bestowed by the International Interior Design Association in 1994, including all five awards in the carpet tile division. Mr. Oakey was also instrumental in the Company's implementation of a new product development concept -- "simple inputs for pretty outputs" -- resulting in the ability to efficiently produce many products from a single yarn system. The Company's mass customization production approach evolved, in major part, from this concept. In addition to increasing the number and variety of product designs (which enables the Company to increase high margin custom sales), the mass customization approach increases inventory turns and reduces inventory levels (for both raw materials and standard products) and its related costs because of the Company's more rapid and flexible production capabilities.

     For most of 1994, the Company's focus for Roman Oakey's product design/production engineering services was principally on the Company's carpet tile products for the U.S. market. Roman Oakey's design services are being extended to the Company's international carpet operations and an affiliate of that firm has been engaged to provide similar design services to the Company's interior fabrics business (which already has significant capabilities in the design area). The Company expects increased levels of innovation in product design and development for those divisions to be achieved in the future.

ENVIRONMENTAL INITIATIVES

     An important initiative of the Company over the past several years has been the development of the Envirosense Consortium, an organization of companies concerned with addressing workplace environmental issues, particularly poor indoor air quality. The Consortium now totals 24 member organizations, including interior products manufacturers (a number of which are licensees of the Company's Intersept antimicrobial agent), professional service organizations and design professionals.

     In the latter part of 1994, the Company commenced a new industrial ecology initiative called EcoSense, inspired in major part by the interest of important customers concerned about the environmental implications of how they and their suppliers do business. EcoSense is directed towards the elimination of energy and raw materials waste in the Company's businesses, and, on a broader and more long-term scale, the practical reclamation -- and ultimate restoration -- of shared environmental resources. The initiative involves a commitment by the Company to learn to meet its raw material and energy needs through recycling carpet and other petrochemical products and harnessing benign energy sources, and to pursue the creation of new processes to help sustain the earth's non-renewable natural resources.

     The Company believes that its environmental initiatives are valued by its employees and an increasing number of its important customers and provide a competitive advantage in marketing products to such customers. The Company also believes that the resulting long-term resource efficiency (reduction of wasted environmental resources) will ultimately produce cost savings to the Company.

PATENTS AND TRADEMARKS

     The Company owns numerous patents in the United States and abroad on its modular carpet and manufacturing processes and on the use of its Intersept antimicrobial chemical agent in various products. The duration of United States patents is between 14 and 20 years from the dates of filing of a patent application or issuance of the patent; the duration of patents issued in other countries varies from country to country. The Company considers its know-how and technology more important to its current business than patents and, accordingly, believes that expiration of existing patents or nonissuance of patents under pending applications would not have a material adverse effect on its operations. However, the Company maintains an active patent and trade secret program in order to protect its proprietary technology, know-how and trade secrets.

     The Company also owns numerous trademarks in the United States and abroad. Some of the more prominent registered trademarks of the Company include:
Interface, Heuga, Intersept, GlasBac, System Six, Guilford of Maine, Bentley and Prince St. Technologies. Trademark registrations in the United States are valid for a period of 10 years and are renewable for additional 10-year periods as long as the mark remains in actual use. The duration of trademarks registered in other countries varies from country to country.

PROPERTIES

     The Company maintains its corporate headquarters in Atlanta, Georgia in approximately 11,465 square feet of leased space. The following table lists the Company's principal manufacturing facilities:

                       LOCATION                           PRIMARY PRODUCTS     FLOOR SPACE (SQ. FT.)
------------------------------------------------------  ---------------------  ---------------------
Cartersville, Georgia.................................  Broadloom carpet               210,000
City of Industry, California..........................  Broadloom carpet               539,641
LaGrange, Georgia.....................................  Modular carpet                 326,666
West Point, Georgia...................................  Modular carpet                 108,380
Athens, Tennessee.....................................  Modular carpet                  71,577
Scherpenzeel, the Netherlands.........................  Modular carpet                 292,142
Shelf, England........................................  Modular carpet                 223,342
Sanquhar, Scotland....................................  Modular carpet                  43,594
Craigavon, N. Ireland.................................  Modular carpet                 125,060
Ontario (Belleville), Canada..........................  Modular carpet                  77,000
Picton, Australia.....................................  Modular carpet                  89,560
Bangkok, Thailand(1)..................................  Modular carpet                  66,072
Guilford, Maine(2)....................................  Interior fabrics               511,441
Eastport, Maine.......................................  Interior fabrics                78,135
Newport, Maine........................................  Interior fabrics               208,932
Dudley, Massachusetts.................................  Interior fabrics               300,000
East Douglas, Massachusetts...........................  Interior fabrics               301,772
Grand Rapids, Michigan................................  Interior fabrics                55,800
Greensboro, North Carolina............................  Interior fabrics                63,700
Cartersville, Georgia.................................  Specialty products             124,500
Rockmart, Georgia.....................................  Chemicals                       37,500
Chatom, Alabama.......................................  Chemicals                        7,500

---------------

(1) Under construction, expected to be operational in early 1996.
(2) Includes new facility under construction, expected to be operational in fourth quarter of fiscal 1995.

     The Company owns all of its manufacturing facilities, except Guilford's facility in Grand Rapids, Michigan; Pandel's facility in Cartersville, Georgia; Bentley Mills' facilities in City of Industry, California, and Athens, Tennessee; and Toltec's facility in Greensboro, North Carolina, which are leased. The Bangkok, Thailand facility is owned by a joint venture in which the Company has a 70% interest.

     The Company maintains marketing offices in 83 locations in 42 countries and distribution facilities in 17 locations in nine countries. Most of the marketing locations and many of the distribution facilities are leased.

     The Company believes that its manufacturing and distribution facilities, and its marketing offices, are sufficient for its present operations. The Company will continue, however, to consider the desirability of establishing additional facilities and offices in other locations around the world as part of its business strategy to meet expanding global market demands.

EMPLOYEES

     At October 1, 1995, the Company employed a total of approximately 4,850 employees worldwide. Of such employees, approximately 2,100 were clerical, sales, supervisory and management personnel and the balance were manufacturing personnel.

     Certain of the Company's production employees in Australia and the United Kingdom are represented by unions. As required by the laws of the Netherlands, a Works Council, the members of which are Company employees, is required to be consulted by management with respect to certain matters relating to the Company's operations in that country, such as any change in control of Interface Europe B.V. (the Company's modular carpet facility based in the Netherlands), and the approval of such Council is required for certain actions, including changes in compensation scales or employee benefits. Management believes that its relations with the Works Council, the unions and all of its employees are good.

LEGAL PROCEEDINGS

     The Company is not aware of any material pending legal proceedings involving it or any of its property.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information regarding the executive officers and directors of the Company as of October 1, 1995:

            NAME              AGE                  PRINCIPAL POSITION(S)
----------------------------  ---   ---------------------------------------------------
Ray C. Anderson.............  61    Chairman of the Board, President and Chief
                                    Executive Officer
Charles R. Eitel............  46    Executive Vice President (President and CEO,
                                      Floorcoverings Group) and Director
Brian L. DeMoura............  50    Senior Vice President and Director
David Milton................  60    Senior Vice President and Director
Don E. Russell..............  58    Senior Vice President and Director
C. Edward Terry.............  61    Senior Vice President and Director
John H. Walker..............  51    Senior Vice President
Gordon D. Whitener..........  32    Senior Vice President and Director
Daniel T. Hendrix...........  40    Senior Vice President-Finance, Chief Financial
                                    Officer and Treasurer
David W. Porter.............  49    Senior Vice President, General Counsel and
                                    Secretary
F. Colville Harrell.........  60    Vice President-Planning & Analysis
Alan S. Kabus...............  38    Vice President
John R. Wells...............  34    Vice President
Carl I. Gable...............  56    Director
Dr. June M. Henton..........  55    Director
J. Smith Lanier, II.........  68    Director
Leonard G. Saulter..........  69    Director
David G. Thomas.............  70    Director
Clarinus C. Th. van Andel...  65    Director

     Mr. Anderson founded the Company in 1973, and has served as the Company's Chairman and Chief Executive Officer since its founding.

     Mr. Eitel joined the Company in November 1993 as a Senior Vice President of the Company and as President of Interface Americas, Inc. (a wholly-owned U.S. holding company), with responsibility for the Company's modular carpet operations throughout the Americas. In October 1994, Mr. Eitel was promoted to Executive Vice President of the Company and appointed to the newly created position of President and Chief Executive Officer of the Floorcoverings Group, thereby assuming overall responsibility for the Company's worldwide carpet business. From July 1987 until joining the Company, Mr. Eitel served as President of the Floorcoverings Division (based in Dalton, Georgia) of Collins & Aikman Corporation. Collins & Aikman is a diversified textile producer, headquartered in North Carolina.

     Mr. DeMoura became a Senior Vice President of the Company and President and Chief Executive Officer of Guilford in March 1994. From August 1990 until joining the Company, Mr. DeMoura served as President and CEO of Fashion Fabrics of America, Inc., an Orangeburg, South Carolina based producer of fabrics for the upscale men's and women's apparel markets. From December 1988 until January 1990, he served as Vice President and General Manager of the Yarn Sales Division of Doran Textiles, Inc., a Shelby, North Carolina based producer of novelty yarns for the apparel and home furnishing markets.

     Mr. Milton joined the Company in January 1992 as a Senior Vice President. Upon joining the Company, he also became President and Chief Executive Officer of Interface Asia-Pacific, Inc. (a wholly-owned U.S. holding company) and assumed responsibility for the Company's operations in Japan, China, Southeast Asia, Australia, New Zealand and the Pacific Islands. Prior to joining the Company, Mr. Milton was an independent management consultant.

     Mr. Russell, a co-founder of the Company, has served in various executive capacities since 1973. He became a Senior Vice President in 1986. He currently serves as President and Chief Executive Officer of the Company's Architectural Resources business unit. Mr. Russell served as President and CEO of Interface Europe, Inc. (the Company's U.S. holding company for its subsidiaries in Europe) and Interface Europe B.V. from 1991 to August 1995, and as Managing Director of Interface Europe Ltd. (the Company's U.K. modular carpet subsidiary) from 1989 to August 1995.

     Mr. Terry has been a Senior Vice President since joining the Company in 1987. He has served as President and Chief Executive Officer of Rockland React-Rite, Interface Research Corporation and Pandel since 1987, 1988 and 1990, respectively. He served as President and CEO of Interface Flooring Systems, Inc., the Company's principal U.S. modular carpet subsidiary based in LaGrange, Georgia ("IFS"), and Interface Americas from February 1991 until November 1993.

     Mr. Walker joined the Company in 1988 as a result of the Company's acquisition of Heuga Holding B.V. (now Interface Europe B.V.), for which he had worked since 1972. At the time of the acquisition, Mr. Walker was serving as Vice President-Sales and Marketing of Heuga Holding, and he continued in that position with Interface Europe until becoming Senior Vice President-Sales and Marketing in February 1995. Mr. Walker was promoted in August 1995 to Senior Vice President of the Company and President and Chief Executive Officer of Interface Europe.

     Mr. Whitener joined the Company in November 1993 as Senior Vice President-Sales & Marketing of IFS. In October 1994, he became a Senior Vice President of the Company and the President and Chief Executive Officer of Interface Americas, assuming responsibility for Prince Street and the Company's modular carpet operations throughout the Americas. In July 1995, Mr. Whitener also assumed corporate responsibility for Bentley Mills. From April 1988 until joining the Company, Mr. Whitener served in various sales management capacities with Collins & Aikman (Floorcoverings Division), including Vice President-Marketing from March 1993.

     Mr. Hendrix joined the Company as Financial Manager in 1983. He became Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, and Senior Vice President-Finance in 1995.

     Mr. Porter has served as Vice President and General Counsel since joining the Company in 1986, and as Secretary since 1987. He became a Senior Vice President in 1995.

     Mr. Harrell joined the Company as a planning analyst in 1984, and became Vice President-Planning & Analysis in 1986. He served as Senior Vice President-Operations of IFS from September 1992 until October 1994, at which time he resumed his current position with the parent Company.

     Mr. Kabus joined the Company in 1993 as a result of the Company's acquisition of Bentley Mills, which he had joined as a salesman in 1984. At the time of the acquisition, Mr. Kabus was serving as Regional Sales
Manager-Northeast Region of Bentley Mills. He was promoted to Vice President of the Company and President and Chief Executive Officer of Bentley Mills in July 1995.

     Mr. Wells joined the Company in February 1994 as Vice President-Sales of IFS and was promoted to Senior Vice President-Sales and Marketing of IFS in October 1994. He was promoted to Vice President of the Company and President and Chief Executive Officer of IFS in July 1995. Prior to joining the Company, Mr. Wells worked with the commercial division of Shaw Industries for 13 years, where he was a key member of the management team that started the Networx Modular Carpet Division of that company and where he also held various sales management responsibilities for the Shaw Commercial and Stratton Commercial Divisions.

     Mr. Gable, a director since March 1984, is an attorney-at-law in the Atlanta law firm of Booth, Owens & Jospin. Mr. Gable was a private investor and business consultant from January 1991 until joining Booth, Owens & Jospin in September 1992. From June 1985 to December 1990 he served as Vice Chairman of Intermet Corporation, a multinational iron castings manufacturer.

     Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the School of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, is an accomplished author and lecturer on child and family issues. She has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs spanning the textile industrial complex.

     Mr. Lanier has been a director since 1973. He is Chairman and Chief Executive Officer of J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia. Mr. Lanier also serves as a director of Intercel, Inc., a cellular telephone company based in West Point, and National Vision Associates, Ltd., a Lawrenceville, Georgia based operator of retail optical centers. He also serves on the Boards of numerous nonprofit organizations.

     Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford until January 1990, and as Guilford's Chairman from January 1990 until his retirement in June 1991. In October 1993, Mr. Saulter resumed the position of President of Guilford on an interim basis, serving until March 1994.

     Mr. Thomas, a director since February 1991, is Chairman of The Fleming Enterprise Investment Trust PLC, an investment company located in the United Kingdom. Mr. Thomas has served as a director of Interface Europe Ltd. since October 1985. Mr. Thomas also serves as a director of Dover Corporation and Carlisle Companies, Inc., two U.S. based companies involved in the industrial equipment business.

     Mr. van Andel, who has been a director since October 1988, is a partner in the law firm of Schut & Grosheide, Amsterdam. He has served as Chairman of the supervisory board of Interface Europe B.V. since 1984.

     The Board of Directors of the Company currently consists of 13 directors. The holders of the Company's Class B Common Stock are entitled to elect a majority (seven) of the Board members, as long as the outstanding shares of Class B Common Stock equal at least ten percent (10%) of the combined number of issued and outstanding shares of Class A and Class B Common Stock, and the holders of the Company's Class A Common Stock are entitled to elect the remaining (six) directors. As a result of a voting agreement among Mr. Anderson and several other holders of Class B Common Stock, Mr. Anderson has the ability to elect a majority of the Board members. See "Security Ownership of Management and Principal Holders -- Class B Stock Voting Agreement". The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified. Executive officers serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (based on salary and bonus earned in fiscal 1994) for each of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                  ANNUAL COMPENSATION               AWARDS
                                          ------------------------------------   ------------
                                                                  OTHER ANNUAL    SECURITIES     ALL OTHER
            NAME AND                       SALARY       BONUS     COMPENSATION    UNDERLYING    COMPENSATION
       PRINCIPAL POSITION          YEAR     ($)          ($)          ($)        OPTIONS (#)        ($)
---------------------------------  ----   --------     --------   ------------   ------------   ------------
Ray C. Anderson,.................  1994   $315,000     $250,000        N/A(1)        20,000        $1,848(5)
  Chairman, President and Chief    1993    250,000      149,015        N/A(1)       -0-             1,799(5)
  Executive Officer                1992    242,500      110,144        N/A(1)       -0-             1,746(5)
Charles R. Eitel,................  1994    299,167      240,000        N/A(1)       -0-            -0-
  Executive Vice President         1993     42,364(2)   175,000(2)      N/A(1)      100,000        -0-
  (President & CEO,                1992        N/A(2)       N/A(2)      N/A(1)          N/A(2)        N/A(2)
  Floorcoverings Group)
Royce R. Renfroe,................  1994    225,000      225,000        N/A(1)       -0-            15,595(5)
  Senior Vice President            1993    131,250(3)   153,563(3)      N/A(1)       40,000        -0-
                                   1992        N/A(3)       N/A(3)      N/A(1)          N/A(3)        N/A(3)
Don E. Russell,..................  1994    250,000      200,000        N/A(1)        40,000         1,848(5)
  Senior Vice President            1993    200,000       50,490        N/A(1)       -0-             1,799(5)
                                   1992    195,000       50,000        N/A(1)       -0-             1,746(5)
David Milton,....................  1994    373,061(4)    30,000        N/A(1)       -0-             1,848(5)
  Senior Vice President            1993    289,319(4)    67,548        N/A(1)       -0-             1,799(5)
                                   1992    270,609(4)    30,000        N/A(1)       100,000        -0-

---------------

(1) Amount does not exceed 10% of the salary and bonus paid to such individual.
(2) Mr. Eitel joined the Company in November 1993. The bonus paid to Mr. Eitel in 1993 was paid pursuant to the terms of Mr. Eitel's employment agreement.
(3) Mr. Renfroe joined the Company in June 1993 in connection with the Bentley Mills acquisition. (He resigned from the Company in July 1995.)
(4) Includes $173,061 (1994), $139,319 (1993) and $120,609 (1992) in
     extraordinary remuneration related to assignment in Hong Kong.
(5) Represents the Company's matching contribution (made in the form of Class A Common Stock) under the Company's 401(k) Savings and Investment Plans. Mr. Renfroe's figure also includes a $1,500 profit sharing contribution under the 401(k) Plan in effect for Bentley Mills, and $12,595 paid for the premium on a whole life insurance policy (a portion of which will be repaid to the Company under the terms of the policy).

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth, as of October 1, 1995 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person known by the Company to be the beneficial owner of more than 5% of any such class of the Company's voting securities, (ii) the Company's Chief Executive Officer and four other most highly compensated executive officers (based on fiscal 1994 compensation), and (iii) all executive officers and directors of the Company as a group.

                                                            AMOUNT AND                    PERCENT OF
                                                  TITLE     NATURE OF         PERCENT       CLASS A
              BENEFICIAL OWNER(1)                  OF       BENEFICIAL           OF          AFTER
      (AND BUSINESS ADDRESS OF 5% OWNERS)         CLASS    OWNERSHIP(2)       CLASS(2)   CONVERSION(3)
-----------------------------------------------  -------   ------------       --------   -------------
Ray C. Anderson................................  Class A        15,826(4)       *              9.7%
2859 Paces Ferry Road, Suite 2000                Class B     1,616,463(5)      53.9%
Atlanta, Georgia 30339
Ariel Capital Management, Inc..................  Class A     3,029,089(6)(7)    19.8
307 N. Michigan Avenue
Chicago, Illinois 60601
David L. Babson & Company, Inc.................  Class A     1,260,100(6)(8)     8.2
One Memorial Drive
Cambridge, Massachusetts 02142
FMR Corp.......................................  Class A     1,127,634(6)(9)     7.3
82 Devonshire Street
Boston, Massachusetts 02109
Brian L. DeMoura...............................  Class B         8,000(10)      *            *
Charles R. Eitel...............................  Class A         7,956(11)      *            *
                                                 Class B        75,000(11)       2.4
David Milton...................................  Class A         8,913(12)      *            *
                                                 Class B        80,000(12)       2.6
Don E. Russell.................................  Class A         9,692(13)      *            *
                                                 Class B        84,732           2.8
All executive officers and directors as a group  Class A       263,840(14)       1.7          13.3
  (17 persons).................................  Class B     2,074,641(15)      65.1

---------------

   * Less than 1%.
 (1) Does not include First Capital Corporation of Chicago which owns 167,500 shares of the Company's Series A Cumulative Convertible Preferred Stock, which are convertible into 1,132,713 shares of the Company's Class A Common Stock.
 (2) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.
 (3) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares he or they own into Class A shares.
 (4) Includes 4,000 shares held by Mr. Anderson's wife and 11,826 shares issuable upon conversion of Convertible Debentures held by The Ray C. Anderson Foundation, Inc. (a nonprofit corporation of which Mr. Anderson is a director). Mr. Anderson disclaims beneficial ownership of the shares owned by his wife.
 (5) Includes 4,000 shares that Mr. Anderson has the right to acquire pursuant to exercisable stock options. Does not include shares of Class B Common Stock subject to the Voting Agreement described below that are not owned of record by Mr. Anderson.
 (6) Based upon information included in statements provided to the Company by such beneficial owners. Information is as of December 31, 1994 for David L. Babson & Company, Inc. ("Babson") and FMR Corp. ("FMR"), and as of September 30, 1995 for Ariel Capital Management, Inc. ("Ariel").
 (7) All such shares are held by Ariel for the accounts of clients, and Ariel disclaims beneficial ownership of such shares. Ariel, in its capacity as investment advisor, has sole voting power with respect to 2,698,839 shares and shared voting power with respect to 33,800 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)
 (8) Babson, in its capacity as investment advisor, has sole voting power with respect to 722,200 shares and shared voting power with respect to 537,900 shares. Babson has sole investment power with respect to all such shares.
 (9) Includes 171,584 shares issuable upon conversion of Convertible Debentures. Fidelity Management & Research Company and Fidelity Management Trust Company, wholly-owned subsidiaries of FMR, beneficially own such shares in their respective capacities as investment advisor and investment manager to several investment companies and institutional investors. FMR has sole voting power with respect to 252,369 shares. FMR has sole investment power with respect to all such shares. (Edward C. Johnson, III, Chairman and a controlling person of FMR, may be deemed to have sole voting power with respect to 252,369 shares and sole investment power with respect to all such shares, as well. Mr. Johnson, together with various Johnson family members and trusts for the benefit of Johnson family members, form a controlling group with respect to FMR.)
(10) All such shares may be acquired by Mr. DeMoura pursuant to exercisable stock options.
(11) Mr. Eitel has the right to acquire 2,956 of such Class A shares upon conversion of Convertible Debentures and all such Class B shares pursuant to exercisable stock options.
(12) Mr. Milton has the right to acquire 5,913 of such Class A shares upon conversion of Convertible Debentures and all such Class B shares pursuant to exercisable stock options.
(13) Includes 8,000 shares that Mr. Russell has the right to acquire pursuant to exercisable stock options.
(14) Includes an aggregate of 172,782 shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options (158,000 shares) and upon conversion of Convertible Debentures (14,782 shares).
(15) Includes 194,000 shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options.

CLASS B STOCK VOTING AGREEMENT

     Certain holders of Class B Common Stock of the Company have entered into a voting agreement (the "Voting Agreement") providing for certain of their Class B shares to be voted as a block in the manner determined by the record owners of a majority of the shares subject to the agreement. The Voting Agreement expires on April 13, 1998. The shares of Class B Common Stock subject to the agreement exceed a majority of the outstanding shares of Class B Common Stock. Ray C. Anderson owns a majority of the shares subject to the agreement, and thus can direct the voting of the entire block. (The Voting Agreement also gives Mr. Anderson the right of first refusal to purchase any shares subject to the agreement that are proposed to be sold in the public market or in a private transaction.) Under the terms of the Class B Common Stock, its special voting rights to elect a majority of the Board members would terminate irrevocably if the total outstanding shares of Class B Common Stock ever comprises less than ten percent (10%) of the Company's total issued and outstanding shares of Class A and Class B Common Stock. On October 1, 1995, the outstanding Class B shares constituted 16.4% of the total outstanding Class A and Class B shares.

           DESCRIPTION OF CERTAIN INDEBTEDNESS AND OTHER OBLIGATIONS

     The following summarizes the material long-term indebtedness and certain other material obligations of the Company and its subsidiaries. The Company's indebtedness is substantial in relation to its shareholders' equity. See "Capitalization". The summary is not a complete description of such indebtedness or obligations. Copies of the material agreements relating to such indebtedness have been filed with the Commission and the description set forth below is qualified in its entirety by reference to such agreements, each of which will be furnished to a prospective investor upon its request.

REVOLVING CREDIT AND TERM LOAN FACILITY

     On June 30, 1995 the Company amended and restated its existing credit facilities pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement"), by and among the Company, Interface Europe Ltd. (a wholly-owned English subsidiary of the Company), and Interface Scherpenzeel B.V. (a wholly-owned Dutch subsidiary of the Company), each as a "Borrower"; Trust Company Bank (now SunTrust Bank, Atlanta) and The First National Bank of Chicago, as Co-Agents; and the other lenders signatory thereto. The Credit Agreement provides for a $140 million domestic revolving credit facility, a $60 million multicurrency revolving credit facility, and term loans aggregating $50 million. The maturity date for all loans made pursuant to the domestic revolving credit facility and the multicurrency revolving credit facility is June 30, 1999. The final maturity date for the term loans is December 31, 2001, with a mandatory prepayment of $25 million being due and payable on December 29, 2000. The domestic revolving credit facility also includes two subfacilities -- a letter of credit facility in the amount of $40 million and a domestic swing line credit facility in the amount of $5 million. The multicurrency credit facility also provides for a multicurrency swing line subfacility in the amount of $5 million.

     The credit facilities evidenced by the Credit Agreement are secured (i) by a pledge of all of the outstanding capital stock of each of the Company's principal domestic operating subsidiaries, and (ii) by a pledge of up to 66% of the outstanding capital stock of the Company's operating subsidiaries organized and incorporated in jurisdictions outside of the United States. In addition, the principal domestic subsidiaries of the Company have guaranteed all of the Company's and the other Borrowers' obligations under the Credit Agreement. At the election of a Borrower, the Borrower may select a number of different rate options and interest periods for each borrowing, most of which are tied to market indices and some of which are determined by a bid process. The applicable non-bid interest rates are adjusted quarterly based on the Company's "leverage ratio" (the ratio of funded debt to total capitalization) and the Company's "interest coverage ratio" (the ratio of EBITA to interest expense). At October 1, 1995, approximately $206.4 million was outstanding under the Credit Agreement, such amounts bearing interest at a blended rate of 6.9%.

     The Credit Agreement limits the Company's ability to, among other things, incur indebtedness or contingent obligations, to make acquisitions of or invest in businesses (in excess of a specified amount), to create or incur liens on assets, to pay dividends, and purchase or redeem any of the Company's stock (other than as permitted in the Credit Agreement). The Credit Agreement requires that the Company meet certain financial tests, as well as comply with certain other reporting, affirmative and negative covenants. If the Company or any other Borrower fails to perform or breaches any of its affirmative or negative covenants under the Credit Agreement, or if other limited, specified events occur (such as a bankruptcy or similar event), after giving effect to any applicable notice and right to cure provisions, an event of default will exist under the Credit Agreement. If an event of default exists and is continuing, the Co-Agents may, and upon the written request of a specified percentage of the lenders under the Credit Agreement shall, (i) declare all commitments of the lenders under the Credit Agreement terminated and (ii) declare the principal of and any accrued interest on the loans made under the Credit Agreement, as well as any other amounts owing thereunder, immediately due and payable. The Credit Agreement also provides that should certain events resulting in a change of control of the Company occur, the lenders shall be entitled to require prepayment of all of the loans outstanding under the Credit Agreement, as well as any and all other obligations thereunder.

     The Credit Agreement was amended to permit the offering of the Outstanding Notes and the redemption of the Convertible Debentures, and generally to conform the principal covenants of the Credit Agreement to those contained in the Indenture.

CERTAIN OTHER LINES OF CREDIT OBLIGATIONS

     The Company maintains approximately $27.0 million (denominated in U.S. dollars and other currencies) in revolving lines of credit through several of its subsidiaries (both domestic and foreign), some of which are uncommitted, demand lines of credit. In general, interest is charged at the prime lending rate of the lenders extending such credit. At October 1, 1995, the equivalent of approximately $1.6 million was outstanding under these lines of credit.

SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

     The Company issued 250,000 shares of its Series A Cumulative Convertible Preferred Stock, $1.00 par value, with a face value of $100.00 per share (the "Series A Preferred Stock") in conjunction with the Company's acquisition of Bentley Mills in June 1993. As of October 1, 1995, all of such shares of Series A Preferred Stock were outstanding. The holders of the Series A Preferred Stock are entitled to a preferred cash dividend of 7% per annum on the sum of (i) the face value of each share of Series A Preferred Stock and (ii) the amount, if any, of previously accrued and due but unpaid dividends. Dividends are payable quarterly whether or not declared. Shares of the Series A Preferred Stock are non-voting, except as required by law or in limited circumstances to protect their preferential rights.

     Shares of the Series A Preferred Stock are convertible into shares of the Company's Class A Common Stock at the rate of one share of Class A Common Stock for each $14.7875 of face value and accrued but unpaid dividends with respect to Series A Preferred Stock. The Series A Preferred Stock became redeemable in whole or in part at the option of the Company on June 1, 1995, at a redemption price equal to face value plus accrued dividends; however, through May 31, 1996, the Series A Preferred Stock may be redeemed only if the market price (defined as the average price over the preceding 10 trading days) on the date notice of redemption is sent by the Company exceeds 120% of the effective conversion price per whole share of Series A Preferred Stock on such date. Commencing May 31, 2003, each record holder of a share of Series A Preferred Stock will have the right to require the Company to redeem at the redemption price some or all of such holder's Series A Preferred Stock, subject to certain limitations.

ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM

     In August 1995, the Company commenced an accounts receivable securitization program (the "Securitization Program") that provides the Company up to $65.0 million of funding from the sale of trade accounts receivable generated by certain of its operating subsidiaries. As of October 1, 1995, Interface Flooring Systems, Inc., Guilford and Bentley Mills (collectively, the "Originators") were the only subsidiaries participating in the Securitization Program. In connection with the Securitization Program, the Company formed a single-purpose, wholly-owned subsidiary, Interface Securitization Corporation ("ISC"), to serve as the purchaser of accounts receivable of the Originators. ISC, in turn, entered into (i) a receivables purchase agreement (the "Primary Purchase Agreement") with Special Purpose Accounts Receivable Cooperative Corporation (the "Primary Purchaser") and Canadian Imperial Bank of Commerce as servicing agent for the Primary Purchaser, both unaffiliated with the Company, and (ii) a separate receivables purchase agreement (the "Back-Stop Purchase Agreement") with a group of financial institutions (collectively, the "Back-Stop Purchasers") and the Company. The Back-Stop Purchasers are substantially the same as the lenders under the Company's Credit Agreement. (The Primary Purchaser and the Back-Stop Purchasers are sometimes referred to collectively as the "Purchasers".)

     Under the Securitization Program, ISC purchases and pools, on a daily basis, accounts receivable and related rights (the "Pool") from the Originators for a cash purchase price equal to the outstanding balance of the receivables at the time of sale (net of reserves for doubtful accounts). The Primary Purchaser, in turn, acquires from ISC an undivided percentage ownership interest in the Pool by investing cash in ISC, up to a maximum investment of $65.0 million, which entitles it to an agreed upon investment yield and to the repayment of its investment if it ceases participating in the Securitization Program. Daily collections on the receivables in the Pool are controlled and administered by the Company acting as collection agent for ISC and the Primary Purchaser, and after reservation of the Primary Purchaser's accrued investment yield, are automatically reinvested and used to purchase new receivables from the Originators. The Primary Purchaser's ownership interest in the Pool is recalculated to reflect the effect of each day's collections and reinvestment. In the absence of unanticipated events (such as a cessation of reinvestments as discussed below), the Primary Purchaser's percentage ownership interest in the Pool will generally be equal to 100%, even though the aggregate balance of the receivables in the Pool will be significantly greater than the amount invested by the Primary Purchaser.

     As of October 1, 1995, the Primary Purchaser's investment in the Pool was $37.9 million; the aggregate balance of the receivables in the Pool on that date was $67.6 million; and the percentage amount of the Primary Purchaser's undivided ownership interest in the Pool was 100%.

     The Primary Purchase Agreement specifies several events of termination that would permit the Primary Purchaser to take control of collections on the receivables in the Pool. Moreover, the Primary Purchaser has the right, on three business days' prior written notice, to cease reinvestment of its share of daily collections and to receive such collections until its investment is fully recovered.

     If the Primary Purchaser ceases making reinvestments in the Pool, so that its outstanding investment becomes owing, ISC could seek to refinance the Primary Purchaser's investment by selling comparable undivided ownership interests in the Pool to the Back-Stop Purchasers pursuant to the Back-Stop Purchase Agreement. The Back-Stop Purchase Agreement would operate in substantially the same manner as the Primary Purchase Agreement, except that the Back-Stop Purchasers have committed to invest only $47.5 million in the Pool (which may be less than the investment made and owing to the Primary Purchaser). If an event of termination does occur, the Back-Stop Purchasers would be entitled to cease reinvestments and to receive all daily collections until their investment in the Pool has been fully recovered. As of October 1, 1995, the Back-Stop Purchasers had no investment in the Pool.

     If an event of termination existed under the Back-Stop Purchase Agreement at the time ISC sought to refinance the Primary Purchaser's investment by selling ownership interests in the Pool to the Back-Stop Purchasers, they would not be obligated thereunder to purchase interests in the Pool. In that event (or if the Back-Stop Purchasers were to commence investments and then cease reinvestments because of an event of termination), the Company expects that it would seek to borrow a sufficient sum under its Credit Agreement to permit ISC to repay all amounts owing to the Purchasers with respect to their respective ownership interests in the Pool. However, the occurrence of certain events of termination under the Primary Purchase Agreement or the Back-Stop Purchase Agreement may also constitute events of default under the Credit Agreement, which would permit the lenders thereunder to withhold future loans to the Company. If the Company were not able to borrow sufficient sums under the Credit Agreement (or otherwise obtain the funding necessary) to refinance the Purchasers' respective investments in the Pool, then control of collections on the receivables in the Pool would remain with the Purchasers until they recover their investments in the Pool. Moreover, the Originators would be obligated to continue to sell their receivables to ISC for at least an additional 90 days following an event of termination if any investment by the Purchasers has not been repaid, even though ISC may not have the cash flow to pay for the receivables because of a cessation of the reinvestment of collections proceeds.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Outstanding Notes were issued under an indenture dated as of November 15, 1995 (the "Indenture") among the Company, the Guarantors (as defined herein) and First Union National Bank of Georgia, as trustee (the "Trustee"). The Exchange Notes will also be issued under the Indenture, and the Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the effectiveness of the Registration Statement of which this Prospectus is a part. The form and terms of the Exchange Notes will be the same as the Outstanding Notes, except that the issuance of the Exchange Notes has been registered under the Securities Act and thus the Exchange Notes will not bear legends restricting their transferability. The Exchange Notes will evidence the same indebtedness as the Outstanding Notes, will be entitled to the benefits of the Indenture, and will be treated as a single class under the Indenture with any Outstanding Notes that remain outstanding after the Exchange Offer.

     The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture (a copy of which has been filed with the Commission as an exhibit to the Registration Statement), including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions".

GENERAL

     The Notes are unsecured senior subordinated guaranteed obligations of the Company limited to $125,000,000 aggregate principal amount. The Notes are guaranteed on a joint and several and senior subordinated basis by each of the Guarantors pursuant to the Guarantees described below. The Outstanding Notes were, and the Exchange Notes will be, issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes are payable, and the Notes may be transferable, at the office of the Company's agent in Atlanta, Georgia located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

     Substantially all of the operations of the Company are conducted by Subsidiaries of the Company. Accordingly, the Company is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. The Subsidiaries of the Company that are not Material U.S. Subsidiaries will not guarantee the Notes. Therefore, the Indebtedness represented by the Notes is effectively subordinate in right of payment to all obligations of such Subsidiaries. In addition, the claims of the Noteholders are subject to the prior payment of all liabilities for Guarantor Senior Indebtedness (whether or not for borrowed money) of Subsidiaries which are Guarantors and are effectively subordinate in right of payment to all existing and future secured Indebtedness of the Company and its Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Company and its Subsidiaries to satisfy the claims of the Noteholders. See "Risk Factors -- Subordination of the Notes; Holding Company Structure".

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on November 15, 2005. The Outstanding Notes bear interest at the rate of 9 1/2% per annum from November 21, 1995, the date of initial issuance. The Exchange Notes will bear interest at the rate of 9 1/2% per annum from their date of issuance, except that Holders of Exchange Notes will also receive interest on May 15, 1996 from the date of initial issuance of the Outstanding Notes to the date of surrender of such Outstanding Notes in exchange for Exchange Notes. Subject to the preceding sentence, interest on the Notes will be payable semi-annually on each May 15 and November 15, commencing May 15, 1996, to the holders of record of Notes at the close of business on the May 1 and November 1 immediately preceding such interest payment dates. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION AND OFFER TO PURCHASE

     Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2000 on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning November 15 of the years indicated below:

                                                                                REDEMPTION
                                       YEAR                                       PRICE
    --------------------------------------------------------------------------  ----------
    2000......................................................................    104.750%
    2001......................................................................    103.167%
    2002......................................................................    101.583%
    2003 and thereafter.......................................................    100.000%

     Offer to Purchase upon a Change of Control and Certain Asset Sales. In addition, as described below, the Company (a) is obligated upon the occurrence of a Change of Control, to make an offer to purchase all outstanding Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) may be obligated to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Change of Control" and "-- Disposition of Proceeds of Asset Sales".

     Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

SUBORDINATION

     The indebtedness evidenced by the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness of the Company.

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or Cash Equivalents before any direct or indirect payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes (other than payments previously made pursuant to the provisions described below under "-- Defeasance or Covenant Defeasance of Indenture"). In the event of the acceleration of the maturity of any of the Notes, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Notes will be entitled to receive any payment on the principal of, premium, if any, or interest on, the Notes (other than payments previously made pursuant to the provisions described below under "-- Defeasance or Covenant Defeasance of Indenture").

     Upon the occurrence and during the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness, when the same becomes due (whether due to lapse of time or at maturity, whether by acceleration or otherwise), and after receipt by the Trustee and the Company from representatives of holders of such Senior Indebtedness of written notice of such default, no direct or indirect payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") by or on behalf of the Company of any kind or character (excluding distributions of certain permitted equity or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

     In addition, upon the occurrence and during the continuance of any other default in respect of any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and upon the earlier to occur of (a) the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default or (b) if such Non-payment Default results from the acceleration of the Notes, the date of such acceleration, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding distributions of certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or the date of the acceleration referred to in clause (b) of the preceding paragraph, as the case may be, and shall end on the earliest to occur of the following events: (i) 179 days has elapsed since the receipt of such notice or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated),
(ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents (provided that no other Non-payment Default has occurred and is then continuing after giving effect to such cure or waiver), or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments (except where the provisions of the third paragraph under "-- Subordination" are then applicable in respect of any Senior Indebtedness or where payment is otherwise not permitted under the terms of the Indenture). No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice or the date of the acceleration initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default".

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

     As adjusted for redemption of the Convertible Debentures, the Company had approximately $192.7 million of Senior Indebtedness outstanding as of October 1, 1995 and had approximately $43.6 million available to be borrowed under the Credit Agreement. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the Notes and prohibits the incurrence by the Company of Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the Notes.

THE GUARANTEES

     Each of the Guarantors has (for so long as they remain Subsidiaries of the Company) unconditionally guaranteed on a senior subordinated and joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations evidenced by the Guarantees are subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness. Without limiting the generality of the foregoing, during any period when payment on the Notes is prohibited pursuant to the provisions described above under "-- Subordination", payment on the Guarantees will be similarly prohibited. Except as provided in "-- Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     The Indenture provides that each of the Material Subsidiaries of the Company incorporated in the United States or any State thereof will be a Guarantor for so long as such company remains a Subsidiary of the Company.

     The Indenture provides that if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries and, in the case of the sale of a Guarantor which is a Significant Subsidiary of the Company in a transaction constituting an Asset Sale, if the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant, "Disposition of Proceeds of Asset Sales", then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation or other entity acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.0 to 1.

     Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following (each and all of the following, "Permitted Indebtedness"):

          (a) Indebtedness of the Company evidenced by the Notes and Indebtedness of any Guarantor evidenced by its Guarantee;

          (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (c) Indebtedness of the Company and its Subsidiaries in respect of the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $300,000,000;

          (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise not incurred in violation of this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (e) Indebtedness of a Wholly Owned Subsidiary owed to and held by the Company or another Wholly Owned Subsidiary, provided that each loan or other extension of credit (i) made by a Guarantor to another Subsidiary that is not a Guarantor shall not be subordinated to other obligations of such Subsidiary and (ii) made to a Guarantor by another Subsidiary that is not a Guarantor shall be made on a subordinated basis; except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by the Company or a Wholly Owned Subsidiary (other than to the Company or to a Wholly Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which is owed Indebtedness of another Wholly Owned Subsidiary such that it ceases to be a Wholly Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this covenant;

          (f) Indebtedness of the Company owed to and held by a Wholly Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that (i) any transfer (which shall not include a pledge or assignment as collateral to or for the benefit of any holders of Senior Indebtedness) of such Indebtedness by a Wholly Owned Subsidiary of the Company (other than to another Wholly Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

          (g) Indebtedness in respect of Currency Agreements; provided that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (i) Indebtedness of the Company or any of its Subsidiaries evidenced by guarantees of any Permitted Indebtedness subject, in the case of any Subsidiary, to compliance with the requirements set forth below under "-- Limitation on Guarantees by Subsidiaries";

          (j) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (k) Indebtedness incurred with respect to (i) letters of credit issued for the account of the Company or any Subsidiary of the Company pursuant to the Credit Agreements, and (ii) unsecured letters of credit in addition to those described in (j) above, issued for the account of the Company or any Subsidiary of the Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

          (l) Indebtedness, if any, owing by the Company or any Subsidiary under receivables sale agreements in connection with sales of receivables of the Company or any Subsidiary pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement;

          (m) Indebtedness, if any, arising under the Guilford Equipment Lease;

          (n) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (m) above, in an aggregate principal amount outstanding at any time not exceeding $30,000,000; and

          (o) (i) Indebtedness of the Company the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used to refinance (whether by amendment, renewal, extension, substitution, refinancing, refunding or replacement, whether with the same or any other person(s) as lender(s), including successive refinancings thereof) Indebtedness of such Subsidiary, in each case to the extent such Indebtedness is described in clause (a) or (b) of this covenant (other than the Indebtedness refinanced, redeemed or retired as described under "Use of Proceeds" herein) or is originally incurred pursuant to the proviso in the first paragraph of this covenant (other than Permitted Indebtedness); provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (o) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (except where the amount of any excess is permitted pursuant to another clause of this covenant), plus the amount of any premium or other amount required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium or other amount reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith and (y) in the case of Indebtedness incurred by the Company pursuant to this clause (o) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the final maturity date of the Indebtedness refinanced, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (C) is subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes and
     (z) in the case of Indebtedness incurred by the Company pursuant to this clause (o) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment date prior to the 91st day after the final maturity date of the Indebtedness refinanced, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than (x) any such Capital Stock owned by a Wholly Owned Subsidiary of the Company and (y) the Company's Series A Cumulative Convertible Preferred Stock),

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness (other than the Convertible Debentures or any other such Indebtedness owned by the Company or a Wholly Owned Subsidiary of the Company), or

          (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the proviso of the first paragraph of the covenant described under "-- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds and the Fair Market Value of any property other than cash received by the Company either (x) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness (other than the first $50,000,000 of proceeds attributable to the conversion of the Convertible Debentures) or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment plus (4) $30,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

     None of the foregoing provisions prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are used for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the final maturity date of the Indebtedness refinanced, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the final maturity date of the Indebtedness refinanced and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness refinanced; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "-- Disposition of Proceeds of Asset Sales" below; and (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and clauses (i), (ii), (iii) and (iv) shall not be so included.

     Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(x) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date, (b) Liens on assets of the Company and its Subsidiaries securing Indebtedness under the Credit Agreements (including guarantees by any Subsidiary in respect of such Indebtedness); (c) Liens securing the Notes or any Guarantee; (d) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Guarantor securing Guarantor Senior Indebtedness; (e) Liens in favor of the Company; (f) Liens in addition to those described in clauses (a) through (e) securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (g) Liens on Indebtedness of a Subsidiary of the Company owed to and held by the Company, which Indebtedness (x) represents advances by the Company of proceeds of borrowings by the Company under the Credit Agreement and (y) is incurred in accordance with the provisions of the Indenture; and (h) Permitted Liens.

     Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 45 nor less than 30 days following the mailing of the notice described in the second paragraph below to holders of the Notes, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 15 days and until the close of business on the Change of Control Purchase Date.

     Within 30 days following a Change of Control and prior to the mailing of the notice to the holders of the Notes provided for in the next paragraph, the Company covenants to either (i) repay in full all Indebtedness under the Credit Agreements and terminate the commitments of the lenders thereunder, or (ii) obtain the requisite consent under the Credit Agreements to permit the repurchase of the Notes as provided herein. The Company shall first comply with the provisions of this paragraph before it shall be required to repurchase the Notes, but any failure to comply with its obligation to offer to repurchase the Notes upon a Change of Control shall constitute an Event of Default under the Indenture.

     In order to effect the Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Credit Agreements and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. The Company's obligations under the Credit Agreements will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the Notes. Consequently, the subordination provisions of the Indenture will have the effect of precluding the purchase of the Notes by the Company in the event of a Change of Control, absent consent of the lenders under the Credit Agreements or repayment of all amounts outstanding thereunder (although the failure by the Company to comply with its obligations in the event of a Change of Control will constitute a default under the Notes). There can be no assurance that the Company will have adequate resources to repay or refinance all Indebtedness owing under the Credit Agreements or to fund the purchase of the Notes upon a Change of Control.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

     Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 70% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay (including by way of cash collateralization of outstanding letters of credit), and permanently reduce the commitments under, the Credit Agreements as then in effect or other Senior Indebtedness or Guarantor Senior Indebtedness, the Company or such Subsidiary, as the case may be, may, within fifteen months of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements or other Senior Indebtedness or Guarantor Senior Indebtedness nor invested in Replacement Assets within the fifteen month period described above constitute "Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, not more than 40 Business Days thereafter, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000 and less than $10,000,000, the Company has delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a), (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000 and less than $25,000,000, the Company has delivered to the Trustee a board resolution approved by a majority of disinterested members of the Board of Directors ratifying such transaction or series of transactions, along with an officer's certificate attesting to such resolution and (d) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company has delivered to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view; provided, however, that this covenant will not restrict the Company from (i) paying dividends in respect of its Capital Stock permitted under the covenant described under "-- Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company or (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company,
(d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes, (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under the Credit Agreements and other Senior Indebtedness and

Guarantor Senior Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Notes than those contained in the Senior Indebtedness and Guarantor Senior Indebtedness so refinanced or replaced.

     Limitation on the Issuance of Other Senior Subordinated Indebtedness. The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness (x) is pari passu with the Notes or (y) is subordinate in right of payment to the Notes in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness.

     Limitation on Guarantees by Subsidiaries. The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Guarantor unless such Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes by such Subsidiary and such guarantee shall be subordinated to Guarantor Senior Indebtedness of such Subsidiary in substantially the same manner and to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the terms of the Indenture.

     If the Company or any of its Subsidiaries acquire or form a Material U.S. Subsidiary, the Company will cause any such Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to such Trustee pursuant to which such Subsidiary shall guarantee all of the obligations of the Company with respect to the Notes issued under such Indenture on a senior subordinated basis and (ii) deliver to such Trustee an opinion of counsel reasonably satisfactory to such Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Subsidiary and such Subsidiary is in compliance with the terms of the Indenture.

     Notwithstanding the foregoing, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Subsidiary of the Company to any person that is not an Affiliate of the Company or any of its Subsidiaries, such Guarantor will be deemed to be released from all obligations under its Guarantee; provided, however, that each such Guarantor which is a Significant Subsidiary of the Company is sold or disposed of in accordance with the Indenture; and provided further that the foregoing proviso shall not apply to the sale or disposition of such a Guarantor pursuant to, or in lieu of, the exercise by one or more holders of Senior Indebtedness of rights and remedies in respect of the capital stock of such Guarantor previously pledged or assigned to such holder or holders to secure such Indebtedness or other sale or disposition the proceeds of which are used to repay Senior Indebtedness secured by such capital stock.

     Limitation on Applicability of Certain Covenants. During any period of time that (i) the ratings assigned to the Notes by each of S&P and Moody's (collectively, the "Rating Agencies") are no less than BBB- and Baa3, respectively (the "Investment Grade Ratings"), and (ii) no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the covenants entitled "Limitation on Indebtedness", "Limitation on Restricted Payments", "Disposition of Proceeds of Asset Sales", "Limitation on Transactions with Interested Persons", "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries", and "Limitation on Guarantees by Subsidiaries" (collectively, the "Suspended Covenants"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the Company and its Subsidiaries will be subject to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Notes) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant entitled "Limitation on Restricted Payments" as if such covenant had been in effect at all times after the date of the Indenture.

     Reporting Requirements. The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will file with the Trustee and provide to each Noteholder within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

     Rule 144A Information Requirement. If at any time the Company is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Notes and prospective purchasers of the Notes designated by the holders of the Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

MERGER, SALE OF ASSETS, ETC.

     The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the proviso in the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

     In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that, solely for purposes of computing amounts described in subclause (C) of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" above, any such Surviving Entity shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of the principal of or premium, if any, on any of the Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (ii) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

          (iii) failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any Guarantee (other than a default specified in clause (i) or (ii) above) and such default continues for a period of 60 days after written notice of such default requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of 25% in aggregate principal amount of the Notes then outstanding; or

          (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

          (vi) either (i) the collateral agent under the Credit Agreements or
     (ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Significant Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Significant Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (vii) any Guarantee issued by a Guarantor which is a Significant Subsidiary of the Company ceases to be in full force and effect or is declared null and void, or any such Guarantor denies that it has any further liability under any such Guarantee or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring such Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

          (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

     If an Event of Default (other than as specified in clause (viii) above) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable; provided, however, that, for so long as the Credit Agreements are in effect, such declaration shall not become effective until the earlier of (i) ten business days following delivery of written notice to the Co-Agents thereunder of the intention to accelerate the maturity of the Notes, or (ii) the acceleration of the maturity of the Indebtedness under the Credit Agreements. If an Event of Default specified in clause (viii) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

     No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

     The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The

Company is also required to notify the Trustee within 30 days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above (including the covenant described under "-- Certain Covenants -- Change of Control" above) and any subsequent failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) the trust funds will not be subject to the rights of holders of Senior Indebtedness, including, without limitation, those rights arising under the Indenture; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company;
(iii) there exists no Default or Event of Default under the Indenture; and (iv) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that (x) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (y) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which the Company is bound.

AMENDMENTS AND WAIVERS

     From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended, or making any other change that does not adversely affect the rights of any holder of Notes; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Notes. Other amendments and modifications of the Indenture, the Notes or the Guarantees may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes, (ii) change the currency in which any Note or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note, (iii) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, any Guarantee or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes,
(vi) amend, change or modify the obligations of the Company to make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Notes, (viii) modify or change any provision of the Indenture affecting the subordination or ranking of the Notes or any Guarantee in a manner adverse to the holders of the Notes, or (ix) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in compliance with the Indenture.

REGISTRATION RIGHTS AGREEMENT; PENALTY INTEREST

     If (i) due to a change in current interpretations by the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not for any other reason consummated within 105 days after the date on which the Company delivered the Notes to the Initial Purchasers (the "Closing Date") or (iii) any holder of Notes shall, within 30 days after consummation of the Exchange Offer, notify the Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer,
(y) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Notes acquired directly from the Company or an "affiliate" of the Company, it is contemplated that the Company will file a registration statement (a "Shelf Registration Statement") covering resales (a) by the holders of the Notes in the event the Company is not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated within 105 days after the Closing Date pursuant to the foregoing clause (ii) or (b) by the holders of Notes with respect to which the Company receives notice pursuant to the foregoing clause (iii), and will use its best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective for three years from the effective date thereof. The Company shall, if it files a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

     Under the Registration Rights Agreement, the Company has agreed to use its best efforts to: (i) file the Registration Statement or a Shelf Registration Statement with the Commission as soon as practicable after the Closing Date,
(ii) have such Registration Statement or Shelf Registration Statement declared effective by the Commission, and (iii) commence the Exchange Offer and issue the Exchange Notes in exchange for all Notes validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in the alternative, cause such Shelf Registration Statement to remain effective for three years from the effective date thereof. Although the Company intends to file a Shelf Registration Statement as described above if required, there can be no assurance that any such registration statement will be filed or, if filed, that it will become effective. Each holder of Notes, by virtue of becoming so, will be bound by the provisions of the Registration Rights Agreement that may require the holder to furnish notice or other information to the Company as a condition to certain obligations of the Company to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed three-year period.

     If the Company fails to comply with the above provisions, additional interest (the "Penalty Interest") shall be assessed on the Notes as follows:

          (i) (A) if the Registration Statement or, in the event that due to current interpretations by the Commission the Company is not permitted to effect the Exchange Offer, a Shelf Registration Statement is not filed within 30 days following the Closing Date or (B) in the event that within the prescribed time period, any holder of Notes shall notify the Company that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds Notes acquired directly from the Company or an "affiliate" of the Company, a Shelf Registration Statement is not filed within 30 days after expiration of the prescribed time period, then commencing on the 31st day after either the Closing Date or the expiration of the prescribed time period, as the case may be, Penalty Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 31st day after either the Closing Date or the expiration of the prescribed time period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

          (ii) if the Registration Statement or a Shelf Registration Statement is filed pursuant to clause (i) of the preceding full paragraph and is not declared effective within 75 days following either the Closing Date or the expiration of the prescribed time period, as the case may be, then commencing on the 76th day after either the Closing Date or the expiration of the prescribed time period, as the case may be, Penalty Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 90 days immediately following the 76th day after either the Closing Date or the expiration of the prescribed time period, as the case may be, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; and

          (iii) if either (A) the Company has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective prior to three years from its original effective date, then, subject to certain exceptions, Penalty Interest shall be accrued on the Notes over and above the accrued interest at a rate of .50% per annum for the first 60 days immediately following the
     (x) 31st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 60-day period;

provided, however, that the Penalty Interest rate on the Notes may not exceed 1.5% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to three years from its original effective date (in the case of (iii) above), Penalty Interest on the Notes as a result of such clause (i), (ii) or (iii) shall cease to accrue.

     Any amounts of Penalty Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the interest payment dates of the Notes. The amount of Penalty Interest will be determined by multiplying the applicable Penalty Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Penalty Interest rate was applicable during such period, and the denominator of which is 360.

     The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed with the Commission as an exhibit to the Registration Statement.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less (ii) sales of accounts receivable or interests in accounts receivable of the Company or any Subsidiaries pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement; and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Merger, Sale of Assets, Etc." above.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bank Receivables Agreement" means the Receivables Sale Agreement dated as of July 31, 1995 (the "1995 Bank Receivables Agreement"), among Interface Securitization Corporation, the Company, certain financial institutions parties thereto, Trust Company Bank (now SunTrust Bank, Atlanta), as Co-Agent and Administrative Agent, and The First National Bank of Chicago, as Co-Agent and Documentation and Collateral Agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing, whether with the same or any other person) provided that the sales of receivables pursuant to any such Bank Receivables Agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the 1995 Bank Receivables Agreement and that the aggregate amount of sales under such Bank Receivables Agreement and the Receivables Sales Agreement at any one time outstanding shall not exceed a total of $100,000,000.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     "Change of Control" means the occurrence of any of the following events:
(a) so long as the holders of the Company's Class B common stock are entitled to elect a majority of the Company's board of directors, the Permitted Holders shall at any time fail to be the "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of a majority of the issued and outstanding shares of the Company's Class B common stock; or (b) at any time during which the holders of the Company's Class B common stock have ceased to be entitled to elect a majority of the Company's board of directors (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than 35% of the total Voting Stock of the Company, provided, however, that the Permitted Holders (A) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other person or "group" and (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Class B Shareholders' Agreement" shall mean that certain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993, by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of Interface, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense and (e) one third of Consolidated Rental Payments less any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense, (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal and (iii) one-third of Consolidated Rental Payments.

     "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries and (vi) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

     "Consolidated Rental Payments" of any person means, for any period, the aggregate rental obligations of such person and its consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with GAAP, payable in respect of such period (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such person representing payments by such person or any of its consolidated Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such person or any of its consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such person and its consolidated Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such person or any of its consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

     "Consolidated Tangible Assets" means the sum of the Tangible Assets of the Company and its Subsidiaries after eliminating inter-company items, all determined in accordance with GAAP, including appropriate deductions for minority interest in Net Tangible Assets of such Subsidiaries.

     "Credit Agreements" means, collectively, (i) the Amended and Restated Credit Agreement dated as of June 30, 1995, among the Company, certain Subsidiaries of the Company, the banks and other lending institution parties thereto, Trust Company Bank (now SunTrust Bank, Atlanta), as Co-Agent and Collateral Agent, and The First National Bank of Chicago, as Co-Agent, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of July 31, 1995, and (ii) the Letter of Credit Agreement dated as of January 9, 1995, among the Company, certain Subsidiaries of the Company, the banks and other lending institutions parties thereto, and Trust Company Bank (now SunTrust Bank, Atlanta), as Domestic Agent and Collateral Agent, as amended by the Master Amendment to Credit Documents dated as of June 30, 1995, in each case as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing), and whether with the present lenders or any other lenders.

     "Currency Agreement" means, with respect to any person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreements and (ii) any other Senior Indebtedness which (a) at the time of the determination exceeds $25,000,000 in aggregate principal amount and
(b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Event of Default" has the meaning set forth under "Events of Default" herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a certificate of an officer of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "Guarantee" means each guarantee of the Notes by each Guarantor.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantor" means (i) each of Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Rockland React-Rite, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd. and each other Material U.S. Subsidiary and (ii) each person who delivers a Guarantee pursuant to the covenant described under "-- Certain Covenants -- Limitations on Guarantees by Subsidiaries" above and shall include any successor replacing it pursuant to the Indenture, and thereafter means such successor.

     "Guarantor Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy or insolvency laws, whether or not allowable as a claim in such proceeding) and shall also include reimbursement payments, fees, expenses, indemnities, gross-up payments, and other obligations of every nature from time to time owing, actually or contingently by the Guarantor in respect of any such amounts owing by the Company or any of its Subsidiaries under the Credit Agreements, the Receivables Purchase Agreement, the Bank Receivables Agreement, the Guilford Equipment Lease, Interest Rate Protection Agreements, Currency Agreements or other extensions of credit to the Company or any of its Subsidiaries from banks or other lending institutions. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include
(a) Indebtedness evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any

Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions, or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (g) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any other Affiliate of such Guarantor (other than the Company) or any of such Affiliate's Subsidiaries, (i) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness, (j) that portion of any Indebtedness which, at the time of the incurrence, is incurred by such Guarantor in violation of this Indenture and (k) amounts owing under leases (other than Capitalized Lease Obligations and the Guilford Equipment Lease).

     "Guilford Equipment Lease" means the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Guilford of Maine, Inc., relating to the leasing of various textile manufacturing equipment in aggregate amount (acquisition costs) of not more than $19,000,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

     "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all obligations of such person arising under Capitalized Lease Obligations (including those arising under the Guilford Equipment Lease),
(e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Protection Agreement" means, with respect to the Company or any of its Subsidiaries, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

     "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. "Investments" does not include payments made as the purchase consideration in an Asset Acquisition.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Subsidiary" means each Subsidiary, now existing or hereinafter established or acquired, that has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of another Material Subsidiary.

     "Material U.S. Subsidiary" means each Material Subsidiary of the Company that is incorporated in the United States or any State thereof.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Notes or the Guarantee or such Guarantor, as the case may be.

     "Permitted Holder" means (i) for so long as Ray C. Anderson shall be living and is performing the duties of chairman and chief executive officer of Interface, Ray C. Anderson and each other party to the Class B

Shareholders' Agreement, David Milton, Daniel T. Hendrix, Charles R. Eitel, Brian L. DeMoura, and David W. Porter, and (ii) at all times thereafter, the individuals listed on Schedule 10.11 to the Amended and Restated Credit Agreement dated June 30, 1995; provided that in the case of each individual referred to in the preceding clauses (i) and (ii), for the purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

     "Permitted Investments" means any of the following: (i) Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in the Notes; (v) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (vi) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (vii) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created, in accordance with the terms of the Indenture; (viii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; and (ix) Investments, in addition to those described in clauses (i) through (viii) above, in an aggregate amount at any time outstanding not to exceed 15% of the Company's Consolidated Net Worth.

     "Permitted Liens" means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i) Liens on any property securing the obligations of the Company or any Subsidiary in respect of letters of credit issued by the lenders under the Credit Agreements and as permitted under the Credit Agreements in support of industrial development revenue bonds;

          (j) Liens, if any, that may be deemed to have been granted in connection with accounts receivable or interests in accounts receivable of the Company or any Subsidiary as a result of the assignment thereof pursuant to the Receivables Purchase Agreement or the Bank Receivables Agreement;

          (k) Liens, if any, arising under the Guilford Equipment Lease; and

          (l) Liens, in addition to those described in clauses (a) through (k) above, securing Indebtedness in an amount not to exceed 10% of the Consolidated Tangible Assets of the Company.

     "person" means any individual, corporation, limited liability company partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the date of the Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of July 31, 1995 (the "1995 Receivables Purchase Agreement") among the Company, Interface Securitization Corporation, Special Purpose Accounts Receivables Cooperative Corporation, and Canadian Imperial Bank of Commerce as servicing agent, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other person(s) as purchaser(s), lender(s) or agent(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing) provided that the sales of receivables pursuant to any such Receivables Purchase Agreement are on non-recourse terms not materially less favorable to the Company and its Subsidiaries as provided for in the 1995 Receivables Purchase Agreement and that the aggregate amount of sales under such Receivables Sales Agreement and the Bank Receivables Agreement at any one time outstanding shall not exceed a total of $100,000,000.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy or insolvency laws, whether or not allowable as a claim in such proceeding) and shall also include reimbursement payments, fees, expenses, indemnities, gross-up payments, and other obligations of every nature from time to time owing, actually or contingently by the Company in respect of any such amounts owing by the Company or any of its Subsidiaries under the Credit Agreements, the Receivables Purchase Agreement, the Bank Receivables Agreement, the Guilford Equipment Lease, Interest Rate Protection Agreements, Currency Agreements or other extensions of credit to the Company or any of its Subsidiaries from banks or other lending institutions. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than Indebtedness in respect of any services rendered by or purchased from, or current liabilities owing to, banks or financial institutions or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness which, at the time of the incurrence, is incurred by the Company in violation of the Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations and the Guilford Equipment Lease).

     "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness under the proviso in the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such Indebtedness) and
(ii) all Indebtedness and Liens of such Unrestricted

Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     "Tangible Assets" means, at any date, the gross book value, as shown by the accounting books and records of the Company and its Subsidiaries, of all the property both real and personal of the Company and its Subsidiaries, less (i) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount expense,
(iii) all reserves for depreciation, obsolescence, depletion and amortization of properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by the Company.

     "Unrestricted Subsidiary" means a Subsidiary of the Company other than a Guarantor (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" above, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments") and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or by one or more Wholly Owned Subsidiaries of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of certain federal income tax consequences of the acquisition, ownership and disposition of Notes is based on the opinion of Kilpatrick & Cody, counsel to the Company, which opinion has been filed as an exhibit to the Registration Statement. Such opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any tax matters relating to the Notes or the Exchange Offer. This discussion is for general information only and does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Notes, the Exchange Notes or the Exchange Offer. It is limited to investors who will hold the Notes and the Exchange Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions and tax-exempt entities) who might be subject to special treatment under federal income tax laws.

     As used in the discussion which follows, the term "U.S. Holder" means a beneficial owner of the Notes or the Exchange Notes that, for United States federal income tax purposes, is (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means a beneficial owner of the Notes or the Exchange Notes that, for United States federal income tax purposes, is not a U.S. Holder.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES OR THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

  Exchange Offer

     The exchange of the Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the Exchange Notes should not be considered to differ materially in kind or extent from the Outstanding Notes. Rather, the Exchange Notes received by a holder of the Outstanding Notes should be treated as a continuation of the Outstanding Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Outstanding Notes for the Exchange Notes pursuant to the Exchange Offer.

  Interest

     Except as provided below in respect of certain Additional Interest (as described below), a holder of a Note will be required to report stated interest on the Note as interest income in accordance with the holder's method of accounting for tax purposes.

     The Treasury Regulations relating to original issue discount ("OID") permit the accrual of OID to be determined, in the case of a debt instrument with alternative payment schedules, based upon the payment schedule most likely to occur, as determined by the issuer of the debt, so long as the timing and amounts of each payment schedule are known as of the issue date. Under the OID rules, holders may be required to recognize income prior to receipt of cash. Under certain circumstances, including failure of the Company to register the Notes pursuant to an effective registration statement, additional interest (the "Additional Interest") will accrue on the Notes in the manner described in "Description of the Exchange Notes -- Registration Rights Agreement; Penalty Interest". The Company does not intend to treat the possibility of Additional Interest as affecting the computation of OID or the yield to maturity. If a holder of a Note becomes entitled to Additional Interest, then, solely for purposes of determining the accrual of OID, the yield to maturity on the Notes will be determined by treating the Notes as reissued on the date that it is determined that such Additional Interest will be required to be paid, for an amount equal to its adjusted issue price on such date. The foregoing position taken by the Company will be binding on all holders, unless a holder explicitly discloses that its determination of the yield to maturity is different from the Company's determination on a statement attached to the holder's timely filed federal income tax return for the year that includes the acquisition date of the Notes.

  Tax Basis in Outstanding Notes and Exchange Notes

     A holder's tax basis in a Note will be the holder's purchase price for the Note, increased for OID, if any, previously included in income by the holder with respect to the Notes and not yet paid. If a holder of an Outstanding Note exchanges the Outstanding Note for an Exchange Note pursuant to the Exchange Offer, the tax basis of the Exchange Note immediately after such exchange should equal the holder's tax basis in the Outstanding Note immediately prior to the Exchange.

  Disposition of Outstanding Notes or Exchange Notes

     The sale, exchange, redemption or other disposition of a Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash (plus the fair market value of any property) received upon such sale, exchange, redemption or other taxable disposition of the Outstanding Note or the Exchange Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such Outstanding Note or Exchange Note. Such gain or loss will be capital gain or loss, and will be long term if the Note has been held for more than one year at the time of the sale or other disposition.

  Purchasers of Notes at Other than Original Issuance Price

     The foregoing does not discuss special rules that may affect the treatment of purchasers that acquire Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount", "bond premium" and "amortizable bond premium". Any such purchaser should consult its tax advisor as to the consequences to it of the acquisition, ownership, and disposition of Notes.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     In the case of a Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income tax, including U.S. withholding tax, on interest paid or OID (if any) on the Notes under the "portfolio interest" exception, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not (a) a bank receiving interest or OID pursuant to a loan agreement entered into in the ordinary course of its trade or business or (b) a controlled foreign corporation that is related to the Company through stock ownership, (iii) such interest or OID is not effectively connected with a United States trade or business, and
(iv) either (a) the beneficial owner of the Notes certifies to the Company or its agent, under penalties of perjury, that the beneficial owner is a foreign person and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Notes, certifies to the Company or its agency, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy thereof. If any of the situations described in proviso (i), (ii) or (iv) of the preceding sentence do not exist, then, except as described below for effectively connected income, interest paid and OID, if any, on the Notes would be subject to U.S. withholding tax at a 30% rate (or lower tax treaty rate as evidenced by an IRS Form 1001 (Ownership Exemption or Reduced Rate Certificate)). If the income on the Notes is effectively connected with a Non-U.S. Holder's conduct of a trade or business within the United States, then, absent tax treaty protection, the Non-U.S. Holder will be subject to U.S. federal income tax on such income in essentially the same manner as a United States person and, in the case of a foreign corporation, may also be subject to the U.S. branch profits tax.

BACKUP WITHHOLDING

     Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (i) the interest paid on the Notes, and (ii) proceeds of sale of the Notes, must be withheld and remitted to the United States Treasury. However, certain holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual to qualify as an exempt foreign recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Company or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Outstanding Notes to the Initial Purchasers) with the Prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Company and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Terms and Conditions of the Letter of Transmittal". In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

     Certain legal matters regarding the validity of the Exchange Notes offered hereby will be passed upon for the Company by Kilpatrick & Cody, Atlanta, Georgia. As of October 1, 1995, attorneys at Kilpatrick & Cody who worked on the preparation of this Prospectus beneficially owned in the aggregate 5,000 shares of the Company's outstanding Class A and Class B Common Stock.

                                    EXPERTS

     The Consolidated Financial Statements of the Company and its subsidiaries included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this Prospectus, and have been so included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Certified Public Accountants....................................   F-2
Consolidated Statements of Income -- years ended January 1, 1995, January 2, 1994 and
  January 3, 1993.....................................................................   F-3
Consolidated Balance Sheets -- January 1, 1995 and January 2, 1994....................   F-4
Consolidated Statements of Cash Flows -- years ended January 1, 1995, January 2, 1994
  and
  January 3, 1993.....................................................................   F-5
Notes to Consolidated Financial Statements............................................   F-6
Condensed Consolidated Statements of Income -- nine months ended October 1, 1995 and
  October 2, 1994 (unaudited).........................................................  F-28
Condensed Consolidated Balance Sheets -- October 1, 1995 (unaudited) and January 1,
  1995................................................................................  F-29
Condensed Consolidated Statements of Cash Flows -- nine months ended October 1, 1995 and October 2, 1994 (unaudited).....................................................  F-30
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-31

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders of Interface, Inc.
Atlanta, Georgia

     We have audited the accompanying consolidated balance sheets of Interface, Inc. and subsidiaries as of January 1, 1995 and January 2, 1994, and the related consolidated statements of income and cash flows for each of the three years in the period ended January 1, 1995. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interface, Inc. and its subsidiaries as of January 1, 1995 and January 2, 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 1, 1995, in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Atlanta, Georgia
February 22, 1995 (except for Note 17, which is as of October 27, 1995)

                        INTERFACE, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                              YEAR ENDED
                                                                 ------------------------------------
                                                                 JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                    1995         1994         1993
                                                                 ----------   ----------   ----------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE
                                                                                DATA)
NET SALES......................................................   $ 725,283    $ 625,067    $ 594,078
COST OF SALES..................................................     504,098      427,321      404,130
                                                                   --------     --------     --------
          Gross profit on sales................................     221,185      197,746      189,948
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES..................     170,375      151,576      149,509
                                                                   --------     --------     --------
          Operating income.....................................      50,810       46,170       40,439
                                                                   --------     --------     --------
OTHER EXPENSE:
  Interest expense.............................................      24,094       22,840       21,894
  Other (income)...............................................       1,003        2,026          (16)
                                                                   --------     --------     --------
          Total other expense..................................      25,097       24,866       21,878
                                                                   --------     --------     --------
          Net income before taxes on income....................      25,713       21,304       18,561
TAXES ON INCOME................................................       9,257        7,455        6,311
                                                                   --------     --------     --------
          Net income...........................................      16,456       13,849       12,250
PREFERRED STOCK DIVIDENDS......................................       1,750          913           --
                                                                   --------     --------     --------
          Income applicable to common shareholders.............   $  14,706    $  12,936    $  12,250
                                                                   ========     ========     ========
Primary earnings per common share..............................   $    0.82    $    0.75    $    0.71
                                                                   ========     ========     ========

          See accompanying notes to consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                         JANUARY 1,     JANUARY 2,
                                                                            1995           1994
                                                                         ----------     ----------
                                                                              (IN THOUSANDS,
                                                                            EXCEPT SHARE DATA)
                                              ASSETS
CURRENT
  Cash and cash equivalents............................................   $   4,389      $   4,674
  Escrowed and restricted funds........................................       2,663          4,015
  Accounts receivable..................................................     133,536        124,170
  Inventories..........................................................     132,650        116,041
  Prepaid expenses.....................................................      15,110         15,078
  Deferred income taxes................................................       3,767          2,539
                                                                         ----------     ----------
          TOTAL CURRENT ASSETS.........................................     292,115        266,517
Property and equipment, less accumulated depreciation..................     152,874        145,125
Miscellaneous..........................................................      31,895         35,534
Deferred income taxes..................................................       8,198          5,976
Excess of cost over net assets acquired................................     202,852        189,167
                                                                         ----------     ----------
                                                                          $ 687,934      $ 642,319
                                                                           ========       ========
                           LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
CURRENT
  Accounts payable.....................................................   $  59,702      $  56,043
  Accrued expenses.....................................................      56,940         52,744
  Current maturities of long term debt.................................         853         17,155
                                                                         ----------     ----------
          TOTAL CURRENT LIABILITIES....................................     117,495        125,942
Long term debt, less current maturities................................     209,663        187,712
Convertible subordinated debentures....................................     103,925        103,925
Deferred income taxes..................................................      17,761         17,856
                                                                         ----------     ----------
          TOTAL LIABILITIES............................................     448,844        435,435
Redeemable preferred stock.............................................      25,000         25,000
Common stock...........................................................       2,179          2,104
Additional paid-in-capital.............................................      93,450         83,989
Retained earnings......................................................     136,343        125,960
Foreign currency translation adjustment................................        (136)       (12,423)
Treasury stock, 3,600,000 Class A shares, at cost......................     (17,746)       (17,746)
                                                                         ----------     ----------
                                                                          $ 687,934      $ 642,319
                                                                           ========       ========

          See accompanying notes to consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED
                                                                 ------------------------------------
                                                                 JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                    1995         1994         1993
                                                                 ----------   ----------   ----------
                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income...................................................   $  16,456    $  13,849    $  12,250
  Adjustments to reconcile net income to cash provided by
     operating activities
     Depreciation and amortization.............................      28,180       24,512       22,257
     Deferred income taxes.....................................      (2,650)      (8,465)      (9,059)
     Other.....................................................          --           --       (2,315)
     Cash provided by (used for)
       Accounts receivable.....................................      (2,788)      (1,569)       8,324
       Inventories.............................................      (6,849)       3,147        8,976
       Prepaid expenses and other..............................      (1,015)      (3,762)        (848)
       Accounts payable and accrued expenses...................       2,061       12,870        2,111
                                                                 ----------   ----------   ----------
                                                                     33,395       40,582       41,696
                                                                 ----------   ----------   ----------
INVESTING ACTIVITIES:
  Capital expenditures.........................................     (21,315)     (20,639)     (14,476)
  Acquisitions of businesses...................................      (1,409)     (15,209)          --
  Changes in escrowed and restricted funds.....................       1,352          404         (560)
  Other........................................................      (5,030)      (7,039)      (2,980)
                                                                 ----------   ----------   ----------
                                                                    (26,402)     (42,483)     (18,016)
                                                                 ----------   ----------   ----------
FINANCING ACTIVITIES:
  Principal payments on long term debt.........................      75,011      (11,500)     (12,438)
  Net borrowing (repayments) under lines-of-credit.............     (75,233)      15,572       (6,171)
  Proceeds from issuance of common stock.......................         678        1,898          344
  Dividends paid...............................................      (6,073)      (5,063)      (4,142)
  Other........................................................      (2,026)          --       (1,562)
                                                                 ----------   ----------   ----------
                                                                     (7,643)         907      (23,969)
                                                                 ----------   ----------   ----------
NET CASH USED FOR OPERATING, INVESTING, AND FINANCING
  ACTIVITIES...................................................        (650)        (994)        (289)
Effect of exchange rate changes on cash........................         365         (156)        (404)
                                                                 ----------   ----------   ----------
CASH AND CASH EQUIVALENTS:
  Net decrease.................................................        (285)      (1,150)        (693)
  Balance, beginning of year...................................       4,674        5,824        6,517
                                                                 ----------   ----------   ----------
  Balance, end of year.........................................   $   4,389    $   4,674    $   5,824
                                                                   ========     ========     ========

          See accompanying notes to consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Interface, Inc. ("the Company") and its subsidiaries. All material intercompany accounts and transactions are eliminated.

  Inventories

     Inventories are valued at the lower of cost (standards which approximate actual cost on a first-in, first-out basis) or market. Maintenance, operating, and office supplies are generally not inventoried.

  Property and Equipment

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the following estimated useful lives: buildings and improvements -- ten to fifty years; furniture and equipment -- three to twelve years.

  Excess of Cost Over Net Assets Acquired

     The excess of purchase price over fair value of net assets of acquired businesses arises in connection with business combinations accounted for as purchases and is amortized on a straight-line basis generally over forty years. Accumulated amortization amounted to approximately $27,101,000 and $20,302,000 at January 1, 1995 and January 2, 1994, respectively.

     The Company's operational policy for the assessment and measurement of any impairment in the value of excess of cost over net assets acquired which is other than temporary is to evaluate the recoverability and remaining life of its goodwill and determine whether the goodwill should be completely or partially written off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired business are determined to be less than the carrying amount of goodwill. If the Company determines that goodwill has been impaired, the measurement of the impairment will be equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated operating cash flows. If an impairment of goodwill were to occur, the Company would reflect the impairment through a reduction in the carrying value of goodwill.

  Taxes on Income

     Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

  Earnings Per Common Share and Dividends

     Earnings per common share are computed by dividing net income applicable to common shareholders by the combined weighted average number of shares of Class A and Class B Common Stock outstanding during each year. The computation does not include a negligible dilutive effect of common stock options. Neither the Convertible Debentures nor the Preferred Stock were determined to be common stock equivalents. In computing primary earnings per share, the preferred stock dividend reduces income applicable to common shareholders. Primary earnings per share are based upon 18,012,722 shares, 17,302,000 shares, and 17,253,000 shares for the years ended January 1, 1995, January 2, 1994, and January 3, 1993, respectively. For fiscal 1994, 1993, and 1992 fully diluted earnings per common share were antidilutive. For the purposes of computing earnings per common share and dividends paid per common share, the Company is treating as treasury stock (and therefore not outstanding) the shares that are owned by a wholly owned subsidiary (3,600,000 Class A shares, recorded at cost).

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Translation of Foreign Currencies

     The financial position and results of operations of the Company's foreign subsidiaries are measured generally using local currencies as the functional currency. Assets and liabilities of these subsidiaries are translated into U.S. dollars at the exchange rate in effect at each year end. Income statement items are translated at the average rate of exchange prevailing during the year. The resulting translation adjustments are recorded in the foreign currency translation adjustment account. In the event of a divestiture of a foreign net investment or an investment being no longer considered long term in nature, the related foreign currency translation results are reversed from equity to income. Other foreign currency transaction gains and losses are also included in income. Exchange gains and losses are not material in amount in any year.

  Derivatives

     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains or losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

  Fiscal Year

     The Company's fiscal year ends on the Sunday nearest December 31. The fiscal years ended January 1, 1995 and January 2, 1994 comprised 52 weeks, and the fiscal year ended January 3, 1993 comprised 53 weeks.

NOTE 2 -- BUSINESS ACQUISITIONS

     In March 1994, the Company acquired 100% of the outstanding capital stock of Prince Street Technologies, Ltd. ("Prince Street"), a broadloom carpet producer located in Atlanta, Georgia. As consideration the Company issued 674,953 shares of Class A common stock valued at approximately $8.9 million. The transaction was accounted for as a purchase. At the acquisition date, the fair value of the net liabilities of Prince Street exceeded the fair value of the net assets by approximately $0.6 million. Accordingly, the excess of the purchase price ($9.3 million) over the fair value of the net liabilities was approximately $9.9 million and is being amortized over 40 years. The results of the operations of Prince Street have been included within the consolidated financial statements since the acquisition date.

     The Company, through a series of stock purchases in June 1993, acquired 100% of the outstanding capital stock of Bentley Mills, Inc. ("Bentley"), a U.S. company engaged in the manufacturing and distribution of broadloom and modular carpet, for the aggregate consideration of approximately $34.0 million, which was comprised of $9.0 million in cash and $25.0 million of newly issued Series A Cumulative Convertible Preferred Stock. The results of the operations of Bentley have been included within the consolidated financial statements since the acquisition date.

     In February 1993, the Company acquired the assets of the fabric division of Stevens Linen Associates, Inc., based in Dudley, Massachusetts, for approximately $4.9 million.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 3 -- CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consisted of the following:

                                                                       JANUARY 1,   JANUARY 2,
                                                                          1995         1994
                                                                       ----------   ----------
                                                                           (IN THOUSANDS)
    Cash.............................................................    $3,496       $4,045
    Cash equivalents.................................................       893          629
                                                                       ----------   ----------
                                                                         $4,389       $4,674
                                                                        =======      =======

     Cash equivalents, carried at costs which approximate market, consist of short term, highly liquid investments which are readily convertible into cash and have initial maturities of three months or less. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. Under the Company's cash management program, checks in transit are not considered reductions of cash or accounts payable until presented to the bank for payment. At January 1, 1995 and January 2, 1994, checks not yet presented to the bank totaled approximately $6.3 million and $9.7 million, respectively. In accordance with a Workers' Compensation self-insurance arrangement in the State of Maine, the Company is required by state law to maintain a trust account to pay Workers' Compensation claims. At January 1, 1995 and January 2, 1994, the trust account had balances of approximately $2.4 million and $4.0 million, respectively, and was segregated from cash and cash equivalents and reflected as escrowed and restricted funds. Cash payments for interest amounted to approximately $24.0 million, $23.4 million, and $21.1 million for the years ended January 1, 1995, January 2, 1994, and January 3, 1993, respectively. Income tax payments amounted to approximately $6.5 million, $16.3 million, and $8.9 million for the years ended January 1, 1995, January 2, 1994, and January 3, 1993, respectively.

NOTE 4 -- INVENTORIES

     Inventories are summarized as follows:

                                                                       JANUARY 1,   JANUARY 2,
                                                                          1995         1994
                                                                       ----------   ----------
                                                                           (IN THOUSANDS)
    Finished goods...................................................   $  74,542    $  64,497
    Work-in-process..................................................      20,250       20,010
    Raw materials....................................................      37,858       31,534
                                                                       ----------   ----------
                                                                        $ 132,650    $ 116,041
                                                                         ========     ========

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                      JANUARY 1,   JANUARY 2,
                                                                         1995         1994
                                                                      ----------   ----------
                                                                          (IN THOUSANDS)
    Land............................................................  $    8,623    $   7,917
    Buildings.......................................................      71,752       66,182
    Equipment.......................................................     200,937      162,985
    Construction-in-process.........................................       6,283        4,717
                                                                      ----------   ----------
                                                                         287,595      241,801
    Accumulated depreciation........................................    (134,721)     (96,676)
                                                                      ----------   ----------
                                                                      $  152,874    $ 145,125
                                                                       =========     ========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 6 -- ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                                    JANUARY 1,   JANUARY 2,
                                                                       1995         1994
                                                                    ----------   ----------
                                                                        (IN THOUSANDS)
    Taxes.........................................................   $ 17,989     $  9,846
    Compensation..................................................     12,312       14,209
    Interest......................................................      3,200        3,437
    Other.........................................................     23,439       25,252
                                                                    ----------   ----------
                                                                     $ 56,940     $ 52,744
                                                                    =========    =========

NOTE 7 -- LONG TERM DEBT

     Long term debt consisted of the following:

                                                                    JANUARY 1,   JANUARY 2,
                                                                       1995         1994
                                                                    ----------   ----------
                                                                        (IN THOUSANDS)
    Secured term loans............................................  $  50,000    $ 121,500
    Revolving credit agreements...................................    156,165       79,260
    Other.........................................................      4,351        4,107
                                                                    ----------   ----------
      Total long term debt........................................    210,516      204,867
      Less current maturities.....................................       (853)     (17,155)
                                                                    ----------   ----------
                                                                    $ 209,663    $ 187,712
                                                                    =========    =========

     During January 1995, the Company entered into an agreement to amend and restate its revolving credit and term loan facilities. The amendment provides for, among other things, (i) an increase in the revolving credit facilities from $125 million to $200 million (including a letter of credit facility of up to $40 million), (ii) a decrease in the secured term loans from approximately $135 million to $50 million, and (iii) a new accounts receivable securitization facility of up to $100 million. Additionally, the agreement, which originally was to expire during 1996, has been extended to June 30, 1999 for the revolving credit facilities and December 31, 2001 for the term loans. The current and future maturities of long term debt, as disclosed herein, reflect the payment terms established by the amendment.

     The amended and restated revolving credit and secured term loans are collateralized by substantially all of the outstanding stock of the Company's operating subsidiaries (except certain foreign subsidiaries, for which only 66% of the outstanding stock was pledged). The secured term loans are payable in two equal installments of $25 million at December 29, 2000 and December 31, 2001, plus accrued interest. Interest is charged, at the Company's option, at a rate based on either the bank's certificate of deposit rate or LIBOR, plus an applicable margin of 3/8% to 1 1/4%, depending upon the Company's ability to meet certain performance criteria; or the bank's prime lending rate (8.5% at January 1, 1995). The Company is also required to pay a commitment fee of 3/8% per annum on the unused portion of the revolving credit loans depending upon the Company's ability to meet certain performance criteria. The agreements require prepayment from specified excess cash flows or proceeds from certain asset sales and provide for restrictions which, among other things, require maintenance of certain financial ratios, restrict encumbrance of assets, limit the payment of dividends, and prohibit the retirement of its Convertible Subordinated Debentures. At January 1, 1995, approximately $16.0 million of the Company's retained earnings were unrestricted and available for payment of dividends under the most restrictive terms of the agreement.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 7 -- LONG TERM DEBT -- (CONTINUED)
     Future maturities of long term debt based on fixed payments (amounts could be higher if excess cash flows or asset sales require prepayment of debt under the credit agreements) are as follows:

                                  FISCAL YEAR                                (IN THOUSANDS)
    -----------------------------------------------------------------------
      1995.................................................................     $    853
      1996.................................................................          400
      1997.................................................................          400
      1998.................................................................          400
      1999.................................................................      156,565
      Thereafter...........................................................       51,898
                                                                             --------------
                                                                                $210,516
                                                                             --------------

     Additionally, the Company maintains approximately $38 million in revolving lines of credit through several of its subsidiaries. Interest is generally charged at the prime lending rate. Approximately $7.7 million was outstanding under these lines and is included within accounts payable in the consolidated balance sheets at January 1, 1995 and January 2, 1994, respectively.

NOTE 8 -- CONVERTIBLE SUBORDINATED DEBENTURES

     The Company has $103,925,000 aggregate principal amount of Convertible Subordinated Debentures ("Convertible Debentures") maturing in 2013 which were sold in a public offering. The Convertible Debentures are unsecured obligations of the Company and bear interest, payable semi-annually, at 8%. They are convertible into shares of the Company's Class A Common Stock at a conversion price of approximately $16.92 per share. The Convertible Debentures are redeemable, at the option of the Company, at a price of 102.4% during fiscal 1995, and are redeemable at decreasing prices thereafter. Sinking fund payments starting in 1999 are required to retire 70% of the Convertible Debentures prior to maturity. Since issuance, no Convertible Debentures have been converted or redeemed.

NOTE 9 -- REDEEMABLE PREFERRED STOCK

     The Company is authorized to issue 5,000,000 shares of $1.00 par value Preferred Stock. In conjunction with the Bentley acquisition, the Company issued 250,000 shares of Series A Cumulative Convertible Preferred Stock with a face value of $100 per share. The Series A Preferred Stock is entitled to a 7% annual cumulative cash dividend ($7.00 per preferred share) that is payable quarterly. Series A Preferred Stock is non-voting, except as required by law or in limited circumstances to protect its preferential rights. The Series A Preferred Stock is convertible into shares of the Company's Class A Common Stock at the rate of one share of Class A Common Stock for each $14.79 face value thereof plus the amount of any accrued but unpaid dividends. At January 1, 1995, the Series A Preferred Stock was convertible into 1,720,204 shares of Class A Common Stock.

     The Company, at its sole option, may redeem any of the then outstanding Series A Preferred Stock by paying in cash for each share redeemed the face value thereof, plus all accrued but unpaid dividends. No such redemption is permitted before June 1, 1995. Between June 1, 1995 and May 31, 1996, such redemption is allowable if the market price of Class A Common Stock exceeds approximately $17.75. No limitations exist as to redemption subsequent to May 31, 1996.

     Upon any liquidation, dissolution, or winding up of the Company, record holders of Series A Preferred Stock are entitled to receive out of the assets of the Company, an amount in cash equal to the face value per

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 9 -- REDEEMABLE PREFERRED STOCK -- (CONTINUED)

share of outstanding Series A Preferred Stock plus the amount of accrued but unpaid dividends accumulated thereon, if any, to the date of payment of such liquidating distribution.

     Preferred shareholders have the right to redeem after May 31, 2003, the then outstanding shares of Series A Preferred Stock at face value plus all accrued but unpaid dividends. The Company is not required to establish any sinking or retirement fund with respect to the shares of Series A Preferred Stock. During the year ended January 1, 1995, the Company paid cash dividends of approximately $7.00 per preferred share.

NOTE 10 -- COMMON STOCK AND STOCK OPTIONS

     The Company is authorized to issue 40,000,000 shares of $.10 par value Class A Common Stock and 40,000,000 shares of $.10 par value Class B Common Stock. Class A and Class B Common Stock have identical voting rights except for the election or removal of directors. Holders of Class B Common Stock are entitled as a class to elect a majority of the Board of Directors. The Company's Class A Common Stock is traded in the over-the-counter market under the symbol IFSIA and is quoted on the NASDAQ National Market System. The Company's Class B Common Stock and Series A Cumulative Convertible Preferred Stock are not publicly traded. Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Both classes of Common Stock share in dividends available to common shareholders and the Series A Preferred Stock carries a 7% dividend rate (see Note 7 for discussion of restrictions on the payment of dividends). Cash dividends on Common Stock were $.24 per share for the years ended January 1, 1995, January 2, 1994, and January 3, 1993.

     Changes in common shareholders' equity were:

                                                    COMMON STOCK
                                          ---------------------------------                              FOREIGN
                                              CLASS A           CLASS B       ADDITIONAL                CURRENCY
                                          ---------------   ---------------    PAID-IN     RETAINED    TRANSLATION
                                          SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL     EARNINGS    ADJUSTMENT
                                          ------   ------   ------   ------   ----------   ---------   -----------
                                                                       (IN THOUSANDS)
    Balance December 29, 1991...........  17,355   $1,736    3,466    $346     $ 81,769    $ 109,066    $  23,805
      Net income........................      --       --       --      --           --       12,250           --
      Conversion of common stock........     172       17     (172)    (17)
      Issuance of common stock..........      33        3       --      --          341           --           --
      Cash dividends paid...............      --       --       --      --           --       (4,142)          --
      Foreign currency translation
        adjustment......................      --       --       --      --           --           --      (21,080)
                                          ------   ------   ------   ------   ----------   ---------   -----------
    Balance January 3, 1993.............  17,560    1,756    3,294     329       82,110      117,174        2,725
      Net income........................      --       --       --      --           --       13,849           --
      Conversion of common stock........     173       17     (173)    (17)          --           --           --
      Issuance of common stock..........     185       19       --      --        1,879           --           --
      Cash dividends paid...............      --       --       --      --           --       (5,063)          --
      Foreign currency translation
        adjustment......................      --       --       --      --           --           --      (15,148)
                                          ------   ------   ------   ------   ----------   ---------   -----------
    Balance January 2, 1994.............  17,918    1,792    3,121     312       83,989      125,960      (12,423)
      Net income........................      --       --       --      --           --       16,456           --
      Conversion of common stock........      44        4      (44)     (4)                       --           --
      Issuance of common stock..........     753       75       --      --        9,461           --           --
      Cash dividends paid...............      --       --       --      --           --       (6,073)          --
      Foreign currency translation
        adjustment......................      --       --       --      --           --           --       12,287
                                          ------   ------   ------   ------   ----------   ---------   -----------
    Balance January 1, 1995.............  18,715   $1,871    3,077    $308     $ 93,450    $ 136,343    $    (136)
                                          ======   ======   ======   ======    ========    =========    =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 10 -- COMMON STOCK AND STOCK OPTIONS -- (CONTINUED)

     The Company has Key Employee Stock Option Plans ("the 1983 Plan" and "the 1993 Plan") and an Offshore Stock Option Plan ("Offshore Plan"), under which a committee of the Board of Directors is authorized to grant key employees, including officers, options to purchase the Company's Common Stock. Options granted pursuant to the 1993 Plan are exercisable for shares of Class A or Class B Common Stock at a price not less than 100% of the fair market value on the date of grant. The options are generally exercisable 20% per year for five years from the date of the grant and the options generally expire ten years from the date of the grant. An aggregate of 1,050,000 shares of Common Stock (Class A or Class B) have been reserved for issuance under the 1993 Plan. No options are available to be granted under the 1983 Plan. An aggregate of 830,674 shares of Class A Common Stock have been reserved for issuance under the 1983 Plan. Options are granted pursuant to the Offshore Plan to key employees and the directors of the Company's foreign subsidiaries. These options may be exercised for shares of Class A or Class B Common Stock as determined by the Compensation Committee of the Board of Directors. An aggregate of 1,000,000 shares of Common Stock (Class A or Class B) have been reserved for issuance under this Plan. As of January 1, 1995, the following stock options were outstanding under these
Plans:

                                                                NUMBER
                          YEAR OF GRANT                        OF SHARES        OPTION PRICE
    ---------------------------------------------------------  ---------     -------------------
       1985..................................................     30,000                  $ 6.50
       1987..................................................     80,000                   10.50
       1988..................................................    337,500     $ 9.00     -  16.25
       1990..................................................     15,000                   18.63
       1991..................................................    165,000      11.88     -  13.00
       1992..................................................    261,000      11.50     -  13.75
       1993..................................................    297,143      11.00     -  14.75
       1994..................................................    622,500      10.31     -  16.63
                                                               ---------
                                                               1,808,143
                                                                ========

     During the year ended January 1, 1995, 4,000, 7,500, 20,000, and 46,666 options were exercised at option prices of $12.625, $9.00, $10.50, and $7.50, respectively. Additionally, approximately 83,000 options were forfeited or cancelled. At January 1, 1995 and January 2, 1994, respectively, approximately 731,000 and 679,000 options were exercisable at amounts ranging from $6.50 to $18.63.

     The FASB has issued SFAS No. 123 "Accounting for Stock-Based Compensation" which establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement was issued by the FASB during October 1995 and is effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company has not yet determined the impact of this statement.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 11 -- TAXES ON INCOME

     Provisions for federal, foreign, and state income taxes in the consolidated statements of income consisted of the following components:

                                                                           YEAR ENDED
                                                              ------------------------------------
                                                              JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                 1995         1994         1993
                                                              ----------   ----------   ----------
                                                                         (IN THOUSANDS)
    Current:
      Federal...............................................   $  4,878     $  6,115     $  4,880
      Foreign...............................................      4,660        6,028        3,196
      State.................................................      1,713        1,165        1,352
                                                              ----------   ----------   ----------
                                                                 11,251       13,308        9,428
                                                              ----------   ----------   ----------
    Deferred (reduction):
      Federal...............................................       (445)      (1,271)      (2,606)
      Foreign...............................................       (674)      (4,340)         (15)
      State.................................................       (875)        (242)        (496)
                                                              ----------   ----------   ----------
                                                                 (1,994)      (5,853)      (3,117)
                                                              ----------   ----------   ----------
                                                               $  9,257     $  7,455     $  6,311
                                                                =======      =======      =======

     Income before taxes on income consisted of the following:

                                                                           YEAR ENDED
                                                              ------------------------------------
                                                              JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                 1995         1994         1993
                                                              ----------   ----------   ----------
                                                                         (IN THOUSANDS)
    U. S. Operations........................................   $ 18,072     $ 17,714     $  8,793
    Foreign Operations......................................      7,641        3,587        9,768
                                                              ----------   ----------   ----------
                                                               $ 25,713     $ 21,301     $ 18,561
                                                                =======      =======      =======

     Deferred income taxes for the years ended January 1, 1995, and January 2, 1994, reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The sources of the temporary differences and their effect on the net deferred tax liability at January 1, 1995 and January 2, 1994, are as follows:

                                                          JANUARY 1, 1995         JANUARY 2, 1994
                                                       ---------------------   ---------------------
                                                       ASSETS    LIABILITIES   ASSETS    LIABILITIES
                                                       -------   -----------   -------   -----------
                                                                      (IN THOUSANDS)
    Basis difference of property and equipment.......  $    --     $17,761     $    --     $17,553
    Net operating loss carryforwards.................   12,720          --       9,135          --
    Other differences in bases of assets and
      liabilities....................................    4,252          --       2,539         303
    Valuation allowance..............................   (5,007)         --      (3,159)         --
                                                       -------   -----------   -------   -----------
                                                       $11,965     $17,761     $ 8,515     $17,856
                                                       =======     =======     =======     =======

     During the year ended January 1, 1995, the valuation allowance increased approximately $1.8 million. For the year ended January 2, 1994, the valuation allowance increased approximately $417,000. At January 1, 1995, the Company had approximately $30.1 million in net operating losses within foreign subsidiaries available for carryforward. Of this amount, $21.6 million is available for an unlimited period while $8.5 million

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 11 -- TAXES ON INCOME -- (CONTINUED)

expires at various times through 1999. Additionally, the Company had approximately $28.8 million in state net operating losses expiring at various times through 2009.

     The effective tax rate on income before taxes differs from the United States statutory rate. The following summary reconciles taxes at the United States statutory rate with the effective rates:

                                                                           YEAR ENDED
                                                              ------------------------------------
                                                              JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                 1995         1994         1993
                                                              ----------   ----------   ----------
    Taxes on income at U.S. statutory rate..................     35.0%        35.0%        34.0%
    Increase (reduction) in taxes resulting from:
      State income taxes, net of federal benefit............      2.2          2.8          3.0
      Amortization of excess of cost over net assets
         acquired and related purchase accounting
         adjustments........................................      4.5          3.9          2.5
      Foreign and U.S. tax effects attributable to foreign
         operations.........................................     (4.7)        (5.2)        (4.6)
      Other.................................................     (1.0)        (1.5)        (1.0)
                                                                -----        -----        -----
    Taxes on income at effective rates......................     36.0%        35.0%        33.9%
                                                              =======      =======      =======

     Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $58.7 million at January 1, 1995. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for United States federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both United States income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred United States income tax liability is not practicable because of the complexities associated with its hypothetical calculation. Withholding taxes of approximately $2.9 million would be payable upon remittance of all previously unremitted earnings at January 1, 1995.

NOTE 12 -- HEDGING TRANSACTIONS AND DERIVATIVE FINANCIAL INSTRUMENTS

     The Company employs the use of derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest and foreign currency exchange rates. While these hedging instruments are subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The Company does not hold or issue derivative financial instruments for trading purposes. The Company effectively monitors the use of these derivative financial instruments through the use of objective measurable systems, well-defined market and credit risk limits, and timely reports to senior management according to prescribed guidelines. The Company has established strict counterparty credit guidelines and only enters into transactions with financial institutions of investment grade or better. As a result, the Company considers the risk of counterparty default to be minimal.

  Interest Rate Management

     Management of the Company has developed and implemented a policy to maintain the percentage of fixed and variable rate debt within certain parameters. The Company enters into interest rate swap agreements, which maintain the fixed/variable mix within these defined parameters. In these swaps, the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal linked to LIBOR (London Interbank Offered Rate). Any differences paid or received on interest rate swap agreements are recognized as adjustments to interest expense over the life of each swap, thereby adjusting the effective interest rate on the underlying obligation.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 12 -- HEDGING TRANSACTIONS AND DERIVATIVE FINANCIAL
INSTRUMENTS -- (CONTINUED)
  Foreign Currency Exchange Rate Management

     The purpose of the Company's foreign currency hedging activities is to reduce the risk that the eventual net dollar inflows resulting from sales to foreign customers will be adversely affected by changes in exchange rates.

     The Company enters into forward exchange contracts and currency swap contracts to hedge certain firm sales commitments denominated in foreign currencies (principally European currencies and Japanese yen). Net deferred realized gains and losses are recognized in income, along with unrealized gains and losses, in the same period as the hedged transaction. Net deferred gains/losses from hedging anticipated but not yet firmly committed transactions were not material at January 1, 1995 or January 2, 1994.

     The estimated fair values of derivatives used to hedge or modify the Company's risks will fluctuate over time. These fair value amounts should not be viewed in isolation, but rather in relation to the fair values of the underlying hedged transactions and investments and the overall reduction in the Company's exposure to adverse fluctuations in interest and foreign exchange rates.

     The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of the exposure of the Company through its use of derivatives. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the derivatives, which relate to interest rates or other financial indices.

     The following table represents the aggregate notional amounts, fair values, and maturities of the Company's derivative financial instruments outstanding at January 1, 1995:

                                                                 NOTIONAL    FAIR
                                                                 AMOUNTS    VALUES    MATURITY
                                                                 --------   -------   --------
                                                                        (IN THOUSANDS)
    Interest Rate Management
      Swap agreement:
         Liabilities...........................................  $ 23,000   $   (17)    1996
    Foreign Currency Management
      Forward contracts:
         Assets................................................     6,499      (367)    1995
         Liabilities...........................................    23,423       (29)    1995
      Swap agreement:
         Liabilities...........................................    35,000    (5,504)    1996

     At January 2, 1994 interest rate and currency swap agreements related to certain foreign currency denominated promissory notes effectively converted approximately $29 million of variable rate debt to fixed rate debt. At January 2, 1994, the weighted average fixed rate on the Dutch guilder and Japanese yen borrowings was 7.43%. The interest rate and currency swaps have maturity dates ranging from six months to two years.

     At January 2, 1994, the Company had approximately $43 million (notional amount) of foreign currency hedge contracts outstanding, consisting principally of forward exchange contracts and call options. The contracts and options served to hedge firmly committed Dutch guilder, German mark, Japanese yen, French franc, British pound sterling, and other foreign currency revenues. The contract and options generally have maturity dates of six to nine months.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 13 -- COMMITMENTS AND CONTINGENCIES

     The Company leases certain marketing locations, distribution facilities, and equipment. At January 1, 1995 aggregate minimum rent commitments under operating leases with initial or remaining terms of one year or more consisted of the following:

                                  FISCAL YEAR                                (IN THOUSANDS)
    -----------------------------------------------------------------------  --------------
      1995.................................................................     $  6,851
      1996.................................................................        4,849
      1997.................................................................        3,709
      1998.................................................................        1,784
      1999.................................................................          747
      Thereafter...........................................................          458
                                                                             --------------
                                                                                $ 18,398
                                                                             ===========

     Rental expense amounted to approximately $11.8 million, $10.2 million, and $10.3 million for the fiscal years ended January 1, 1995, January 2, 1994, and January 3, 1993, respectively.

     Bentley Mills' City of Industry, California plant is located in the San Gabriel Valley, which has been generally designated as a Superfund site. Neither the Environmental Protection Agency nor the potentially responsible party ("PRP") group has asserted that Bentley is a PRP in connection with such Superfund site.

NOTE 14 -- EMPLOYEE BENEFIT PLANS

     The Company and its subsidiaries have trusteed defined benefit retirement plans ("Plans") which cover substantially all of their employees except those of Guilford, which has its own 401(k) retirement investment plan. The benefits are generally based on years of service and the employee's average monthly compensation. Pension expense was $0.8 million, $1.5 million, and $1.7 million for the years ended January 1, 1995, January 2, 1994, and January 3, 1993, respectively. Assets exceeded accumulated benefits in certain plans and accumulated benefits exceeded assets in others during the years ended January 1, 1995 and January 2, 1994.

     The ranges of assumptions used for the actuarial determinations reflect the different economic environments within the various countries where the Plans exist. In fiscal 1994, the assumed rates of return on plan assets ranged from 5% to 10%, the measurement of the projected benefit obligation was based on assumed discount rates ranging from 7% to 10% and assumed long term rates of compensation increases ranging from 4% to 8%. During the year, assets and obligations related to a contributory profit sharing plan were combined with the trusteed defined benefit retirement plans in Interface Europe B.V. The impact upon the accumulated benefit obligation and the projected benefit obligation was immaterial, however, the plan assets increased $10.0 million. In fiscal 1993, the assumed rates of return on plan assets ranged from 6% to 8.5%, the measurement of the projected benefit obligation was based on assumed discount rates ranging from 6% to 7.5% and assumed long term rates of compensation increases ranging from 4% to 5.5%.

     The Company has 401(k) retirement investment plans ("401(k) Plans"), which are open to all its U.S. employees with one or more years of service. The 401(k) Plans call for Company contributions on a sliding scale based on the level of the employee's contribution. Approximately 70% of eligible employees are enrolled in the 401(k) Plans. The Company's contributions are funded monthly by payment to the 401(k) Plan administrators. Company contributions totalled $557,000, $492,000, and $474,000 for the years ended January 1, 1995, January 2,
1994, and January 3, 1993, respectively.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 14 -- EMPLOYEE BENEFIT PLANS -- (CONTINUED)
     The table presented below sets forth the funded status of the Company's defined benefit plans and amounts recognized in the consolidated financial statements. All of the Company's significant domestic and foreign plans are reflected in the table for each year presented.

                                                      JANUARY 1, 1995                 JANUARY 2, 1994
                                               -----------------------------   -----------------------------
                                               ASSETS EXCEED    ACCUMULATED    ASSETS EXCEED    ACCUMULATED
                                                ACCUMULATED      BENEFITS       ACCUMULATED      BENEFITS
                                                 BENEFITS      EXCEED ASSETS     BENEFITS      EXCEED ASSETS
                                               -------------   -------------   -------------   -------------
                                                                      (IN THOUSANDS)
Plan assets at fair value, primarily
  insurance contracts........................     $49,741         $ 4,097         $35,537         $ 5,401
                                               -------------   -------------   -------------   -------------
Actuarial present value of benefit
  obligations:
  Vested benefits............................      34,536           3,145          31,920           5,085
  Nonvested benefits.........................         836             151           1,137             828
                                               -------------   -------------   -------------   -------------
Accumulated benefit obligation...............      35,372           3,296          33,057           5,913
  Effect of projected future salary
     increases...............................       2,644           1,169             105           3,082
                                               -------------   -------------   -------------   -------------
Projected benefit obligation.................      38,016           4,465          33,162           8,995
                                               -------------   -------------   -------------   -------------
Plan assets in excess of (lesser than)
  projected benefit obligation...............      11,725            (368)          2,375          (3,594)
Unrecognized net gain from past experience
  different from that assumed................     (11,112)            518          (2,880)            314
Unrecognized prior service cost..............         421               6             437             172
Unrecognized net asset existing at the date
  of initial application of SFAS 87..........       1,670               0            (344)          1,887
                                               -------------   -------------   -------------   -------------
Prepaid (accrued) pension cost...............     $ 2,704         $   156         $  (412)        $(1,221)
                                               ==========      ==========      ==========      ==========
Net pension cost included the following
  components:
  Service cost -- benefits earned during
     the period..............................     $ 1,022         $   502         $   716         $   739
  Interest cost on projected benefit
     obligation..............................       3,401             420           2,540             613
  Actual return on plan assets...............       1,703             184          (8,196)           (389)
  Net amortization and deferral..............      (5,824)           (611)          5,316             145
                                               -------------   -------------   -------------   -------------
Net pension cost (credit)....................     $   302         $   495         $   376         $ 1,108
                                               ==========      ==========      ==========      ==========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 15 -- BUSINESS AND FOREIGN OPERATIONS

     The Company and its subsidiaries are engaged predominantly in the manufacture and sale of commercial and institutional interior finishings. Financial information by geographic area for the years ended January 1, 1995, January 2, 1994, and January 3, 1993 were as follows:

                                                                          YEAR ENDED
                                                             ------------------------------------
                                                             JANUARY 1,   JANUARY 2,   JANUARY 3,
                                                                1995         1994         1993
                                                             ----------   ----------   ----------
                                                                        (IN THOUSANDS)
    Sales to Unaffiliated Customers (by source operation)
      United States........................................   $ 426,179    $ 336,470    $ 255,476
      Americas, excluding the United States................      14,504       13,054       17,268
      Europe...............................................     250,102      232,385      273,665
      Asia-Pacific.........................................      34,498       43,158       47,669
                                                             ----------   ----------   ----------
              Total........................................   $ 725,283    $ 625,067    $ 594,078
                                                               ========     ========     ========
    Operating Income
      United States........................................   $  37,456    $  41,052    $  29,016
      Americas, excluding the United States................         240         (322)         572
      Europe...............................................      25,131       16,866       20,099
      Asia-Pacific.........................................      (3,425)      (2,929)      (1,579)
      Corporate overhead...................................      (8,592)      (8,497)      (7,669)
                                                             ----------   ----------   ----------
              Total........................................   $  50,810    $  46,170    $  40,439
                                                               ========     ========     ========
    Identifiable Assets
      United States........................................   $ 337,179    $ 322,379    $ 240,799
      Americas, excluding the United States................       7,951        9,262       13,141
      Europe...............................................     304,894      274,928      242,020
      Asia-Pacific.........................................      37,910       35,750       38,160
                                                             ----------   ----------   ----------
              Total........................................   $ 687,934    $ 642,319    $ 534,120
                                                               ========     ========     ========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 16 -- QUARTERLY DATA AND SHARE INFORMATION (UNAUDITED)

     The following table sets forth, for the fiscal periods indicated, selected consolidated financial data and information regarding the market price per share of the Company's Class A Common Stock. The prices represent the reported high and low closing sale prices.

                                                         FIRST      SECOND     THIRD      FOURTH
                                                        QUARTER    QUARTER    QUARTER    QUARTER
                                                        --------   --------   --------   --------
                                                           (IN THOUSANDS EXCEPT SHARE AMOUNTS)
Fiscal Year Ended January 1, 1995
  Net sales...........................................  $160,219   $181,665   $184,959   $196,940
  Gross profit........................................    48,344     55,548     55,810     61,483
  Net income..........................................     2,812      3,711      4,247      5,686
  Net income applicable to common shareholders........     2,374      3,274      3,809      5,249
  Primary earnings per common share*..................      0.14       0.18       0.21       0.29
Share prices:
  High................................................    16 1/8         14     13 5/8     13 3/8
  Low.................................................    12 1/2     11 1/4     11 1/8      9 3/4
Dividends per common share............................      0.06       0.06       0.06       0.06
Fiscal Year Ended January 2, 1994
  Net sales...........................................  $135,041   $150,045   $167,586   $172,395
  Gross profit........................................    41,236     47,443     54,556     54,511
  Net income..........................................     2,204      2,797      3,870      4,978
  Net income applicable to common shareholders........     2,204      2,744      3,447      4,541
Primary earnings per common share*....................      0.13       0.16       0.20       0.26
Share prices:
  High................................................    14 1/4         13         12     15 1/2
  Low.................................................    11 1/2      9 7/8      9 3/4     10 5/8
Dividends per common share............................      0.06       0.06       0.06       0.06

---------------

* For the years ended January 1, 1995 and January 2, 1994, earnings per share on a fully diluted basis were antidilutive.

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

                                                               YEAR ENDED JANUARY 1, 1995
                                             ---------------------------------------------------------------
                                              INTERFACE,
                                               INC. AND                     CONSOLIDATION AND
                                              GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                             ------------   -------------   -----------------   ------------
                                                                     (IN THOUSANDS)
Net sales..................................    $434,580       $ 389,823         $ (99,120)        $725,283
Cost of sales..............................     310,493         292,725           (99,120)         504,098
                                             ------------   -------------   -----------------   ------------
     Gross profit on sales.................     124,087          97,098                --          221,185
Selling, general and administrative
  expenses.................................      93,410          76,965                --          170,375
                                             ------------   -------------   -----------------   ------------
     Operating income......................      30,677          20,133                --           50,810
Other expense (income)
  Interest expense.........................      14,807           9,287                --           24,094
  Other....................................      (2,202)          3,205                --            1,003
                                             ------------   -------------   -----------------   ------------
     Total other expenses..................      12,605          12,492                --           25,097
                                             ------------   -------------   -----------------   ------------
     Income before taxes on income and
       equity in income of subsidiaries....      18,072           7,641                --           25,713
Taxes on income............................       5,271           3,986                --            9,257
Equity in income of subsidiaries...........      (3,655)             --             3,655               --
                                             ------------   -------------   -----------------   ------------
     Net income............................      16,456           3,655            (3,655)          16,456
Preferred stock dividends..................       1,750              --                --            1,750
                                             ------------   -------------   -----------------   ------------
Income applicable to common shareholders...    $ 14,706       $   3,655         $  (3,655)        $ 14,706
                                              =========     ===========     =============        =========

                                                               YEAR ENDED JANUARY 2, 1994
                                             ---------------------------------------------------------------
                                              INTERFACE,
                                               INC. AND                     CONSOLIDATION AND
                                              GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                             ------------   -------------   -----------------   ------------
                                                                     (IN THOUSANDS)
Net sales..................................    $345,157       $ 364,857         $ (84,947)        $625,067
Cost of sales..............................     244,603         267,665           (84,947)         427,321
                                             ------------   -------------   -----------------   ------------
     Gross profit on sales.................     100,554          97,192                --          197,746
Selling, general and administrative
  expenses.................................      71,075          80,501                --          151,576
                                             ------------   -------------   -----------------   ------------
     Operating income......................      29,479          16,691                --           46,170
Other expense (income)
  Interest expense.........................      11,762          11,078                --           22,840
  Other....................................          --           2,026                --            2,026
                                             ------------   -------------   -----------------   ------------
     Total other expenses..................      11,762          13,104                --           24,866
                                             ------------   -------------   -----------------   ------------
     Income before taxes on income and
       equity in income of subsidiaries....      17,717           3,587                --           21,304
Taxes on income............................       5,767           1,688                --            7,455
Equity in income of subsidiaries...........      (1,899)             --             1,899               --
                                             ------------   -------------   -----------------   ------------
     Net income............................      13,849           1,899            (1,899)          13,849
Preferred stock dividends..................         913              --                --              913
                                             ------------   -------------   -----------------   ------------
Income applicable to common shareholders...    $ 12,936       $   1,899         $  (1,899)        $ 12,936
                                              =========     ===========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                               YEAR ENDED JANUARY 3, 1993
                                             ---------------------------------------------------------------
                                              INTERFACE,
                                               INC. AND                     CONSOLIDATION AND
                                              GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                             ------------   -------------   -----------------   ------------
                                                                     (IN THOUSANDS)
Net sales..................................    $270,526       $ 407,849         $ (84,297)        $594,078
Cost of sales..............................     188,619         299,808           (84,297)         404,130
                                             ------------   -------------   -----------------   ------------
     Gross profit on sales.................      81,907         108,041                --          189,948
Selling, general and administrative
  expenses.................................      59,517          89,992                --          149,509
                                             ------------   -------------   -----------------   ------------
     Operating income......................      22,390          18,049                --           40,439
Other expense (income)
  Interest expense.........................      13,613           8,281                --           21,894
  Other....................................         (16)             --                --              (16)
                                             ------------   -------------   -----------------   ------------
     Total other expenses..................      13,597           8,281                --           21,878
                                             ------------   -------------   -----------------   ------------
     Income before taxes on income and
       equity in income of subsidiaries....       8,793           9,768                --           18,561
Taxes on income............................       3,130           3,181                --            6,311
Equity in income of subsidiaries...........      (6,587)             --             6,587               --
                                             ------------   -------------   -----------------   ------------
     Net income............................    $ 12,250       $   6,587         $  (6,587)        $ 12,250
                                              =========     ===========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                     JANUARY 1, 1995
                                             ---------------------------------------------------------------
                                              INTERFACE,
                                               INC. AND                     CONSOLIDATION AND
                                              GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                             ------------   -------------   -----------------   ------------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   ASSETS
Current
  Cash and cash equivalents................    $    417       $   3,972         $      --         $  4,389
  Escrowed and restricted funds............       2,663              --                --            2,663
  Accounts receivable......................      68,344          68,820            (3,628)         133,536
  Inventories..............................      72,455          60,195                --          132,650
  Miscellaneous............................       7,072          11,805                --           18,877
                                             ------------   -------------   -----------------   ------------
          Total current assets.............     150,951         144,792            (3,628)         292,115
Property and equipment, less accumulated
  depreciation.............................     104,502          48,372                --          152,874
Investments in subsidiaries................     151,182          17,746          (168,928)              --
Miscellaneous..............................      82,910           4,149           (46,966)          40,093
Excess of cost over net assets acquired....     129,354          73,498                --          202,852
                                             ------------   -------------   -----------------   ------------
                                               $618,899       $ 288,557         $(219,522)        $687,934
                                              =========     ===========     =============        =========
                                LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current
  Accounts payable.........................    $ 35,176       $  28,154         $  (3,628)        $ 59,702
  Accrued expenses.........................      32,959          23,981                --           56,940
  Current maturities of long-term debt.....         853              --                --              853
                                             ------------   -------------   -----------------   ------------
          Total current liabilities........      68,988          52,135            (3,628)         117,495
Long-term debt, less current maturities....     179,929          76,700           (46,966)         209,663
Convertible subordinated debentures........     103,925              --                --          103,925
Deferred income taxes......................       8,803           8,958                --           17,761
                                             ------------   -------------   -----------------   ------------
          Total liabilities................     361,645         137,793           (50,594)         448,844
Redeemable preferred stock.................      25,000              --                --           25,000
Common stock...............................       2,179          88,791           (88,791)           2,179
Additional paid-in capital.................      93,450          11,030           (11,030)          93,450
Retained earnings..........................     136,343          51,361           (51,361)         136,343
Foreign currency translation adjustment....         282            (418)               --             (136)
Treasury stock, 3,600,000 Class A shares,
  at cost..................................          --              --           (17,746)         (17,746)
                                             ------------   -------------   -----------------   ------------
                                               $618,899       $ 288,557         $(219,522)        $687,934
                                              =========     ===========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                      JANUARY 2, 1994
                                              ---------------------------------------------------------------
                                               INTERFACE,
                                                INC. AND                     CONSOLIDATION AND
                                               GUARANTOR     NON- GUARANTOR     ELIMINATION      CONSOLIDATED
                                              SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                              ------------   -------------   -----------------   ------------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   ASSETS
Current
  Cash and cash equivalents.................    $    (95)      $   4,769         $      --         $  4,674
  Escrowed and restricted funds.............       4,015              --                --            4,015
  Accounts receivable.......................      64,035          64,591            (4,456)         124,170
  Inventories...............................      64,596          51,445                --          116,041
  Miscellaneous.............................       7,748           9,869                --           17,617
                                              ------------   -------------   -----------------   ------------
          Total current assets..............     140,299         130,674            (4,456)         266,517
Property and equipment, less accumulated
  depreciation..............................      98,828          46,297                --          145,125
Investments in subsidiaries.................     147,527          17,746          (165,273)              --
Miscellaneous...............................      93,908           9,304           (61,702)          41,510
Excess of cost over net assets acquired.....     121,837          67,330                --          189,167
                                              ------------   -------------   -----------------   ------------
                                                $602,399       $ 271,351         $(231,431)        $642,319
                                               =========      ==========     =============        =========
                                 LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current
  Accounts payable..........................    $ 33,461       $  27,038         $  (4,456)        $ 56,043
  Accrued expenses..........................      30,244          22,500                --           52,744
  Current maturities of long-term debt......      17,155              --                --           17,155
                                              ------------   -------------   -----------------   ------------
          Total current liabilities.........      80,860          49,538            (4,456)         125,942
Long-term debt, less current maturities.....     171,392          78,022           (61,702)         187,712
Convertible subordinated debentures.........     103,925              --                --          103,925
Deferred income taxes.......................       9,236           8,620                --           17,856
                                              ------------   -------------   -----------------   ------------
          Total liabilities.................     365,413         136,180           (66,158)         435,435
Redeemable preferred stock..................      25,000              --                --           25,000
Common stock................................       2,104          88,791           (88,791)           2,104
Additional paid-in capital..................      83,989          11,030           (11,030)          83,989
Retained earnings...........................     125,960          47,706           (47,706)         125,960
Foreign currency translation adjustment.....         (67)        (12,356)               --          (12,423)
Treasury stock, 3,600,000 Class A shares, at
  cost......................................          --              --           (17,746)         (17,746)
                                              ------------   -------------   -----------------   ------------
                                                $602,399       $ 271,351         $(231,431)        $642,319
                                               =========      ==========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                      JANUARY 3, 1993
                                              ---------------------------------------------------------------
                                               INTERFACE,
                                                INC. AND                     CONSOLIDATION AND
                                               GUARANTOR     NON- GUARANTOR     ELIMINATION      CONSOLIDATED
                                              SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                              ------------   -------------   -----------------   ------------
                                              (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   ASSETS
Current
  Cash and cash equivalents.................    $  1,645       $   4,179         $      --         $  5,824
  Escrowed and restricted funds.............       4,419              --                --            4,419
  Accounts receivable.......................      54,852          63,871            (9,380)         109,343
  Inventories...............................      40,537          60,853                --          101,390
  Miscellaneous.............................       2,494           8,961                --           11,455
                                              ------------   -------------   -----------------   ------------
          Total current assets..............     103,947         137,864            (9,380)         232,431
Property and equipment, less accumulated
  depreciation..............................      85,220          52,385                --          137,605
Investments in subsidiaries.................     166,831          17,746          (184,577)              --
Miscellaneous...............................      68,003           4,638           (41,878)          30,763
Excess of cost over net assets acquired.....      57,962          75,359                --          133,321
                                              ------------   -------------   -----------------   ------------
                                                $481,963       $ 287,992         $(235,835)        $534,120
                                               =========      ==========     =============        =========
                                 LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current
  Accounts payable..........................    $ 22,495       $  30,415         $  (9,380)        $ 43,530
  Accrued expenses..........................      14,989          23,653                --           38,642
  Current maturities of long-term debt......      11,425              --                --           11,425
                                              ------------   -------------   -----------------   ------------
          Total current liabilities.........      48,909          54,068            (9,380)          93,597
Long-term debt, less current maturities.....     111,403          62,038           (41,878)         131,563
Convertible subordinated debentures.........     103,925              --                --          103,925
Deferred income taxes.......................      10,222           8,464                             18,686
                                              ------------   -------------   -----------------   ------------
          Total liabilities.................     274,459         124,570           (51,258)         347,771
Redeemable preferred stock..................          --              --                --               --
Common stock................................       2,086          88,791           (88,791)           2,086
Additional paid-in capital..................      82,110          11,030           (11,030)          82,110
Retained earnings...........................     117,174          67,010           (67,010)         117,174
Foreign currency translation adjustment.....       6,134          (3,409)               --            2,725
Treasury stock, 3,600,000 Class A shares, at
  cost......................................          --              --           (17,746)         (17,746)
                                              ------------   -------------   -----------------   ------------
                                                $481,963       $ 287,992         $(235,835)        $534,120
                                               =========      ==========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                               YEAR ENDED JANUARY 1, 1995
                                             ---------------------------------------------------------------
                                              INTERFACE,
                                               INC. AND                     CONSOLIDATION AND
                                              GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                             SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                             ------------   -------------   -----------------   ------------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES.......    $ 21,117        $12,278           $    --          $ 33,395
                                              =========     ===========     =============        =========
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of plant and equipment..........     (15,689)        (5,626)               --           (21,315)
  Acquisitions, net of cash acquired.......      (1,409)            --                --            (1,409)
  Other....................................      (3,678)            --                --            (3,678)
                                             ------------   -------------   -----------------   ------------
Net cash provided by (used in) investing
  activities...............................     (20,776)        (5,626)               --           (26,402)
                                             ------------   -------------   -----------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments)..............       7,592         (7,814)               --              (222)
  Proceeds from issuance of common stock...         678             --                --               678
  Cash dividends paid......................      (6,073)            --                --            (6,073)
  Other....................................      (2,026)            --                --            (2,026)
                                             ------------   -------------   -----------------   ------------
Net cash provided by (used in) financing
  activities...............................         171         (7,814)               --            (7,643)
                                             ------------   -------------   -----------------   ------------
Effect of exchange rate changes on cash....          --            365                --               365
                                             ------------   -------------   -----------------   ------------
NET INCREASE (DECREASE) IN CASH............         512           (797)               --              (285)
Cash at beginning of year..................         (95)         4,769                --             4,674
                                             ------------   -------------   -----------------   ------------
Cash at end of year........................    $    417        $ 3,972           $    --          $  4,389
                                              =========     ===========     =============        =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                 YEAR ENDED JANUARY 2, 1994
                                               ---------------------------------------------------------------
                                                INTERFACE,
                                                 INC. AND                     CONSOLIDATION AND
                                                GUARANTOR     NON-GUARANTOR      ELIMINATION      CONSOLIDATED
                                               SUBSIDIARIES   SUBSIDIARIES         ENTRIES           TOTALS
                                               ------------   -------------   -----------------   ------------
                                               (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES..........   $ 10,447       $  30,135         $      --         $ 40,582
                                                =========     ===========     =============        =========
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of plant and equipment.............    (13,053)         (7,586)               --          (20,639)
  Acquisitions, net of cash acquired..........    (15,209)             --                --          (15,209)
  Other.......................................     (6,635)             --                --           (6,635)
                                               ------------   -------------   -----------------   ------------
Net cash provided by (used in) investing
  activities..................................    (34,897)         (7,586)               --          (42,483)
                                               ------------   -------------   -----------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments).................     25,875         (21,803)               --            4,072
  Proceeds from issuance of common stock......      1,898              --                --            1,898
  Cash dividends paid.........................     (5,063)             --                --           (5,063)
                                               ------------   -------------   -----------------   ------------
Net cash provided by (used in) financing
  activities..................................     22,710         (21,803)               --              907
                                               ------------   -------------   -----------------   ------------
Effect of exchange rate changes on cash.......         --            (156)               --             (156)
                                               ------------   -------------   -----------------   ------------
NET INCREASE (DECREASE) IN CASH...............     (1,740)            590                --           (1,150)
Cash at beginning of year.....................      1,645           4,179                --            5,824
                                               ------------   -------------   -----------------   ------------
Cash at end of year...........................   $    (95)      $   4,769         $      --         $  4,674
                                                =========     ===========     =============        =========

                                                                  YEAR ENDED JANUARY 3, 1993
                                                 ------------------------------------------------------------
                                                  INTERFACE,
                                                   INC. AND                   CONSOLIDATION AND
                                                  GUARANTOR    NON-GUARANTOR     ELIMINATION     CONSOLIDATED
                                                 SUBSIDIARIES  SUBSIDIARIES        ENTRIES          TOTAL
                                                 ------------  -------------  -----------------  ------------
                                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES............   $ 18,256      $  23,440        $      --        $ 41,696
                                                  =========    ===========    =============       =========
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of plant and equipment...............     (8,970)        (5,506)              --         (14,476)
  Acquisitions, net of cash acquired............         --             --               --              --
  Other.........................................     (3,540)            --               --          (3,540)
                                                 ------------  -------------  -----------------  ------------
Net cash provided by (used in) investing
  activities....................................    (12,510)        (5,506)              --         (18,016)
                                                 ------------  -------------  -----------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments)...................        466        (19,075)              --         (18,609)
  Proceeds from issuance of common stock........        344             --               --             344
  Cash dividends paid...........................     (4,142)            --               --          (4,142)
  Other.........................................     (1,562)            --               --          (1,562)
                                                 ------------  -------------  -----------------  ------------
Net cash provided by (used in) financing
  activities....................................     (4,894)       (19,075)              --         (23,969)
                                                 ------------  -------------  -----------------  ------------
Effect of exchange rate changes on cash.........         --           (404)              --            (404)
                                                 ------------  -------------  -----------------  ------------
NET INCREASE (DECREASE) IN CASH.................        852         (1,545)              --            (693)
Cash at beginning of year.......................        793          5,724               --           6,517
                                                 ------------  -------------  -----------------  ------------
Cash at end of year.............................   $  1,645      $   4,179        $      --        $  5,824
                                                  =========    ===========    =============       =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 17 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)
BASIS OF PRESENTATION

     The Company is offering $125,000,000 in aggregate principal amount of Senior Subordinated Notes due 2005 (the "Notes"). The Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis, by each of the Company's principal domestic subsidiaries (the "Guarantors"). The Guarantors include Interface Flooring Systems, Inc., Bentley Mills, Inc., Guilford of Maine, Inc., Prince Street Technologies, Inc. and several other smaller domestic subsidiaries. The condensed consolidating financial statements of the Company (a holding company) and the Guarantors are presented on page F-20 through F-27 and should be read in connection with the consolidated financial statements of the Company. Separate financial statements of the Guarantors are not presented because the Guarantors are jointly, severally and unconditionally liable under the guarantees, and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Guarantors.

DISTRIBUTIONS

     There are no significant restrictions on the ability of the Guarantors to make distributions to Interface, Inc.

                        INTERFACE, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                     -----------------------------
                                                                     OCTOBER 1,         OCTOBER 2,
                                                                        1995               1994
                                                                     ----------         ----------
                                                                      (IN THOUSANDS EXCEPT SHARE
                                                                                 DATA)
NET SALES..........................................................   $ 597,414          $ 527,343
COST OF SALES......................................................     412,636            367,641
                                                                     ----------         ----------
  Gross profit on sales............................................     184,778            159,702
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................     139,613            123,559
                                                                     ----------         ----------
  Operating income.................................................      45,165             36,143
OTHER EXPENSE -- NET...............................................      21,909             19,316
                                                                     ----------         ----------
  Income before taxes on income....................................      23,256             16,827
TAXES ON INCOME....................................................       8,838              6,057
                                                                     ----------         ----------
Net income.........................................................      14,418             10,770
PREFERRED STOCK DIVIDENDS..........................................       1,312              1,313
                                                                     ----------         ----------
Net income applicable to common shareholders.......................   $  13,106          $   9,457
                                                                       ========           ========
Earnings per share
  Primary..........................................................   $    0.72          $    0.53
                                                                       ========           ========
  Fully diluted*...................................................   $    0.71          $    0.53*
                                                                       ========           ========
Weighted average common shares outstanding
  Primary..........................................................      18,237             17,953
                                                                       ========           ========
  Fully Diluted....................................................      26,072             25,786
                                                                       ========           ========

---------------

* For the nine month period ended October 2, 1994, earnings per share on a fully dilutive basis were antidilutive.

     See accompanying notes to condensed consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                       OCTOBER 1,      JANUARY 1,
                                                                          1995            1995
                                                                       -----------     ----------
                                                                       (UNAUDITED)
                                                                             (IN THOUSANDS
                                                                           EXCEPT SHARE DATA)
                                             ASSETS
CURRENT
  Cash and cash equivalents..........................................   $   3,034       $   4,389
  Escrowed and restricted funds......................................       2,413           2,663
  Accounts receivable................................................     113,145         133,536
  Inventories........................................................     138,801         132,650
  Miscellaneous......................................................      22,540          18,877
                                                                       -----------     ----------
          TOTAL CURRENT ASSETS.......................................     279,933         292,115
PROPERTY AND EQUIPMENT, less accumulated depreciation................     170,218         152,874
EXCESS OF COST OVER NET ASSETS ACQUIRED..............................     212,446         202,852
OTHER ASSETS.........................................................      43,155          40,093
                                                                       -----------     ----------
                                                                        $ 705,752       $ 687,934
                                                                        =========        ========
                           LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
CURRENT
  Accounts payable...................................................   $  54,673       $  59,702
  Accrued expenses...................................................      55,892          56,940
  Current maturities of long-term debt...............................       1,550             853
                                                                       -----------     ----------
          TOTAL CURRENT LIABILITIES..................................     112,115         117,495
LONG-TERM DEBT, less current maturities..............................     207,979         209,663
CONVERTIBLE SUBORDINATED DEBENTURES..................................     103,925         103,925
DEFERRED INCOME TAXES................................................      19,635          17,761
                                                                       -----------     ----------
          TOTAL LIABILITIES..........................................     443,654         448,844
                                                                       -----------     ----------
Redeemable preferred stock...........................................      25,000          25,000
Common Stock:
  Class A............................................................       1,887           1,871
  Class B............................................................         300             308
Additional paid-in capital...........................................      94,186          93,450
Retained earnings....................................................     146,160         136,343
Foreign currency translation adjustment..............................      12,311            (136)
Treasury stock, 3,600,000 Class A Shares, at cost....................     (17,746)        (17,746)
                                                                       -----------     ----------
                                                                        $ 705,752       $ 687,934
                                                                        =========        ========

     See accompanying notes to condensed consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                             NINE MONTHS ENDED
                                                                         -------------------------
                                                                         OCTOBER 1,     OCTOBER 2,
                                                                            1995           1994
                                                                         ----------     ----------
                                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES...................................   $  55,818      $   6,745
                                                                         ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................................     (26,186)       (14,071)
  Acquisitions of businesses...........................................     (15,203)          (643)
  Other................................................................      (2,798)         1,547
                                                                         ----------     ----------
  Net cash provided by (used in) investing activities..................     (44,187)       (13,167)
                                                                         ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowing (reduction) of long-term debt..........................      (9,114)         9,490
  Issuance of common stock.............................................         744            453
  Dividends paid.......................................................      (4,597)        (4,544)
                                                                         ----------     ----------
  Net cash provided by (used in) financing activities..................     (12,967)         5,399
                                                                         ----------     ----------
Effect of exchange rate changes on cash................................         (19)           406
                                                                         ----------     ----------
NET INCREASE (DECREASE) DURING THE PERIOD..............................      (1,355)          (617)
                                                                         ----------     ----------
Cash at beginning of period............................................       4,389          4,674
                                                                         ----------     ----------
Cash at end of period..................................................   $   3,034      $   4,057
                                                                           ========       ========

     See accompanying notes to condensed consolidated financial statements.

                        INTERFACE, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared by the Company and, in the opinion of management, contain all adjustments (all of which are normal and recurring) necessary for a fair presentation of the results for the interim periods. Nevertheless, the results shown for interim periods are not necessarily indicative of results to be expected for the full year.

     As contemplated by Rule 10-01 of Regulation S-X, the following footnotes have been condensed and, therefore, do not contain all disclosures required in connection with annual financial statements. Reference should be made to the notes to the Company's year-end financial statements contained elsewhere herein.

NOTE 2 -- RECEIVABLES

     During August 1995, the Company entered into an agreement with a financial institution to sell up to $65 million of certain domestic accounts receivable under a continuous sale program. Under this agreement, undivided interests in designated receivable pools are sold to the purchaser with recourse limited to the receivables purchased. Fees paid by the Company under this agreement are based on certain variable rate indices and are recorded as other expense. As of October 1, 1995 the Company had sold accounts receivable under this agreement for which net proceeds of approximately $38 million were received.

NOTE 3 -- INVENTORIES

     Inventories are summarized as follows:

                                                                     OCTOBER 1,     JANUARY 1,
                                                                        1995           1995
                                                                     ----------     ----------
    Finished Goods.................................................   $  72,746      $  74,542
    Work-in-Process................................................      28,561         20,250
    Raw Materials..................................................      37,494         37,858
                                                                     ----------     ----------
                                                                      $ 138,801      $ 132,650
                                                                       ========       ========

NOTE 4 -- BUSINESS ACQUISITIONS

     In June 1995, the Company acquired substantially all of the assets of Toltec Fabrics, Inc., a North Carolina based company, for approximately $13,280,000 (comprised of $7,530,000 in cash and $5,750,000 in notes). The acquisition was accounted for as a purchase and, accordingly, the results of operations are included in the Company's consolidated financial statements from the date of acquisition.

NOTE 5 -- EARNINGS PER SHARE AND DIVIDENDS

     Earnings per share are computed by dividing net income applicable to common shareholders by the combined weighted average number of shares of Class A and Class B Common Stock outstanding during the particular reporting period. The computation does not include a negligible dilutive effect of outstanding stock options. Neither the Convertible Subordinated Debentures issued in September 1988 nor the Series A Cumulative Convertible Preferred Stock issued during June 1993 were determined to be common stock equivalents. In computing primary earnings per share, the preferred stock dividend reduces income applicable to common shareholders. For the purposes of computing earnings per share and dividends paid per share, the Company is treating as treasury stock (and therefore not outstanding) the shares that are owned by a wholly-owned subsidiary (3,600,000 Class A shares, recorded at cost).

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 6 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

                                                         NINE MONTHS ENDED OCTOBER 1, 1995
                                       ---------------------------------------------------------------------
                                        INTERFACE,
                                         INC. AND                         CONSOLIDATION AND
                                        GUARANTOR       NON-GUARANTOR        ELIMINATION        CONSOLIDATED
                                       SUBSIDIARIES     SUBSIDIARIES           ENTRIES             TOTALS
                                       ------------     -------------     -----------------     ------------
                                                                  (IN THOUSANDS)
Net sales............................    $368,225         $ 273,316           $ (44,127)          $597,414
Cost of sales........................     259,202           197,561             (44,127)           412,636
                                       ------------     -------------     -----------------     ------------
     Gross profit on sales...........     109,023            75,755                  --            184,778
Selling, general and administrative
  expenses...........................      80,580            59,033                  --            139,613
                                       ------------     -------------     -----------------     ------------
     Operating income................      28,443            16,722                  --             45,165
Other expense (income)
  Interest expense...................      13,909             7,285                  --             21,194
  Other..............................      (1,570)            2,285                  --                715
                                       ------------     -------------     -----------------     ------------
     Total other expenses............      12,339             9,570                  --             21,909
                                       ------------     -------------     -----------------     ------------
     Income before taxes on income
       and equity in income of
       subsidiaries..................      16,104             7,152                  --             23,256
Taxes on income......................       5,207             3,631                  --              8,838
Equity in income of subsidiaries.....      (3,521)               --               3,521                 --
                                       ------------     -------------     -----------------     ------------
     Net income......................      14,418             3,521              (3,521)            14,418
Preferred stock dividends............       1,312                --                  --              1,312
                                       ------------     -------------     -----------------     ------------
Income applicable to common
  shareholders.......................    $ 13,106         $   3,521           $  (3,521)          $ 13,106
                                        =========       ===========       =============          =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 6 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                  OCTOBER 1, 1995
                                       ---------------------------------------------------------------------
                                        INTERFACE,
                                         INC. AND                         CONSOLIDATION AND
                                        GUARANTOR       NON-GUARANTOR        ELIMINATION        CONSOLIDATED
                                       SUBSIDIARIES     SUBSIDIARIES           ENTRIES             TOTALS
                                       ------------     -------------     -----------------     ------------
                                                         (IN THOUSANDS, EXCEPT SHARE DATA)
                                                   ASSETS
Current
  Cash and cash equivalents..........    $   (271)        $   3,305           $      --           $  3,034
  Escrowed and restricted funds......       2,413                --                  --              2,413
  Accounts receivable................      46,616            72,723              (6,194)           113,145
  Inventories........................      78,524            60,277                  --            138,801
  Miscellaneous......................       7,555            14,985                  --             22,540
                                       ------------     -------------     -----------------     ------------
          Total current assets.......     134,119           151,290              (6,194)           279,933
Property and equipment, less
  accumulated depreciation...........     121,274            48,944                  --            170,218
Investments in subsidiaries..........     157,936            17,746            (175,682)                --
Miscellaneous........................      72,911            11,085             (40,841)            43,155
Excess of cost over net assets
  acquired...........................     133,677            78,769                  --            212,446
                                       ------------     -------------     -----------------     ------------
                                         $620,635         $ 307,834           $(222,717)          $705,752
                                        =========       ===========       =============          =========
                                LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current
  Accounts payable...................    $ 36,484         $  24,383           $  (6,194)          $ 54,673
  Accrued expenses...................      36,634            19,258                  --             55,892
  Current maturities of long-term
     debt............................       1,550                --                  --              1,550
                                       ------------     -------------     -----------------     ------------
          Total current
            liabilities..............      73,950            43,641              (6,194)           112,115
Long-term debt, less current
  maturities.........................     165,657            83,163             (40,841)           207,979
Convertible subordinated
  debentures.........................     103,925                --                  --            103,925
Deferred income taxes................      10,869             8,766                  --             19,635
                                       ------------     -------------     -----------------     ------------
          Total liabilities..........     354,401           135,570             (47,035)           443,654
Redeemable preferred stock...........      25,000                --                  --             25,000
Common stock.........................       2,187            92,634             (92,634)             2,187
Additional paid-in capital...........      94,186            11,030             (11,030)            94,186
Retained earnings....................     146,160            54,272             (54,272)           146,160
Foreign currency translation
  adjustment.........................      (2,017)           14,328                  --             12,311
Treasury stock, 3,600,000 Class A
  shares, at cost....................          --                --             (17,746)           (17,746)
                                       ------------     -------------     -----------------     ------------
                                         $620,635         $ 307,834           $(222,717)          $705,752
                                        =========       ===========       =============          =========

                        INTERFACE, INC. AND SUBSIDIARIES

NOTE 6 -- SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS -- (CONTINUED)

                                                         NINE MONTHS ENDED OCTOBER 1, 1995
                                      ------------------------------------------------------------------------
                                      INTERFACE, INC.                       CONSOLIDATION AND
                                       AND GUARANTOR      NON-GUARANTOR        ELIMINATION        CONSOLIDATED
                                       SUBSIDIARIES       SUBSIDIARIES           ENTRIES             TOTALS
                                      ---------------     -------------     -----------------     ------------
                                                                   (IN THOUSANDS)
CASH FLOWS FROM OPERATING
  ACTIVITIES........................     $  46,109           $ 9,709             $    --            $ 55,818
                                        ==========        ===========       =============          =========
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Purchase of plant and equipment...       (22,240)           (3,946)                 --             (26,186)
  Acquisitions, net of cash
     acquired.......................       (15,203)               --                  --             (15,203)
  Other.............................        (2,798)               --                  --              (2,798)
                                      ---------------     -------------     -----------------     ------------
  Net cash provided by (used in)
     investing activities...........       (40,241)           (3,946)                 --             (44,187)
                                      ---------------     -------------     -----------------     ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net borrowings (repayments).......        (2,703)           (6,411)                 --              (9,114)
  Proceeds from issuance of common
     stock..........................           744                --                  --                 744
  Cash dividends paid...............        (4,597)               --                  --              (4,597)
  Other.............................            --                --                  --                  --
                                      ---------------     -------------     -----------------     ------------
  Net cash provided by (used in)
     financing activities...........        (6,556)           (6,411)                 --             (12,967)
                                      ---------------     -------------     -----------------     ------------
Effect of exchange rate changes on
  cash..............................            --               (19)                 --                 (19)
                                      ---------------     -------------     -----------------     ------------
NET INCREASE (DECREASE) IN CASH.....          (688)             (667)                 --              (1,355)
Cash at beginning of year...........           417             3,972                  --               4,389
                                      ---------------     -------------     -----------------     ------------
Cash at end of period...............     $    (271)          $ 3,305             $    --            $  3,034
                                        ==========        ===========       =============          =========

BASIS OF PRESENTATION

     The Company is offering $125,000,000 in aggregate principal amount of Senior Subordinated Notes due 2005 (the "Notes"). The Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis, by each of the Company's principal domestic subsidiaries (the "Guarantors"). The Guarantors include Interface Flooring Systems, Inc., Bentley Mills, Inc., Guilford of Maine, Inc., Prince Street Technologies, Inc. and several other smaller domestic subsidiaries. The condensed consolidating financial statements of the Company (a holding company) and the Guarantors are presented on page F-32 through F-34 and should be read in connection with the condensed consolidated financial statements of the Company. Separate financial statements of the Guarantors are not presented because the Guarantors are jointly, severally and unconditionally liable under the guarantees, and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the Guarantors.

DISTRIBUTIONS

     There are no significant restrictions on the ability of the Guarantors to make distributions to Interface, Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

     Article VII of the Bylaws of the Registrant authorizes indemnification of the Registrant's officers and directors for any liability and expense incurred by them in connection with or resulting from any threatened, pending or completed legal action or other proceeding or investigation by reason of his being or having been an officer or director. An officer or director may only be indemnified if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to a criminal matter, he did not have reasonable cause to believe that his conduct was unlawful. No officer or director who has been adjudged liable to the Registrant or adjudged liable for the improper receipt of a personal benefit is entitled to indemnification.

     Any officer or director who has been wholly successful on the merits or otherwise in an action or proceeding in his official capacity is entitled to indemnification as to expenses by the Registrant as of right. All other determinations in respect of indemnification shall be made by either: (i) a majority vote of a quorum of disinterested directors; (ii) independent legal counsel selected in accordance with the Bylaws and at the request of the Board; or (iii) the holders of a majority of the Registrant's stock who at such time are entitled to vote for the election of directors.

     The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. In addition, the Registration Rights Agreement filed as
Exhibit 4.3 hereto contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the Initial Purchasers and other holders of Notes.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement:

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
------       ----------------------------------------------------------------------------------
  3.1     -- Articles of Incorporation (composite as of September 8, 1988) (included as Exhibit
             3.1 to the Company's annual report on Form 10-K for the year ended January 3,
             1993, previously filed with the Commission and incorporated herein by reference).
  3.2     -- Bylaws, as amended (included as Exhibit 3.2 to the Company's quarterly report on
             Form 10-Q for the quarter ended April 1, 1990, previously filed with the
             Commission and incorporated herein by reference).
  4.1     -- Indenture dated as of November 15, 1995, among the Company, the Guarantors and
             First Union National Bank of Georgia, as Trustee (including form of Exchange
             Note).
  4.2     -- Purchase Agreement dated as of November 16, 1995 among the Company, the Guarantors and the Initial Purchasers.
  4.3     -- Registration Rights Agreement dated as of November 21, 1995 among the Company, the
             Guarantors and the Initial Purchasers.
  4.4     -- Form of Exchange Note (included in Exhibit 4.1).

EXHIBIT
NUMBER                                    DESCRIPTION OF EXHIBITS
------       ----------------------------------------------------------------------------------
  5.      -- Opinion of Kilpatrick & Cody.*
  8.      -- Tax Opinion of Kilpatrick & Cody.
 12.1     -- Computation of Ratio of Earnings to Fixed Charges.
 23.1     -- Consent of BDO Seidman, LLP (included in Part II).
 23.2     -- Consent of Kilpatrick & Cody (included as part of Exhibits 5 and 8).
 24.      -- Powers of Attorney (see signature pages).
 25.      -- Statement of Eligibility of Trustee under the Trust Indenture Act on Form T-1
 99.1     -- Form of Transmittal Letter.
 99.2     -- Form of Notice of Guaranteed Delivery

---------------

* To be filed by amendment.

     (b) Financial Statement Schedules

        None.

     (c) Reports, Opinions or Appraisals

          Not Applicable.

ITEM 22.  UNDERTAKINGS.

     (a) (i) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (ii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Interface, Inc.
Atlanta, Georgia

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 22, 1995, relating to the consolidated financial statements and financial statement schedule II (Valuation and Qualifying Accounts and Reserves) of Interface, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended January 1, 1995.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Atlanta, Georgia
December 20, 1995

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          INTERFACE, INC.

                                          By:      /s/  RAY C. ANDERSON
                                            ------------------------------------
                                                      Ray C. Anderson
                                               Chairman, President and Chief
                                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray C. Anderson his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

      /s/  RAY C. ANDERSON                      Chairman of the Board, President and Chief
---------------------------------------------     Executive Officer (Principal Executive
           Ray C. Anderson                        Officer)

     /s/  DANIEL T. HENDRIX                     Senior Vice President, Chief Financial Officer
---------------------------------------------     and Treasurer (Principal Financial and
          Daniel T. Hendrix                       Accounting Officer)

    /s/  CHARLES R. EITEL                       Director
---------------------------------------------
         Charles R. Eitel

    /s/  BRIAN L. DEMOURA                       Director
---------------------------------------------
         Brian L. DeMoura

                                                Director
---------------------------------------------
           David Milton

     /s/  DON E. RUSSELL                        Director
---------------------------------------------
          Don E. Russell

     /s/  C. EDWARD TERRY                       Director
---------------------------------------------
          C. Edward Terry

    /s/  GORDON D. WHITENER                     Director
---------------------------------------------
         Gordon D. Whitener

     /s/  CARL I. GABLE                         Director
---------------------------------------------
          Carl I. Gable

              /s/  DR. JUNE M. HENTON           Director
---------------------------------------------
             Dr. June M. Henton
              /s/  J. SMITH LANIER, II          Director
---------------------------------------------
             J. Smith Lanier, II
              /s/  LEONARD G. SAULTER           Director
---------------------------------------------
             Leonard G. Saulter
                                                Director
---------------------------------------------
               David G. Thomas
                                                Director
---------------------------------------------
          Clarinus C. Th. van Andel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          BENTLEY MILLS, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

      /s/  ALAN S. KABUS                        President, Chief Executive Officer and
---------------------------------------------     Director (Principal Executive Officer)
           Alan S. Kabus

     /s/  DAVID W. MUNRO                        Vice President, Chief Financial Officer and
---------------------------------------------     Director (Principal Financial and Accounting
          David W. Munro                          Officer)

    /s/  CHARLES R. EITEL                       Director
---------------------------------------------
         Charles R. Eitel

   /s/  DANIEL T. HENDRIX                       Director
---------------------------------------------
        Daniel T. Hendrix

    /s/  DAVID W. PORTER                        Director
---------------------------------------------
         David W. Porter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          GUILFORD (DELAWARE), INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

      /s/  BRIAN L. DEMOURA                     President and Director
---------------------------------------------     (Principal Executive Officer)
           Brian L. DeMoura

     /s/  DANIEL T. HENDRIX                     Vice President and Assistant Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
          Daniel T. Hendrix

     /s/  RAY C. ANDERSON                       Director
---------------------------------------------
          Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          GUILFORD OF MAINE, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

        /s/  BRIAN L. DEMOURA                   President, Chief Executive Officer and
---------------------------------------------     Director
             Brian L. DeMoura                     (Principal Executive Officer)

      /s/  DANIEL T. HENDRIX                    Vice President and Director
---------------------------------------------     (Principal Financial and Accounting Officer)
           Daniel T. Hendrix

      /s/  RAY C. ANDERSON                      Director
---------------------------------------------
           Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          INTERFACE ASIA-PACIFIC, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

       /s/  DAVID MILTON                        President, Chief Executive Officer and
---------------------------------------------     Director (Principal Executive Officer)
            David Milton

     /s/  DANIEL T. HENDRIX                     Vice President, Treasurer and Director
---------------------------------------------     (Principal Financial and Accounting Officer)
          Daniel T. Hendrix

     /s/  CHARLES R. EITEL                      Director
---------------------------------------------
          Charles R. Eitel

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          INTERFACE EUROPE, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

       /s/  JOHN H. WALKER                      President and Chief Executive Officer
---------------------------------------------     (Principal Executive Officer)
            John H. Walker

     /s/  DANIEL T. HENDRIX                     Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
          Daniel T. Hendrix

      /s/  RAY C. ANDERSON                      Director
---------------------------------------------
           Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          INTERFACE FLOORING SYSTEMS, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

          /s/  JOHN R. WELLS                    President and Chief Executive Officer
---------------------------------------------     (Principal Executive Officer)
               John R. Wells

        /s/  DANIEL T. HENDRIX                  Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
             Daniel T. Hendrix

         /s/  RAY C. ANDERSON                   Director
---------------------------------------------
              Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          INTERFACE RESEARCH CORPORATION

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

        /s/  C. EDWARD TERRY                    President and Chief Executive Officer
---------------------------------------------     (Principal Executive Officer)
             C. Edward Terry

       /s/  DANIEL T. HENDRIX                   Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
            Daniel T. Hendrix

      /s/  RAY C. ANDERSON                      Director
---------------------------------------------
           Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          PANDEL, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

       /s/  C. EDWARD TERRY                     President
---------------------------------------------     (Principal Executive Officer)
            C. Edward Terry

      /s/  DANIEL T. HENDRIX                    Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
           Daniel T. Hendrix

      /s/  RAY C. ANDERSON                      Director
---------------------------------------------
           Ray C. Anderson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          PRINCE STREET TECHNOLOGIES, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

        /s/  GORDON D. WHITENER                 President and Chief Executive Officer
---------------------------------------------     (Principal Executive Officer)
             Gordon D. Whitener

       /s/  DANIEL T. HENDRIX                   Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
            Daniel T. Hendrix

       /s/  RAY C. ANDERSON                     Director
---------------------------------------------
            Ray C. Anderson

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 19, 1995.

                                          ROCKLAND REACT-RITE, INC.

                                          By:    /s/  DAVID W. PORTER
                                            ------------------------------------
                                                      David W. Porter
                                                       Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Porter his attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 1995.

        /s/  C. EDWARD TERRY                    President
---------------------------------------------     (Principal Executive Officer)
             C. Edward Terry

        /s/  DANIEL T. HENDRIX                  Vice President and Treasurer
---------------------------------------------     (Principal Financial and Accounting Officer)
             Daniel T. Hendrix

         /s/  RAY C. ANDERSON                   Director
---------------------------------------------
              Ray C. Anderson

                                 EXHIBIT INDEX

EXHIBIT                                                                                 SEQUENTIAL
NUMBER                                DESCRIPTION OF EXHIBITS                            PAGE NO.
------       -------------------------------------------------------------------------  ----------
  3.1     -- Articles of Incorporation (composite as of September 8, 1988) (included as Exhibit 3.1 to the Company's annual report on Form 10-K for the year ended January 3, 1993, previously filed with the Commission and incorporated herein by reference).
  3.2     -- Bylaws, as amended (included as Exhibit 3.2 to the Company's quarterly report on Form 10-Q for the quarter ended April 1, 1990, previously filed with the Commission and incorporated herein by reference).
  4.1     -- Indenture dated as of November 15, 1995, among the Company, the
             Guarantors and First Union National Bank of Georgia, as Trustee
             (including form of Exchange Note).
  4.2     -- Purchase Agreement dated as of November 16, 1995 among the Company, the
             Guarantors and the Initial Purchasers.
  4.3     -- Registration Rights Agreement dated as of November 21, 1995 among the
             Company, the Guarantors and the Initial Purchasers.
  4.4     -- Form of Exchange Note (included in Exhibit 4.1).
  5.      -- Opinion of Kilpatrick & Cody.
  8.      -- Tax Opinion of Kilpatrick & Cody.
 12.1     -- Computation of Ratio of Earnings to Fixed Charges.
 23.1     -- Consent of BDO Seidman, LLP (included in Part II).
 23.2     -- Consent of Kilpatrick & Cody (included as part of Exhibits 5 and 8).
 24.      -- Powers of Attorney (see signature pages).
 25.      -- Statement of Eligibility of Trustee under the Trust Indenture Act on Form
             T-1
 99.1     -- Form of Transmittal Letter.
 99.2     -- Form of Notice of Guaranteed Delivery